     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 5, 2001

            (S-4) REGISTRATION NO. 333-      /(S-3) REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
 (WITH RESPECT TO THE 11 1/2% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE JANUARY
                  15, 2004 BEING ISSUED IN THE EXCHANGE OFFER)
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
 (WITH RESPECT TO THE ADDITIONAL 11 1/2% CONVERTIBLE SENIOR SUBORDINATED NOTES
                  DUE JANUARY 15, 2004 BEING OFFERED FOR CASH)
                            ------------------------

                              KOMAG, INCORPORATED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

                        DELAWARE                                                94-2914864
            (STATE OR OTHER JURISDICTION OF                                  (I.R.S. EMPLOYER
             INCORPORATION OR ORGANIZATION)                               IDENTIFICATION NUMBER)

                            1710 AUTOMATION PARKWAY
                           SAN JOSE, CALIFORNIA 95131
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                 THIAN HOO TAN
                            CHIEF EXECUTIVE OFFICER
                              KOMAG, INCORPORATED
                            1710 AUTOMATION PARKWAY
                           SAN JOSE, CALIFORNIA 95131
                                 (408) 576-2000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

                KATHLEEN B. BLOCH, ESQ.                                     ABIGAIL ARMS, ESQ.
            WILSON SONSINI GOODRICH & ROSATI                               SHEARMAN & STERLING
                PROFESSIONAL CORPORATION                              801 PENNSYLVANIA AVENUE, N.W.
                   650 PAGE MILL ROAD                                     WASHINGTON, D.C. 20004
                PALO ALTO, CA 94304-1050                                      (202) 508-8000
                     (650) 493-9300

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

    If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

    If this Form is filed a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
              TITLE OF EACH CLASS                      AMOUNT         PROPOSED MAXIMUM     PROPOSED MAXIMUM        AMOUNT OF
                OF SECURITIES TO                        TO BE          OFFERING PRICE          AGGREGATE         REGISTRATION
                 BE REGISTERED                       REGISTERED           PER UNIT          OFFERING PRICE            FEE
--------------------------------------------------------------------------------------------------------------------------------
11 1/2% Convertible Subordinated Notes due
  2004..........................................    $115,000,000            100%            $34,500,000(1)         $8,625(2)
--------------------------------------------------------------------------------------------------------------------------------
11 1/2% Convertible Subordinated Notes due
  2004(3).......................................     $30,120,500            100%              $30,120,500           $7,530
--------------------------------------------------------------------------------------------------------------------------------
                                                     48,373,500
Common Stock, par value $0.01 per share.........      shares(4)             --(4)                 --                 --(4)
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(f)(1) under the Securities Act of 1933, this amount is the market value as of April 3, 2001 of the maximum amount of 5 3/4% Convertible Subordinate Notes due January 15, 2004 (the "existing notes") that may be received by the Registrant from tendering holders in the exchange offer.

(2) The registration fee has been calculated pursuant to Rule 457(f) under the Securities Act of 1933.

(3) We are registering up to $25 million of exchange notes to be offered for cash to holders of existing notes who participate in the exchange offer and up to $5,120,500 of exchange notes for payment of fees to the dealer manager and to the distribution agent in connection with the exchange offer and the cash offer.

(4) The number of common shares registered herein includes an estimate of shares of common stock issuable upon conversion of the exchange notes registered hereunder. No additional consideration shall be received for the common stock issuable upon conversion of the exchange notes and therefore no registration fee is required pursuant to Rule 457 under the Securities Act.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

      THE INFORMATION IN THIS PROSPECTUS MAY CHANGE. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL SECURITIES, AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES, IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

DATED APRIL 5, 2001

PRELIMINARY PROSPECTUS

                              KOMAG, INCORPORATED
                         ------------------------------

                               EXCHANGE OFFER FOR

     11 1/2% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE JANUARY 15, 2004 FOR
         ITS 5 3/4% CONVERTIBLE SUBORDINATED NOTES DUE JANUARY 15, 2004
                         ------------------------------

     If you elect to participate in the exchange offer, you will receive from us $1,000 principal amount of the 11 1/2% Convertible Senior Subordinated Notes due January 15, 2004 for each $2,000 principal amount of the 5 3/4% Convertible Subordinated Notes due January 15, 2004. If you participate in the exchange offer, you will have the right to participate in the cash offer under which we are offering up to $25.0 million principal amount of additional 11 1/2% Convertible Senior Subordinated Notes due January 15, 2004. This exchange offer is part of a larger debt restructuring by us, and is subject to a number of conditions associated with the debt restructuring. See "The Exchange
Offer -- Conditions For Completion of the Exchange Offer" at page 31,
"Summary -- Our Financing Strategy" at page 1 and "Debt Restructuring Plan" at page 26.

     This exchange offer will expire at 5 p.m., Eastern Standard Time, on , 2001, unless we extend the deadline.

     Our common stock is traded on The Nasdaq National Market under the symbol "KMAG." On April 3, 2001, the last reported sale price from our common stock on The Nasdaq National Market was $.69 per share.

     We are mailing this prospectus and the letter of transmittal on      ,
2001.

                         ------------------------------

     PLEASE SEE THE "RISK FACTORS" SECTION ON PAGE 9 FOR INFORMATION THAT YOU SHOULD CONSIDER BEFORE YOU DECIDE TO PARTICIPATE IN THIS EXCHANGE OFFER OR PURCHASE ADDITIONAL EXCHANGE NOTES.

                         ------------------------------

     We have retained Georgeson Shareholder Communications Inc. as our information agent to assist you in connection with the exchange offer. You may call Georgeson Shareholder Communications Inc., at (800) 223-2064, toll free, to receive additional documents and to ask questions.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         ------------------------------

                   THE DEALER MANAGER FOR THE EXCHANGE OFFER:

                               ROBERTSON STEPHENS

                     THIS PROSPECTUS IS DATED APRIL 5, 2001

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION PROVIDED BY THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THIS PROSPECTUS.

                         ------------------------------

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Summary.....................................................    1
Risk Factors................................................    9
Special Note Regarding Forward Looking Statements...........   22
Use of Proceeds.............................................   23
Price Range of Common Stock.................................   23
Dividend Policy.............................................   23
Capitalization..............................................   24
Selected Consolidated Financial Data........................   25
Debt Restructuring Plan.....................................   26
The Exchange Offer..........................................   28
Cash Offer for Additional Exchange Notes....................   36
Description of Exchange Notes...............................   37
Description of Existing Notes...............................   48
Description of Malaysian Bonds..............................   59
Description of Existing Senior Bank Debt....................   61
Description of Existing Senior Subordinated Note............   64
Description of Capital Stock................................   65
Book-Entry System -- The Depository Trust Company...........   67
United States Federal Income Tax Considerations.............   69
Plan of Distribution........................................   75
Legal Matters...............................................   76
Experts.....................................................   76
Where You Can Find Additional Information...................   76

                         ------------------------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     This prospectus "incorporates by reference" certain reports we file with the Securities and Exchange Commission, which means that we can disclose important information by referring you to these documents. The information incorporated by reference is considered to be a part of this prospectus, and the information that we file later with the Commission will automatically update and supercede this information.

                                    SUMMARY

     This summary does not contain all the information you should consider before exchanging your existing notes for the exchange notes or investing in additional exchange notes. You should read this entire prospectus carefully. Unless otherwise indicated, "we," "us," "our" and similar terms refer to Komag, Incorporated.

                            OUR COMPANY AND STRATEGY

     Komag, Incorporated is the world's largest independent manufacturer of thin-film media, or disks, that are incorporated into disk drives. These drives are used to record, store and retrieve digital information on thin-film disks and are the primary storage devices for digital data. We design, manufacture and market thin-film disks and we are a leading supplier for the industry's disk drive manufacturers. Our thin-film disks are manufactured primarily for 3 1/2 inch disk drives and our products are sold mainly to independent OEM disk drive manufacturers for incorporation into hard disk drives that are marketed under the manufacturers' own labels. Our thin-film disks are incorporated into disk drives in which large amounts of data are stored, including for personal computers, enterprise database applications such as the Internet and communication systems, and emerging consumer applications such as personal video recorders.

     In October 2000, we completed a merger with HMT Technology Corporation, or HMT, another independent manufacturer of thin-film media. We believe the merger will strengthen our combined company by increasing the depth of our technology team, increasing our market share and allowing us to achieve better financial results through a lower overall cost structure.

     We have capitalized and expect to continue to capitalize on our technological strength in thin-film processes and our manufacturing capabilities to achieve and maintain our position as a leading independent supplier to the thin-film media market. For example, we recently demonstrated media capable of storing 63 gigabits per square inch, which we believe is among the highest areal densities in the industry. In the last several years, however, a sharp increase in disk manufacturing capacity, without an offsetting increase in demand for disks, has resulted in decreasing average disk selling prices and substantial consolidation in our industry. In order to strengthen our business in this environment, we believe that we must continue to deliver technologically-innovative products while reducing our manufacturing costs.

     Our manufacturing activities are primarily located in Penang and Sarawak, Malaysia. Currently, we also have manufacturing facilities located in Fremont and Santa Rosa, California and in Eugene, Oregon. We believe that we can achieve lower costs than other disk manufacturers by fully utilizing our Malaysian manufacturing facilities. To this end, we are in the process of consolidating all of our manufacturing operations in Malaysia and we anticipate completing this consolidation by the end of June 2001. Our corporate headquarters and research and development efforts will be consolidated in San Jose and Santa Rosa, California.

     We were incorporated in Delaware in 1983. Our principal office is located at 1710 Automation Parkway, San Jose, California 95131, and our telephone number is (408) 576-2000. Our world wide web address is http://www.komag.com. Information on our web site does not constitute part of this prospectus.

                             OUR FINANCING STRATEGY

     As of April 3, 2001, we had in excess of $478.0 million of debt outstanding. Of this amount, $209.2 million is unsecured senior bank debt that matures on June 30, 2001. We believe we must reduce our debt to remain competitive given current industry economics and market conditions. As a result, our board of directors has adopted a five-point strategy to restructure substantially all of our existing debt and thus enable us to return to profitability.

     As of April 3, 2001, the outstanding principal amount of our debt consisted of the following:

     - $209.2 million of unsecured senior bank debt that matures on June 30, 2001;

     - an unsecured $30.1 million promissory note due April 8, 2002, issued to Western Digital Corporation, and referred to as our "senior subordinated note." This senior subordinated note is subordinated to the senior bank debt, ranks equally with the $9.3 million convertible subordinated debt, and is senior to all other debt;

     - $9.3 million in convertible subordinated debt that matures in February, 2005. This convertible subordinated debt is subordinated to the senior bank debt, ranks equally with the senior subordinated note, and is senior to all other debt; and

     - $230.0 million principal amount of convertible subordinated notes that we assumed following our merger with HMT, which mature on January 15, 2004. These existing notes are subordinated to all of our other debt and are referred to as the "existing notes."

     We are negotiating with the holders of our senior bank debt to refinance the senior bank debt. We are also undertaking a series of actions to restructure both our senior subordinated note and the existing notes. We anticipate that the $9.3 million in convertible subordinated debt will remain outstanding following the restructuring. Our five-point strategy to restructure our debt is as follows:

     - Through our Malaysian subsidiary, we plan to issue bonds denominated in Malaysian ringgit in an amount equivalent to $100.0 million. These bonds will be underwritten by Commerce International Merchant Bankers Berhad, a Malaysian bank, and will be secured by some of the assets of our Malaysian subsidiary. The Malaysian bonds will mature in 2009.

     - We have offered to the holders of the senior bank debt $90.0 million in
       cash plus $     million of exchange notes as full payment for the $209.2
       million in senior bank debt.

     - We intend to offer Western Digital Corporation, the holder of our senior
       subordinated note, $     million in exchange notes as full payment for
       the $30.1 million senior subordinated note.

     - We are exchanging our existing notes for $115.0 million of exchange notes pursuant to the exchange offer described in this prospectus.

     - Finally, we plan to raise up to $25.0 million through the offering of additional exchange notes to holders of existing notes who participate in the exchange offer. We refer to this as the "cash offer." We do not anticipate using the proceeds of the cash offer to pay down additional debt.

     The exchange notes that will be issued to the holders of our senior bank debt and to Western Digital will be issued pursuant to the indenture governing the exchange notes being offered pursuant to the exchange offer. They will be fungible with the exchange notes being offered pursuant to the exchange offer and the cash offer.

     The exchange offer is conditional upon the completion of the Malaysian bond offering and acceptance by the holders of our senior bank debt of cash and exchange notes as full payment for the senior bank debt, as described above.

     If we complete the refinancing of the senior bank debt and the senior subordinated note and this exchange offer, we will significantly reduce our outstanding debt, extend the term of a significant portion of our debt and improve our capital structure. Further, the additional capital that we may raise through the cash offer will strengthen our balance sheet and help us to return to profitability.

     Please read "Debt Restructuring Plan" at page 26, "Exchange Offer" at page 28, "Description of Exchange Notes" at page 37, "Description of Existing Notes" at page 48, "Description of Malaysian Bonds" at page 59, "Description of Existing Senior Bank Debt" at page 61 and "Description of Existing Senior Subordinated Note" at page 64, for a detailed discussion of our existing debt and our proposal to refinance our existing debt.

     In addition, you should also carefully review the matters described under
"Risk Factors" at page   , to understand the risks affecting our business and
our ability to successfully complete the exchange offer, raise additional money and refinance our debt.

                          TERMS OF THE EXCHANGE OFFER

     We have summarized the terms of the exchange offer in this section. Before you decide whether to tender your existing notes in this offer, you should read the detailed description of the offer under "The Exchange Offer" and of the exchange notes under "Description of Exchange Notes" for further information.

TERMS OF THE EXCHANGE
OFFER......................  We are offering up to $115.0 million aggregate principal amount of new 11 1/2% Convertible
                             Subordinated Notes due January 15, 2004, or exchange notes, for up to $230.0 million aggregate principal amount of 5 3/4% Convertible Subordinated Notes due January 15, 2004, or existing notes. We are offering to exchange $1,000 principal amount of exchange notes for each $2,000 principal amount of existing notes. You may tender all, some or none of your existing notes. We may pay interest on the exchange notes with shares of our common stock, par value $0.01 per share, or in cash, solely at our option.

CONVERSION PRICE...........  The exchange notes will be convertible at any time prior to maturity at a conversion price of $3.00 per share, subject to adjustment.

EXPIRATION DATE; EXTENSION;
  TERMINATION..............  The exchange offer and withdrawal rights will expire at 5 p.m., Eastern Standard Time, on
                                         , 2001, or any subsequent date to which
                             we extend it. We may extend the expiration date for any reason. In the case of any extension, we will issue a press release or other public announcement no later than 9:00 a.m., Eastern Standard Time, on the next business day after the previously scheduled expiration date. You must tender your existing notes prior to this date if you wish to participate in the offer. We have the right to:

                                  - extend the expiration date of the exchange
                                    offer and retain all tendered existing
                                    notes, subject to your right to withdraw your tendered notes, or

                                  - waive any condition or otherwise amend the
                                    terms of the exchange offer in any respect, other than the condition that the registration statement be declared effective.

CONDITIONS TO THE EXCHANGE
OFFER......................  We will not accept existing notes for exchange notes and may terminate or not complete the
                             exchange offer if the registration statement
                             covering the exchange offer is not effective under the Securities Act. In addition, the exchange offer is conditional upon the issuance of Malaysian bonds in the principal amount of $100.0 million equivalent and agreement by all of our senior bank debt holders to accept the $90.0 million cash and
                             $     million of exchange notes as full payment for
                             the senior bank debt. The offer also is subject to customary conditions, which we may waive. See "The Exchange Offer -- Conditions for completion of the
                             exchange offer" at page   .

WITHDRAWAL RIGHTS..........  You may withdraw a tender of your existing notes at any time before the exchange offer expires by delivering a written notice of withdrawal to Wells Fargo Bank Minnesota, N.A., the exchange agent, before the expiration date. If you change your mind, you may retender your existing notes by again following the exchange offer procedures before the exchange offer expires.

PROCEDURES FOR TENDERING
  EXISTING NOTES...........  If you hold existing notes through a broker, dealer, commercial bank, trust company or other nominee, you should contact that person promptly if you wish to tender your existing notes. Tenders of your existing notes will be effected by book-entry transfers through The Depository Trust Company.

                             If you hold your existing notes through a broker, dealer, commercial bank, trust company or other nominee, you also may comply with the procedures for guaranteed delivery.

                             Please do not send letters of transmittal to us. You should send those letters to Wells Fargo Bank Minnesota, N.A., the exchange agent. The exchange agent can answer your questions regarding how to tender your existing notes.

INTEREST...................  Interest on the exchange notes will be payable in cash or, at our option, in common stock at a rate of 11 1/2% per year, payable on January 15 and July 15 of each year. If we elect to pay interest in Komag common stock, the shares of Komag common stock will be valued at 90% of the average of the closing prices for the five trading days immediately preceding the second trading day prior to the interest payment date.

EXCHANGE AGENT.............  Wells Fargo Bank Minnesota, N.A.

INFORMATION AGENT..........  Georgeson Shareholder Communications, Inc.
                             For information regarding the exchange offer, please call toll free (800) 223-2064; collect (212) 440-9800.

DEALER MANAGER.............  Robertson Stephens.

RISK FACTORS...............  You should consider carefully the matters described under "Risk Factors" at page 9, as well as other information set forth in this prospectus and in the letter of transmittal.

DECIDING WHETHER TO
PARTICIPATE IN THE EXCHANGE
  OFFER....................  Neither we nor our officers or directors make any recommendation as to whether you should tender or refrain from tendering all or any portion of your existing notes in the exchange offer. Further, we have not authorized anyone to make any such recommendation. You must make your own decision whether to tender your existing notes in the exchange offer and, if so, the aggregate amount of existing notes to tender after reading this prospectus and the letter of transmittal and consulting with your advisers, if any, based on your own financial position and requirements.

CONSEQUENCES OF NOT
EXCHANGING EXISTING
  NOTES....................  If you do not exchange your existing notes in the exchange offer, your existing notes will be subordinate to the exchange notes. Further, the liquidity and trading market for the existing notes not tendered in the exchange could be adversely affected to the extent existing notes are tendered and accepted in the exchange offer.

CASH OFFER.................  If you tender some or all of your existing notes in the exchange offer, you may purchase additional exchange notes in the cash offer described below.

TAX CONSEQUENCES...........  Please see the "United States Federal Income Tax
                             Considerations" at page 70.

RATIO OF EARNINGS TO FIXED
  CHARGES..................  Our ratio of earnings to fixed charges for 1996 was
                             35.3; the ratio for recent years is not meaningful.

                                   CASH OFFER

CASH OFFER FOR ADDITIONAL
  EXCHANGE NOTES...........  We are offering up to $25.0 million in aggregate principal amount of additional exchange notes for cash. The discussion under the heading "Cash Offer For Additional Exchange Notes" at page 36 provides further information regarding the cash offer.

USE OF PROCEEDS............  The proceeds from the sale of additional exchange notes will be used by us for general corporate purposes.

PLACEMENT AGENT............  Robertson Stephens, Inc.

                                  OUR ADDRESS

OUR MAILING ADDRESS........  Komag, Incorporated 1710 Automation Parkway San
                             Jose, California 95131.

                COMPARISON OF EXCHANGE NOTES AND EXISTING NOTES

     The following is a brief summary of the terms of the exchange notes and the existing notes. For a more complete description of the exchange notes, see
"Description of Exchange Notes" at page   .

                                            EXCHANGE NOTES                              EXISTING NOTES
                                            --------------                              --------------
SECURITIES..................  $115.0 million aggregate principal amount   $230.0 million aggregate principal amount
                              of 11 1/2% Convertible Subordinated Notes   of 5 3/4% Convertible Subordinated Notes
                              due January 15, 2004.                       due January 15, 2004.
ISSUER......................  Komag, Incorporated.                        Komag, Incorporated (assumed from the
                                                                          original issuer, HMT Technology
                                                                          Corporation).
MATURITY....................  January 15, 2004.                           January 15, 2004.
INTEREST....................  Interest on the exchange notes will be      Interest on the existing notes is payable
                              payable in cash or, at our option, in       in cash at a rate of 5 3/4% per year,
                              common stock at a rate of 11 1/2% per       payable on January 15 and July 15 of each
                              year, payable on January 15 and July 15 of  year.
                              each year. If we elect to pay interest in
                              common stock, the shares of common stock
                              will be valued at 90% of the average of
                              the closing prices for the five trading
                              days immediately preceding the second
                              trading day prior to the interest payment
                              date.
CONVERSION:
  GENERAL...................  The exchange notes will be convertible at   The existing notes are convertible at any
                              any time prior to the maturity at a         time prior to the maturity at a conversion
                              conversion price of $3.00 per share,        price of $26.12 per share, subject to
                              subject to adjustment.                      adjustment.
  AUTO-CONVERSION...........  We may elect to automatically convert the   None.
                              exchange notes on or prior to January 15,
                              2004 if the closing price for our common
                              stock price has exceeded 200% of the
                              conversion price for at least 20 trading
                              days during a consecutive 30-day trading
                              period ending within five trading days
                              prior to the notice of automatic
                              conversion. If the automatic conversion
                              occurs on or prior to the second
                              anniversary date of the issuance of the
                              exchange notes, we will pay additional
                              interest in cash or, at our option, in
                              common stock, on converted exchange notes
                              equal to two years worth of interest, less
                              any interest actually paid prior to the
                              date of the automatic conversion. If we
                              elect to pay the additional interest in
                              common stock, the shares of common stock
                              will be valued at 90% of the average of
                              the

                                            EXCHANGE NOTES                              EXISTING NOTES
                                            --------------                              --------------
                              closing prices for the five trading days
                              immediately preceding the second trading
                              date prior to the conversion date. If you
                              elect to redeem your exchange notes on an
                              automatic conversion, you will receive the
                              redemption price plus accrued interest. We
                              will specify in the automatic conversion
                              notice whether we will pay the additional
                              interest in cash or common stock or some
                              combination thereof.
PAYMENT OF ADDITIONAL
  INTEREST UPON VOLUNTARY
  CONVERSION................  If you elect to convert your exchange       None.
                              notes at any time on or prior to the
                              second anniversary date of the initial
                              issuance of the exchange notes, you will
                              receive a payment of additional interest
                              upon conversion so long as we have not
                              previously mailed an automatic conversion
                              notice to holders. We will pay additional
                              interest upon conversion equal to two
                              years of interest, less any interest
                              actually paid on the notes prior to the
                              conversion, payable in cash or, at our
                              option, in common stock, valued at the
                              conversion price.
RANKING.....................  The exchange notes will be subordinated to  The existing notes are subordinated to all
                              all of our senior debt and will be senior   of our senior debt. As of April 3, 2001,
                              in right of payment to our existing notes.  our senior debt with respect to the
                              If we complete our proposed refinancing     existing notes consisted of approximately
                              including issuing the Malaysian bonds and   $209.2 million of senior bank debt, a
                              restructuring our senior bank debt and      $30.1 million senior subordinated note and
                              senior subordinated note, the amount of     $9.3 million of other convertible
                              our senior debt will be approximately $9.3  subordinated debt. The existing notes are
                              million. The exchange notes will also be    also effectively subordinated to all
                              effectively subordinated to all             indebtedness and other liabilities of our
                              indebtedness and other liabilities of our   subsidiaries, including any Malaysian
                              subsidiaries, including the Malaysian       bonds issued in connection with the debt
                              bonds issued in connection with the debt    restructuring and any trade payables, but
                              restructuring and any trade payables but    excluding inter-company liabilities.
                              excluding inter-company liabilities.
OPTIONAL REDEMPTION.........  We may redeem the exchange notes on or      We may redeem the existing notes at any
                              after the second anniversary of the         time, in whole or in part, on not less
                              issuance of the exchange notes, in whole    than 15 but no more than 60 days notice,
                              or in part, on not less than 15 but no      at the redemption prices set forth in this
                              more than 60 days notice, at the            prospectus, plus accrued and unpaid
                              redemption prices set forth in this         interest, if any, to the

                                            EXCHANGE NOTES                              EXISTING NOTES
                                            --------------                              --------------
                              prospectus, plus accrued and unpaid         redemption date.
                              interest, if any, to the redemption date.
REPURCHASE AT OPTION OF
  HOLDERS...................  Same as the existing notes.                 You may require us to repurchase all or
                                                                          part of your existing notes upon a
                                                                          designated event at a purchase price equal
                                                                          to 101% of the outstanding principal
                                                                          amount of the existing notes being
                                                                          repurchased, plus any accrued and unpaid
                                                                          interest to the designated event payment
                                                                          date.
LISTING.....................  The exchange notes will trade in the        The existing notes trade on the Nasdaq
                              over-the-counter market.                    Small Cap Exchange under the symbol
                                                                          "HMTTG." The existing notes also trade in
                                                                          the over-the-counter market.

                                  RISK FACTORS

     You should carefully consider the risks described below before you decide to exchange your existing notes for exchange notes or buy for cash additional exchange notes. The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also impair our business operations.

     If any of the following risks actually occur, they could materially adversely affect our business, financial condition or operating results. In that case, the trading price of our common stock, the exchange notes and the existing notes could decline.

RISKS RELATED TO THE EXCHANGE OFFER AND OUR COMMON STOCK

IF WE DO NOT REFINANCE OUR EXISTING DEBT, WE MAY NOT BE ABLE TO SUCCESSFULLY IMPLEMENT THE FINANCIAL STRATEGY NECESSARY TO RETURN US TO PROFITABLE OPERATIONS.

     We may not be able to successfully refinance our existing debt. Our ability to refinance our debt will depend substantially on our ability to complete the following transactions:

     - completing the offering of Malaysian bonds;

     - obtaining the consent of the holders of our existing senior bank debt to accept a partial payment of cash and exchange notes as full payment for the senior bank debt;

     - completing the restructuring of the senior subordinated note; and

     - completing the exchange offer for the existing notes.

     If we are not successful in our offering of Malaysian bonds, we will not be able to repay a portion of the senior bank debt. We are currently negotiating with the holders of the senior bank debt. If we do not reach an agreement with all of our senior bank debt holders, we will not be able to implement our plan to refinance our existing senior bank debt. If our senior bank debt holders do not agree to accept a partial repayment and exchange notes as full payment for the senior bank debt, the $209.2 million principal amount of our senior bank debt will become due on June 30, 2001 and we will not have sufficient funds to repay it. As a result, under the terms of the loan restructure agreement for the senior bank debt and the subordination provisions of the indenture for the existing notes, we would not be able to pay interest on the existing notes when it becomes due on July 15, 2001. We would then be in default under the existing notes, and the holders could accelerate the outstanding principal on the existing notes. In addition, we would then be in default under our other existing debt. If this were to occur, we would be further unable to meet our obligations as they become due.

     Further, unless we have a sufficient percentage of participation in the exchange offer, we will not be able to adequately reduce our level of outstanding debt.

IF OUR FINANCIAL CONDITION DOES NOT IMPROVE SUBSTANTIALLY, WE MAY HAVE TO SEEK RELIEF UNDER CHAPTER 11 OF THE BANKRUPTCY CODE OR MAY BE FORCED INTO BANKRUPTCY PROCEEDINGS.

     If our financial condition continues to deteriorate and we are unable to restructure our indebtedness, reduce our losses and obtain additional financing, we may be forced to seek relief under Chapter 11 of the Bankruptcy Code or may be forced into bankruptcy. Chapter 11 would permit us to remain in control of our business, protected by a stay of all creditor action, while we attempt to negotiate and confirm a plan of reorganization with our creditors. If we commenced a case under Chapter 11, we would expect deterioration in our customer relationships, a reduction in orders, the loss of suppliers and an erosion of employee morale. We may be unsuccessful in our attempts to confirm a plan of reorganization with our creditors. Many Chapter 11 cases are unsuccessful and virtually all involve substantial expense and damage to the business. If we sought relief under Chapter 11 and were unsuccessful in obtaining confirmation of a plan of reorganization, our assets would be liquidated. In addition, the fact that our assets are located in Malaysia may make it more difficult to distribute our assets upon liquidation.

     In a bankruptcy case, holders of our senior bank debt, the senior subordinated note and the $9.3 million in convertible subordinated debt will be entitled to receive full payment on their claims before the holders of the exchange notes and the existing notes receive any payment. While we have not performed a liquidation analysis, we believe that in a bankruptcy liquidation the holders of our subordinated debt would recover a relatively small percentage of their notes or may not receive anything. While the exchange notes would be senior to the existing notes and entitled to payment in full prior to payment of the existing notes, both the exchange notes and any existing notes not tendered in the exchange would be subordinate to the prior right of payment of our senior bank debt, the senior subordinated note and the $9.3 million in convertible subordinated debt.

WE HAVE A LARGE AMOUNT OF DEBT WHICH COULD NEGATIVELY IMPACT HOLDERS OF EXCHANGE NOTES, AND OUR ABILITY TO MEET OUR DEBT PAYMENT OBLIGATIONS DEPENDS UPON OUR FUTURE OPERATING PERFORMANCE AND CASH FLOWS.

     We incurred net losses of $68.1 million in fiscal 2000 and $283.0 million in fiscal 1999. We will incur losses in the first quarter of fiscal year 2001 and these losses could continue. If we are unable to refinance and reduce the level of our existing debt, we may not be able to make payments on our existing debt when the debt becomes due. As of April 11, 2001, we will have outstanding debt in the principal amount of approximately $478.6 million, of which approximately $248.6 million will be senior to the existing notes. Of this debt, $209.2 million will mature on June 30, 2001. If we successfully complete the refinancing of our senior bank debt and the senior subordinated note and the exchange offer, approximately $9.3 million in convertible subordinated debt will be senior to the exchange notes as will be the $100.0 million of Malaysian bonds.

     We may not be able to make payments on our debt even after the reduction of our debt levels following the restructuring of our debt and the exchange offer. Assuming the completion of our debt restructuring, our ability to make scheduled debt payments even at the reduced levels will depend on our future operating performance and cash flow. Our operating performance and cash flow, in part, are subject to economic factors beyond our control, including prevailing interest rates. We may not be able to generate enough cash flow to meet our obligations and commitments even after successfully refinancing our senior bank debt, and the senior subordinated note and the exchange offer, including obligations to make payments on any existing notes not tendered during the exchange offer. If we cannot generate sufficient cash flow from operations to service our debt, we may need to further refinance our debt, dispose of assets, or issue equity to obtain the necessary funds. We do not know whether we will be able to refinance our debt, issue equity, or dispose of assets to raise funds on a timely basis or on terms satisfactory to us. In addition, the terms under our new Malaysian bonds may restrict our ability to transfer cash to the United States. If our financial condition continues to deteriorate, we are unable to reduce our losses or obtain additional financing or we are unable to further refinance our debt, raise funds through asset sales, sales of equity or otherwise, our ability to pay principal and interest in cash on the exchange notes would be harmed.

     Our large amount of debt could negatively impact holders of the exchange notes in many ways, including:

     - reducing funds available to support our business operations and for other corporate purposes because portions of our cash flow from operations must be dedicated to the payment of principal and interest on our debt;

     - impairing our ability to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate purposes;

     - increasing vulnerability to increases in interest rates;

     - reducing financial flexibility because our debt under the Malaysian bonds would be secured by certain assets of our Malaysian subsidiary. The assets of our Malaysian subsidiary constitute most of our tangible assets;

     - placing us at a competitive disadvantage because we may be substantially more leveraged than certain of our competitors;

     - hindering our ability to adjust rapidly to changing market conditions;
       and

     - making us more vulnerable to a downturn in general economic conditions or in our business.

THE EXCHANGE NOTES ARE SUBORDINATED TO OUR SENIOR DEBT, WHICH WILL DIRECTLY AFFECT OUR ABILITY TO MAKE PAYMENTS UNDER THE EXCHANGE NOTES.

     The exchange notes will be unsecured and subordinated in right of payment to senior debt under the indenture for the exchange notes. The exchange notes are also senior to the existing notes. As a result of such subordination, in the event of (1) our liquidation or insolvency, (2) a payment default with respect to senior debt, (3) a covenant default with respect to designated senior debt or
(4) acceleration of the exchange notes due to an event of default, our assets will be available to pay obligations on the exchange notes only after all senior debt has been paid in full. There may not be sufficient assets remaining to pay amounts due on any or all of the exchange notes then outstanding. Neither we nor our subsidiaries are prohibited under the exchange note indenture from incurring debt.

OUR CORPORATE STRUCTURE RESULTS IN SUBSTANTIAL STRUCTURAL SUBORDINATION THAT MAY AFFECT OUR ABILITY TO MAKE PAYMENTS ON THE EXCHANGE NOTES.

     The exchange notes are effectively subordinated to all indebtedness and other liabilities of our subsidiaries, including trade payables but excluding inter-company liabilities. In addition, although the exchange notes will be senior to the existing notes, both the exchange notes and any existing notes not tendered in the exchange will be effectively subordinated to the Malaysian bonds.

     The exchange notes are exclusively our obligations. Substantially all of our operations are conducted through our subsidiaries. As a result, our cash flow and our ability to service debt, including the exchange notes, is dependent upon the earnings of our subsidiaries. In addition, we depend on the distribution of our subsidiaries' earnings, loans and other payments by our subsidiaries to us. The terms of our new Malaysian bonds may restrict our ability to transfer cash to the United States.

     Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to pay any amounts due on the exchange notes or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries will also be contingent upon our subsidiaries' earnings and business considerations.

THE MARKET PRICE OF OUR COMMON STOCK HAS BEEN DEPRESSED, AND MAY DECLINE
FURTHER.

     The market price of our common stock has been depressed in response to actual and anticipated quarterly variations in:

     - our operating results;

     - macroeconomic conditions;

     - changes in demand for computers and data storage;

     - our ability to integrate the business of the former HMT operations into Komag;

     - perceptions of the disk drive industry's relative strength or weakness;

     - developments in our relationships with our customers and/or suppliers;

     - announcements of alliances, mergers or other relationships by or between our competitors and/or customers;

     - announcements of technological innovations or new products by us or our competitors;

     - the success or failure of new product qualifications in programs with certain manufacturers; and

     - developments related to patents or other intellectual property rights.

     We expect this volatility to continue in the future. In addition any shortfall or changes in our revenue, gross margins, earnings or other financial results could cause the price of our common stock to fluctuate significantly. In recent years, the stock market in general has experienced extreme price and volume fluctuations which have particularly affected the market price of many technology companies and which may be unrelated to the operating performance of those companies. These broad market fluctuations may adversely affect the market price of our common stock. Volatility in the price of stocks of companies in the hard disk drive industry has been particularly high. From the second quarter of 1997 through December 31, 2000, the price of our stock fell to a low of $0.625 from a high of $35.13.

     The market price of our common stock may decline further if we are unable to restructure our existing debt or pay principal and interest under our debt when due.

     Recovery of our stock price depends on our ability to restructure our debt, a correction in the industry supply and demand imbalance, and our ability to achieve on industry-mandated technology, cost and yields targets.

IF OUR SECURITIES ARE DELISTED, THE TRADING MARKET AND PRICE OF OUR SECURITIES WOULD BE HARMED.

     The trading of our common stock on the Nasdaq National Market System is conditioned upon our meeting certain asset, revenues and stock price tests. At times, we have not met the minimum price per share test. If we fail any of these tests for a specified period of time, our common stock may be delisted from trading on the Nasdaq System, which could materially adversely affect the trading market and price for our common stock and the exchange notes. In addition, low-priced stocks are subject to additional risks, including additional state regulatory requirements and the potential loss of effective trading markets.

IF AN ACTIVE MARKET FOR THE EXCHANGE NOTES FAILS TO DEVELOP, THE TRADING PRICE AND LIQUIDITY OF THE EXCHANGE NOTES COULD BE MATERIALLY ADVERSELY AFFECTED.

     Prior to the offering there has been no trading market for the exchange notes. Robertson Stephens has advised us that it currently intends to make a market in the exchange notes. The liquidity of the trading market for the exchange notes will depend in part on the level of participation of the holders of existing notes in the exchange offer. The greater the participation in the exchange offer, the greater the liquidity of the trading market for the exchange notes and the lesser the liquidity of the trading market for the existing notes not tendered during the exchange offer. Robertson Stephens, however, is not obligated to make a market and may discontinue its market-making activity at any time without notice. In addition, market making activity by Robertson Stephens will be subject to the limits imposed by the Securities Act and the Exchange Act. As a result, we cannot assure you that any market for the exchange notes will develop or, if one does develop, that it will be maintained. If an active market for the exchange notes fails to develop, or be sustained, the trading price and liquidity of the exchange notes could be materially adversely affected.

BECAUSE THE MALAYSIAN BONDS WILL BE PAYABLE IN MALAYSIAN RINGGIT, WE WILL BE SUBJECT TO FOREIGN CURRENCY RISKS.

     If we restructure our existing debt, the Malaysian bonds will comprise a substantial portion of our debt. Although the Malaysian bonds will be payable in Malaysian ringgit, our revenues are generally denominated in U.S. dollars and the U.S. dollar is our functional currency. If the value of the Malaysian ringgit increases in relation to the U.S. dollar, the U.S. dollar equivalent of the principal amount we would have to pay under the Malaysian bonds would, in effect, increase.

     The Malaysian ringgit is not currently traded in the international currency exchange markets, and is therefore considered an illiquid currency. Hedging or other foreign exchange contracts that would insure that we would be able to lock in an exchange rate or to obtain the Malaysian ringgit necessary to pay our obligations under the Malaysian bonds may be expensive or unavailable.

WE EXPECT THE TRADING PRICE OF THE EXCHANGE NOTES AND THE UNDERLYING COMMON STOCK TO BE HIGHLY VOLATILE, WHICH COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR EXCHANGE NOTES AND UNDERLYING COMMON STOCK.

     The trading price of the exchange notes and the underlying common stock will fluctuate in response to variations in:

     - our operating results;

     - announcements by us or our competitors of technological innovations or new products;

     - qualifications of volume shipment programs from major customers;

     - general conditions in the disk drive and computer industries; and

     - general economic and market conditions.

     In addition, stock markets have experienced extreme price volatility in recent years, particularly for high technology companies. In the past, our common stock has experienced volatility not necessarily related to announcements of our financial performance. Broad market fluctuations may also adversely affect the market price of our exchange notes and underlying common stock.

IN THE EVENT OF A CHANGE IN CONTROL AFTER THE EXPIRATION DATE, HOLDERS OF THE EXCHANGE NOTES WILL RECEIVE SUBSTANTIALLY LESS THAN HOLDERS OF EXISTING NOTES TO THE EXTENT THAT A HOLDER ELECTS TO EXERCISE HIS OR HER REPURCHASE RIGHT.

     In the event that there is a change in control prior to the expiration date of the exchange offer, holders of existing notes would have the right to receive, to the extent they elected to exercise their repurchase right, $232.3 million in aggregate principal amount as a result of the change in control. In the event that there is a change in control after the expiration date of the exchange offer and 100% of the holders of the existing notes tendered in the exchange, holders of the exchange notes would have the right to receive, to the extent they elected to exercise their repurchase right, $116.2 million as a result of the change in control.

WE MAY NOT HAVE THE FINANCIAL RESOURCES TO REPURCHASE THE EXCHANGE NOTES IN THE EVENT OF A CHANGE OF CONTROL.

     We may be unable to repurchase the exchange notes in the event of a change in control. Upon a change in control, you may require us to repurchase all or a portion of your exchange notes. If a change in control were to occur, we may not have enough funds to pay the repurchase price for all tendered exchange notes. The terms of our senior debt may prohibit the repurchase of exchange notes for cash. Any future credit agreements or other debt agreements may contain similar provisions, or expressly prohibit the repurchase of the exchange notes upon a change in control or may provide that a change in control constitutes an event of default under that agreement. If a change in control occurs at a time when we are prohibited from repurchasing the exchange notes, we could seek the consent of our lenders to repurchase the exchange notes or could attempt to refinance the debt agreements. If we do not obtain consent, we could not repurchase the exchange notes. Our failure to repurchase the exchange notes would constitute an event of default under the exchange note indenture, which might constitute an event of default under the terms of our other debt. Our obligation to offer to repurchase the exchange notes upon a change of control would not necessarily afford you protection in the event of a highly leveraged transaction, reorganization, merger or similar transaction.

IF WE AUTOMATICALLY CONVERT THE EXCHANGE NOTES, YOU SHOULD BE AWARE THAT THERE IS A SUBSTANTIAL RISK THAT THE PRICE OF OUR COMMON STOCK COULD FLUCTUATE FROM THE DATE WE ELECT TO AUTOMATICALLY CONVERT TO THE CONVERSION DATE.

     We may elect to automatically convert the exchange notes on or prior to maturity if our common stock price has exceeded 200% of the conversion price for at least 20 trading days during a consecutive 30-day trading period ending within five trading days prior to the notice of automatic conversion. You should be aware that there is a substantial risk that the price of our common stock could fluctuate between the time when we may first elect to automatically convert the exchange notes and the automatic conversion date. This time period may extend from 15 to 30 calendar days from the time we elect to automatically convert the exchange note until the automatic conversion date.

RISKS RELATED TO OUR BUSINESS

CONCERNS FROM CURRENT AND PROSPECTIVE CUSTOMERS, SUPPLIERS, EMPLOYEES, AND LENDERS ABOUT THE GOING-CONCERN EXPLANATORY PARAGRAPH IN OUR AUDIT REPORT COULD DETRIMENTALLY AFFECT OUR OPERATING RESULTS AND FINANCIAL CONDITION.

     Our independent auditors have included a going-concern explanatory paragraph for our fiscal year ended December 31, 2000. This emphasis paragraph represents our auditor's conclusion that there is substantial doubt as to our ability to continue as a going-concern for a reasonable time. If we are unable to raise additional funds or restructure our debt, our auditors may not remove the explanatory paragraph from their opinion, and any of the following may occur:

     - our customer relationships and orders with our customers could deteriorate;

     - suppliers could reduce their willingness to extend credit;

     - employee attrition could increase; and/or

     - new lenders could be unwilling to refinance our bank debt.

RECENT TRENDS IN GLOBAL PERSONAL COMPUTER DEMAND AND THE IMPACT OF THESE FLUCTUATIONS ON DISK DRIVE DEMAND MAY ADVERSELY AFFECT OUR OPERATING RESULTS.

     Trend Focus estimates that 74% of the disks consumed during 2000 were incorporated into disk drives for the desktop personal computer market. Because of this concentration in a single market, our business is tightly linked to the success of the personal computer market. Historically, demand for personal computers has been seasonal and cyclical. During the first quarter of 2001, personal computer manufacturers generally announced lower expectations for sales. Due to the high fixed costs of our business, fluctuations in demand resulting from this seasonality and cyclicality can lead to disproportionate changes in the results of our operations. If cancellations or reductions in demand for our products occur in the future, our business, financial condition and results of operations could be seriously harmed.

DELAYS AND CANCELLATIONS OF OUR CUSTOMER ORDERS MAY CAUSE US TO UNDER-UTILIZE OUR PRODUCTION CAPACITY, WHICH COULD SIGNIFICANTLY REDUCE OUR GROSS MARGINS AND RESULT IN SIGNIFICANT LOSSES.

     Our business has a large amount of fixed costs, as we are highly capital-intensive. If there is a decrease in demand for our products, our production capacity could be under-utilized, and, as a result, we may experience:

     - equipment write-offs;

     - restructuring charges;

     - reduced average selling prices;

     - increased unit costs; and

     - employee layoffs.

WE MAY NOT BE ABLE TO ATTRACT AND RETAIN KEY PERSONNEL.

     Our future success depends on the continued service of our executive officers, our highly skilled research, development and engineering team, manufacturing team and other key administrative, sales and marketing and support personnel. Competition for skilled personnel is intense. In particular, our financial performance has increased the difficulty of attracting and retaining skilled scientists and other knowledge workers. In our headquarters location in the Silicon Valley, there are numerous employment opportunities for high-caliber employees. As a result, we have experienced higher rates of turnover in the last year than at other times in our history, and we may not be able to attract, assimilate, or retain highly qualified personnel to maintain the capabilities that are necessary to compete effectively. If we are unable to retain existing or hire key personnel, our business, financial condition and operating results could be harmed.

IF WE DO NOT SUCCESSFULLY INTEGRATE THE TECHNOLOGIES, BUSINESS AND EMPLOYEES OF HMT, OUR BUSINESS AND FINANCIAL CONDITION WILL SUFFER.

     We completed our merger with HMT on October 2, 2000. We must take a number of steps in order to fully integrate the two companies and realize the benefits and synergies from the merger. Key steps include:

     - integrating the operations of the two companies;

     - retaining and assimilating the key personnel of each company;

     - integrating HMT's process and equipment into our existing Malaysian factories;

     - retaining the existing customers and strategic partners of each company; and

     - maintaining uniform standards, controls, procedures and policies.

     The successful execution of these post-merger events involves considerable risk and may not be successful. These risks include:

     - potential disruption of the combined company's ongoing business and distraction of its management;

     - unanticipated expenses related to technology integration;

     - unanticipated expenses related to relocating HMT manufacturing equipment and the closure of certain facilities;

     - availability of cash to pay for integration related efforts;

     - impairment of relationships with employees, customers, suppliers and strategic partners as a result of any integration of new management personnel; and

     - potential unknown liabilities.

OUR FUTURE EARNINGS MAY BE REDUCED BECAUSE OF THE MERGER WITH HMT.

     The merger has been treated as a purchase for accounting purposes. This creates expenses in our future statement of operations that we would not have otherwise incurred, which could have a material adverse effect on the market price of our common stock. We incurred direct transaction costs of approximately $9 million in connection with the merger. Under current purchase accounting rules, we have recorded, and will continue to amortize, intangible assets totaling $109.6 million related to patents, existing technology, assembled workforce and goodwill in connection with the merger. This amortization will reduce earnings over seven years.

     We also expect that interest accretion on the existing notes of approximately $42.5 million per year will reduce our future earnings through January 2004. If the benefits of the merger do not exceed the costs associated with the merger, including the dilution to our stockholders resulting from the issuance of 42.8 million shares in connection with the merger, our financial results, including earnings per share, would be adversely affected.

     We may not succeed in addressing these risks or any other problems encountered in connection with the merger. As a result, our business, financial condition and operating results could suffer, we would lose key personnel and we would not achieve the anticipated benefits from the merger.

WE RECEIVE A LARGE PERCENTAGE OF OUR REVENUES FROM ONLY A FEW CUSTOMERS, THE LOSS OF ANY OF WHICH WOULD ADVERSELY AFFECT OUR BUSINESS AND FINANCIAL CONDITION.

     Given the relatively small number of disk drive manufacturers (our customers), we expect that we will continue to depend on a limited number of customers. This concentration is due to the high-volume requirements of the dominant disk drive manufacturers and their tendency to rely on a few suppliers because of the close interrelationship between media performance and disk drive performance and the complexity of integrating components from a variety of suppliers. Also influencing customer concentration are the increases in areal densities that led to decreases in the platter count per drive. With lower platter counts, captive disk drive manufacturers have excess internal media capacity and they rely less on independent sources of media.

     In fiscal 2000, 50% of our sales were to Western Digital, 28% to Maxtor, and 17% to Seagate Technology. If our customers reduce their media requirements or develop capacity to produce thin-film disks for internal use, our sales will be reduced. For example, as part of our purchase of Western Digital's media operations in April 1999, we entered into a volume purchase agreement with Western Digital whereby Western Digital is obligated, over the three years following the acquisition date, to purchase a significant majority of its media requirements from us. As a result, our sales are significantly connected to Western Digital's performance. In addition, our customers are headquartered in the U.S. Should U.S.-based drive companies lose market share to foreign competitors, it could have a negative impact on our sales. As a result, our business, financial condition and operating results could suffer.

WE MAY NOT BE ABLE TO RAISE FUTURE CAPITAL FOR THE SUBSTANTIAL CAPITAL EXPENDITURES NEEDED TO OPERATE OUR BUSINESS COMPETITIVELY.

     The disk media business is capital-intensive, and we believe that in order to remain competitive, we will likely require additional financing resources over the next several years for capital expenditures, working capital and research and development. In connection with our purchase of Western Digital's media operations in April 1999, we also acquired building and equipment leases with remaining lease commitments. As of December 31, 2000, we have continuing payment obligations totaling approximately $14 million for the leased equipment through the first quarter of 2002. The leased assets are substantially unused and thus we suffer a continued cash drain without deriving a benefit from this equipment. If we cannot raise additional funds, we may be forced to reduce or suspend operations.

OUR SALES REQUIRE A LENGTHY SALES CYCLE, WITHOUT ASSURANCE OF A SALE.

     With short product life cycles and rapid technological change, we must qualify new products frequently and we must achieve high volume production rapidly. Hard disk drive programs have increasingly become "bimodal" in that a few programs are high-volume and the remaining programs are relatively small in terms of volume. Supply and demand balance can change quickly from customer to customer and program to program. Further, qualifying thin-film disks for incorporation into a new disk drive product requires us to work extensively with the customer and the customer's other suppliers to meet product specifications. Therefore, customers often require a significant number of product presentations and demonstrations, as well as substantial interaction with our senior management, before making a purchasing decision. Accordingly, our products typically have a lengthy sales cycle, which can range from six to 12 months, during which we may expend substantial financial resources and management time and effort, but cannot be sure that a sale will result or that our share of the program ultimately will result in high volume production.

     Our sales are generally made pursuant to purchase orders that are subject to cancellation, modification or rescheduling without significant penalties. If our current customers do not continue to place orders with us, if orders by existing customers do not recover to the levels of earlier periods, or if we are unable to obtain orders from new customers, our sales and operating results will suffer.

OUR CUSTOMERS' INTERNAL DISK OPERATIONS MAY LIMIT OUR ABILITY TO SELL OUR
PRODUCT.

     During 2000, IBM and Seagate Technology produced more than 85% of their media requirements internally, and MMC Technology supplied approximately half of Maxtor's requirement for media. Hyundai Electronics America owns MMC Technology and is also one of Maxtor's major stockholders. To date, MMC Technology and the captive media operations of IBM and Seagate Technology have sold minimal quantities of disks in the merchant market.

     Disk drive manufacturers such as Seagate Technology, IBM and Fujitsu have large internal media manufacturing operations. We compete with these internal operations directly, when we market our products to these disk drive companies, and indirectly, when we sell our disks to customers who must compete with vertically integrated disk drive manufacturers. Vertically integrated companies have the ability to keep their disk making operations fully utilized, thus lowering their costs of production. This cost advantage contributes to the pressure on us and other independent media manufacturers to sell disks at prices so low that we are unprofitable, and we cannot be sure when, if ever, we can achieve a low enough cost structure to return to profitability. Vertically integrated companies are also able to achieve a large scale that supports the development resources necessary to advance technology rapidly. As a result, we may not have sufficient resources to be able to compete effectively with these companies. Therefore, our business, financial condition and operations could suffer.

IF WE ARE UNABLE TO SUCCESSFULLY COMPETE IN THE HIGHLY COMPETITIVE THIN-FILM MEDIA INDUSTRY, OUR OPERATING RESULTS WOULD BE HARMED. THE IMBALANCE BETWEEN DEMAND AND SUPPLY HAS FURTHER INTENSIFIED THE COMPETITION IN THE INDUSTRY.

     The market for our products is highly competitive, and we expect competition to continue in the future. Competitors in the thin-film disk industry fall into two groups: Asian-based manufacturers and U.S. captive manufacturers. Our Asian-based competitors include Fuji, Mitsubishi, Trace, Showa Denko and Hoya. The U.S. captive manufacturers include the disk media operations of Seagate Technology, IBM and for all intents and purposes, MMC Technology Corp. Many of these competitors have greater financial resources than we have.

     In 2000, as in 1999, media supply exceeded media demand. As independent suppliers struggled to utilize their capacity, the result of excess media supply reduced average selling prices for disk products. Pricing pressure on component suppliers has also been compounded by high consumer demand for sub-$1,000 personal computers. Further, structural change in the disk media industry, including combinations, failures and joint venture arrangements, may be required before media supply and demand are in balance.

DISK DRIVE PROGRAM LIFE CYCLES ARE SHORT, AND DISK DRIVE PROGRAMS ARE VERY CUSTOMIZED, WHICH COULD AFFECT OUR ABILITY TO COMPETE.

     Our industry experiences rapid technological change, and our inability to timely anticipate and develop products and production technologies could harm our competitive position. In general, the life cycles of recent disk drive programs have been shortening. Additionally, media must be more customized to each disk drive program. Supply chain management, including just-in-time delivery, has become a standard industry practice. Timely development of new products and technologies that assist customers in reducing their time-to-market performance and operational excellence that supports high-volume manufacturing ramps and tight inventory management throughout the supply chain will continue to be keys to both the maintenance of constructive customer relationships and achieving our profitability. If we cannot respond to this rapidly changing environment, we will not be able to maximize the use of our production facilities and minimize our inventory losses.

IF WE DO NOT KEEP PACE WITH RAPID TECHNOLOGICAL CHANGE AND CONTINUE TO IMPROVE THE QUALITY OF OUR MANUFACTURING PROCESSES, WE WILL NOT BE ABLE TO COMPETE EFFECTIVELY AND OUR OPERATING RESULTS WOULD SUFFER.

     Over the last several years storage density has roughly doubled each year, requiring significant improvement in every aspect of disk design. New process technologies must support cost-effective, high-volume production of thin-film disks that meet these ever-advancing customer requirements for enhanced magnetic recording performance.

     Advances in hard disk drive technology demand continually lower glide heights and higher areal densities. These advances require substantial on-going process and technology development. We may not be able to develop and implement such technologies in a timely manner in order to compete effectively against our competitors' products and/or entirely new data storage technologies. In addition, we must transfer our technology from our U.S. research and development center to our Malaysian manufacturing operations. If we cannot advance our process technologies or do not successfully implement those advanced technologies in our Malaysian operations, or if technologies that we have chosen not to develop prove to be viable competitive alternatives, operating results would suffer.

     The manufacture of our high-performance thin-film disks requires a tightly controlled multi-stage process and the use of high-quality materials. Efficient production of our products requires utilization of advanced manufacturing techniques and clean room facilities. Disk fabrication occurs in a highly controlled, clean environment to minimize dust and other yield- and quality-limiting contaminants. Despite stringent manufacturing controls, weaknesses in process control or minute impurities in materials may cause a substantial percentage of the disks in a lot to be defective. The success of our manufacturing operation depends in part on our ability to maintain process control and minimize such impurities in order to maximize yield of acceptable high-quality disks. Minor variations from specifications could have a disproportionately adverse impact on our manufacturing yields.

IF WE DO NOT PROTECT OUR PATENTS AND INFORMATION RIGHTS, OUR BUSINESS WILL BE HARMED.

     Protection of technology through patents and other forms of intellectual property rights in technically sophisticated fields is commonplace. In the disk drive industry, it is common for companies and individuals to initiate actions against others in the industry to enforce intellectual property rights. Although we attempt to protect our intellectual property rights through patents, copyrights, trade secrets and other measures, we may not be able to protect our technology adequately. Competitors may be able to develop similar technology and also have or may develop intellectual property rights and enforce those rights to prevent us from using such technologies or demand royalty payments from us in return for using such technologies. Either of these actions may have a material adverse affect on our results of operations.

     We have occasionally received, and may receive in the future, communications from third parties asserting violation of intellectual rights alleged to cover certain of our products or manufacturing processes or equipment. We evaluate whether it would be necessary to defend against the claims or to seek licenses to the rights referred to in such communications. In those cases, we may not be able to negotiate necessary licenses on commercially reasonable terms. Also, if we have to defend those claims, we could incur significant expenses and our management's attention could be diverted from our other business. Any litigation resulting from such claims could have a material adverse effect on our business and financial results.

     We may not be able to anticipate claims by others that we infringe their technology or successfully defend ourselves against such claims. For instance, we currently have a dispute with Asahi Glass Company, Ltd. over the use of certain glass substrate related intellectual property. Similarly, we may not be able to discover significant infringements of our technology or successfully enforce our rights to our technology if we discover infringing uses by others.

IF WE FAIL TO MEET OUR CUSTOMERS' DEMANDING PRODUCT AND QUALIFICATION REQUIREMENTS, OUR BUSINESS WILL BE HARMED.

     Our sole product, thin-film media, is used in hard disk drives. Demand for our thin-film disks depends upon the demand for hard disk drives and our ability to provide high quality, technically superior products at competitive prices.

     Our thin-film disk products primarily serve the 3 1/2-inch hard disk drive market, where product performance, consistent quality, price, and availability are of great competitive importance. Short program life cycles and product customization increase the risk of inventory obsolescence. To succeed in an industry characterized by rapid technological developments, we must continuously advance our thin-film technology at a pace consistent with or faster than our competitors. If we are unable to keep pace with rapid advances, we may lose market share and face increased price competition from other manufacturers, which could reduce our sales and harm our operating results.

HISTORICAL QUARTERLY RESULTS MAY NOT ACCURATELY PREDICT FUTURE PERFORMANCE.

     Our operating results historically have fluctuated significantly on both a quarterly and annual basis. As a result, our operating results in any quarter may not reflect our future performance. We believe that our future operating results will continue to be subject to quarterly variations based upon a wide variety of factors, including:

     - timing of significant orders, order cancellations, modifications, and quantity adjustments and rescheduled shipments;

     - availability of media versus demand;

     - the cyclical nature of the hard disk drive industry;

     - our ability to develop and implement new manufacturing process technologies;

     - increases in our production and engineering costs associated with initial design and production of new product programs;

     - the extensibility of our process equipment to meet more stringent future product requirements;

     - our ability to introduce new products that achieve cost-effective, high-volume production in a timely manner, timing of product announcements, and market acceptance of new products;

     - changes in our product mix and average selling prices;

     - the availability of our production capacity, and the extent to which we can use that capacity;

     - changes in our manufacturing efficiencies, in particular product yields and input costs for direct materials, operating supplies and other running costs;

     - prolonged disruptions of operations at any of our facilities for any reason;

     - changes in the cost of or limitations on availability of labor; and

     - structural changes within the disk media industry, including combinations, failures, and joint venture arrangements.

     We cannot forecast with certainty the impact of these and other factors on our revenues and operating results in any future period. Our expense levels are based, in part, on expectations as to future revenues. If our revenue levels are below expectations, our operating results are likely to suffer. Because thin-film disk manufacturing requires a high level of fixed costs, our gross margins are extremely sensitive to changes in volume. At constant average selling prices, reductions in our manufacturing efficiency cause declines in our gross margins. Additionally, decreasing market demand for our products generally results in reduced average selling prices and/or low capacity utilization that, in turn, adversely affect our gross margins and operating results.

WE ARE DEPENDENT ON OUR MALAYSIAN OPERATIONS.

     During the third quarter of 1999, we announced that all media production would be consolidated into our Malaysian factories. In the fourth quarter of 2000, we decided to end the manufacture of aluminum substrates in Santa Rosa, California, and end production of polished disks in HMT's Eugene, Oregon facility. By the second half of 2001, all aluminum substrates will be manufactured by our Malaysian factory and a Malaysian vendor. In addition, we expect that by June 2001, all polished disks will be manufactured by our Malaysian factories. Substantially all of our pre-HMT merger media production occurred in Malaysia in 2000. In addition, we are in the process of transferring the manufacturing capacity of HMT's Fremont, California, facility to Malaysia. The closure of the U.S. media manufacturing operations leaves us fully dependent on our Malaysian manufacturing operations.

     Recent fluctuations in the electrical voltage available to our Malaysian factories resulted in substantial down time. Additionally, technology developed at our U.S. research and development center must now be first implemented at our Malaysian facilities without the benefit of being implemented at a U.S. factory. Therefore, we rely heavily on electronic communications between our U.S. facilities and Malaysia to transfer technology, diagnose operational issues and meet customer requirements. If our operations in Malaysia or overseas communications are disrupted for a prolonged period for any reason, shipments of our products would be delayed, and our results of operations would suffer.

OUR FOREIGN OPERATIONS SUBJECT US TO ADDITIONAL RISKS THAT COULD HARM OUR COMPANY'S BUSINESS.

     We are subject to a number of risks of conducting business outside of the U.S. Our sales to customers in Asia, including the foreign subsidiaries of domestic disk drive companies, account for substantially all of our net sales from our U.S. and Malaysian facilities. Our customers assemble a substantial portion of their disk drives in the Far East and subsequently sell these products throughout the world. Therefore, our high concentration of Far East sales does not accurately reflect the eventual point of consumption of the assembled disk drives. We anticipate that international sales will continue to represent the majority of our net sales.

     We are subject to these risks to a greater extent than most companies because, in addition to selling our products outside the U.S., our Malaysian operations will account for a large majority of our sales in 2001.

     Accordingly, our operating results are subject to the risks inherent with international operations, including, but not limited to:

     - compliance with changing legal and regulatory requirements of foreign jurisdictions;

     - fluctuations in exchange rates, tariffs or other trade barriers;

     - foreign currency rate fluctuations since certain costs of our foreign manufacturing and marketing operations are incurred in foreign currency, including purchase of certain operating supplies and production equipment from Japanese suppliers in yen-denominated transactions;

     - difficulties in staffing and managing foreign operations;

     - political, social and economic instability;

     - exposure to taxes in multiple jurisdictions; and

     - transportation delays and interruptions.

     In addition, our ability to transfer funds from our Malaysian operations to the U.S. is subject to Malaysian rules and regulations. In 1999, the Malaysian government repealed a regulation that restricted the amount of dividends that a Malaysian company may pay to its stockholders. If not repealed this regulation would have potentially limited our ability to transfer funds to the U.S. from our Malaysian operations. If similar regulations are enacted in the future, our financial condition and operations will suffer.

BECAUSE WE DEPEND ON A LIMITED NUMBER OF SUPPLIERS, IF OUR SUPPLIERS EXPERIENCE CAPACITY CONSTRAINTS OR PRODUCTION FAILURES, OUR PRODUCTION COULD BE SIGNIFICANTLY HARMED.

     We rely on a limited number of suppliers for some of the materials and equipment used in our manufacturing processes including aluminum substrates, nickel plating solutions, polishing and texturing supplies, and sputtering target materials. For instance, Kobe is our sole supplier of aluminum blanks. Further, the supplier base has been weakened by the poor financial condition of the industry and some suppliers have either exited the business or failed. Our production capacity would be limited if one or more of these materials were to become unavailable or available in reduced quantities or if we were unable to find alternative suppliers. If our source of materials and supplies were unavailable for a significant period of time, our operating results would be adversely affected.

IF WE ARE UNABLE TO CONTROL CONTAMINATION IN OUR MANUFACTURING PROCESSES, OUR BUSINESS WOULD SUFFER.

     It is possible that we will experience manufacturing problems from contamination or other causes in the future. For example, if our disks are contaminated by microscopic particles, they might not be fit for use by our customers. If contamination problems arise, we would have to suspend or reduce our manufacturing operations, and our operations could suffer.

THE NATURE OF OUR OPERATIONS MAKES US SUSCEPTIBLE TO MATERIAL ENVIRONMENTAL LIABILITIES, WHICH COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

     We are subject to a variety of federal, state, local, and foreign regulations relating to:

     - the use, storage, discharge, and disposal of hazardous materials used during our manufacturing process;

     - the treatment of water used in our manufacturing process; and

     - air quality management.

     We are required to obtain necessary permits for expanding our facilities. We must also comply with new regulations on our existing operations. Public attention has increasingly been focused on the environmental impact of manufacturing operations that use hazardous materials. If we fail to comply with environmental regulations or fail to obtain the necessary permits:

     - we could be subject to significant penalties;

     - our ability to expand or operate at locations in California or our locations in Malaysia could be restricted;

     - our ability to establish additional operations in other locations could be restricted; or

     - we could be required to obtain costly equipment or incur significant expenses to comply with environmental regulations.

     Any accidental hazardous discharge could result in significant liability and clean-up expenses, which could harm our business, financial condition, and results of operations.

WE RELY ON A CONTINUOUS POWER SUPPLY TO CONDUCT OUR BUSINESS, AND CALIFORNIA'S ENERGY CRISIS COULD DISRUPT OUR OPERATIONS AND INCREASE OUR EXPENSES.

     California is in the midst of an energy crisis that could disrupt our operations and increase our expenses. In the event of an acute power shortage, which occurs when power reserves for the State of California fall below 1.5%, California has, on occasion, implemented, and may in the future continue to implement, rolling blackouts throughout California. We currently do not have back-up generators or alternate sources of power in the event of a blackout, and our current insurance does not provide coverage for any damages we or our customers may suffer as a result of any interruption in our power supply. If blackouts interrupt our power supply, we would be temporarily unable to continue operations at our California based facilities. This could damage our reputation, harm our ability to retain existing customers and to obtain new customers, and could result in lost revenue, any of which could substantially harm our business and results of operations.

     Furthermore, the regulatory changes affecting the energy industry instituted in 1996 by the California government has caused power prices to increase. Under the revised regulatory scheme, utilities were encouraged to sell their plants, which had traditionally produced most of California's power, to independent energy companies that were expected to compete aggressively on price. Instead, due in part to a shortage of supply, wholesale prices have increased dramatically over the past year. If wholesale prices continue to increase, our operating expenses will likely increase, as our headquarter and certain facilities are in California.

EARTHQUAKES OR OTHER NATURAL OR MAN-MADE DISASTERS COULD DISRUPT OUR OPERATIONS.

     Our U.S. facilities are located in San Jose, Fremont and Santa Rosa in California. In addition, Kobe and other Japanese suppliers of key manufacturing supplies and sputtering machines, are located in areas with seismic activity. Our Malaysian operations have been subject to temporary production interruptions due to localized flooding, disruptions in the delivery of electrical power, and, on one occasion in 1997, by smoke generated by large, widespread fires in Indonesia. If any natural or man-made disasters do occur, operations could be disrupted for prolonged periods, and our business would suffer.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus, including the sections entitled "Summary" and "Risk Factors," contains forward-looking information. This forward-looking information is subject to risks and uncertainties including the factors listed under "Risk Factors," as well as elsewhere in this prospectus. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," or the negative of these terms or other comparable terminology. These statements are only predictions and may be inaccurate. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined under "Risk Factors." These factors may cause our actual results to differ materially from any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We undertake no obligation to publicly release the result of any revisions to our forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                USE OF PROCEEDS

     We will not receive any proceeds from the exchange of the existing notes for the exchange notes pursuant to the exchange offer. We are also offering up to $25.0 million of additional exchange notes for cash. Although we do not currently have a specific plan or program to use the proceeds from the offering of additional exchange notes we intend to use such proceeds for working capital and general corporate purposes. Pending such use, we intend to invest the net proceeds in high quality, interest-bearing instruments.

                          PRICE RANGE OF COMMON STOCK

     Our common stock is traded on The Nasdaq National Market under the symbol "KMAG." The following table sets forth the high and low closing sales prices of a share of our common stock reported on The Nasdaq National Market during the indicated periods.

                                                               PRICE RANGE OF
                                                                COMMON STOCK
                                                              ----------------
                                                               HIGH      LOW
                                                              ------    ------
Fiscal year ending January 3, 1999
  First Quarter.............................................  $15.63    $12.06
  Second Quarter............................................   15.50      5.50
  Third Quarter.............................................    6.13      2.63
  Fourth Quarter............................................   11.00      2.13
Fiscal year ending January 2, 2000
  First Quarter.............................................  $15.25    $ 4.31
  Second Quarter............................................    4.63      3.06
  Third Quarter.............................................    4.25      3.00
  Fourth Quarter............................................    3.94      1.63
Fiscal year ending December 31, 2000
  First Quarter.............................................  $ 4.81    $ 2.22
  Second Quarter............................................    4.00      1.75
  Third Quarter.............................................    4.03      1.16
  Fourth Quarter............................................    3.38      0.63
Fiscal year ending December 30, 2001
  First Quarter (through April 4, 2001).....................  $ 1.72    $ 0.56

     On April 3, 2001, the last reported sales price of our common stock on The Nasdaq National Market was $0.69 per share.

                                DIVIDEND POLICY

     We do not pay any dividends on our common stock. We currently intend to retain earnings, if any, for use in our business and do not anticipate paying cash dividends to holders of our common stock in the near future. Our senior bank debt agreements prohibit the payment of dividends without the senior bank debt holders' consent.

                                 CAPITALIZATION

     The following table assumes the completion of the debt refinancing transactions described in this prospectus and sets forth the consolidated capitalization of Komag at December 31, 2000 and as adjusted to give effect to:

     - the issuance of Malaysian bonds in the amount of the equivalent of $100.0 million;

     - a $90.0 million payment and the issuance of $       million of exchange
       notes to the holders of our existing senior bank debt as full payment for the existing senior bank debt;

     - the issuance of $       million of exchange notes to Western Digital as
       full payment for the senior subordinated note;

     - the issuance of the exchange notes in the exchange offer for all existing notes and the issuance of an additional $25.0 million of exchange notes for cash;

     - the issuance of approximately $3.6 million of exchange notes to the dealer manager for payment of its fees in connection with the exchange offer;

     - the issuance of approximately $1.6 million of exchange notes to the distribution agent for payment of its fees in connection with the cash offer;

     - an adjustment to our accumulated deficit of $       million to reflect an
       extraordinary gain on the early extinguishment of the outstanding senior bank debt, the senior subordinated note and the existing notes; and

     - the payment of $7.5 million to the holders of our senior bank debt in January 2001.

     If fewer than all of the existing notes are validly tendered or accepted in the exchange offer, the amount attributed to the exchange notes would decrease and the amount attributed to the existing notes would increase.

     Similarly, if the holders of our senior bank debt and Western Digital do not agree to restructure the existing senior bank debt and senior subordinated note as contemplated above, the amount attributable to the exchange notes would decrease and the amount attributable to our existing debt would increase.

     The financial data at December 31, 2000 in the following table are derived from our financial statements for the fiscal year ended December 31, 2000.

                                                                  DECEMBER 31, 2000
                                                              --------------------------
                                                                ACTUAL      AS ADJUSTED
                                                              ----------    ------------
                                                              (IN THOUSANDS, EXCEPT PER
                                                                    SHARE AMOUNTS)
Current portion of long-term debt (unsecured senior bank
  debt).....................................................  $ 216,740       $
                                                              ---------       --------
Long-term debt (less current portion)
  Malaysian bonds due 2009..................................         --
  Senior subordinated note due 2002.........................     25,649
  8% Convertible Subordinated Notes due 2005................      9,281          9,281
  11 1/2% Convertible Senior Subordinated Notes due 2004
    (exchange notes)........................................
  5 3/4% Convertible Subordinated Notes due 2004 (existing
    notes)(1)...............................................    102,615
                                                              ---------       --------
    Total long-term debt....................................    137,545
                                                              ---------       --------
Stockholders' equity:
  Preferred stock, par value $0.01 per share; 1,000 shares
    authorized, none issued and outstanding.................         --
  Common stock, par value $0.01 per share, 250,000 shares
    authorized, 111,630 shares issued and outstanding(2)....      1,116
  Additional paid-in capital................................    586,133
  Accumulated deficit.......................................   (435,967)
                                                              ---------
  Accumulated other comprehensive income....................        579
                                                              ---------       --------
    Total stockholders' equity..............................    151,861
                                                                              --------
      Total capitalization..................................  $ 506,146       $
                                                              ---------       --------

------------
(1) Following the merger with HMT, we assumed $230.0 million in principal amount of the existing notes. Under purchase accounting rules, these notes were initially recorded at their fair market value of $92.0 million at the date of acquisition, and will be accreted back up to the full principal amount of $230.0 million through January 2004.

(2) Outstanding shares exclude the shares reserved for issuance upon conversion of the exchange notes and 39,257,000 shares issuable under our stock option and purchase plans, warrants and convertible debt.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The consolidated operating data for the 1998, 1999 and 2000 fiscal years and the balance sheet data for the 1999 and 2000 fiscal years are derived from our audited consolidated financial statements audited by Ernst & Young LLP, independent auditors, which are incorporated by reference in this prospectus. Please refer to the complete consolidated financial statements and related existing notes for more information. The selected operating data for the 1996 and 1997 fiscal years and the balance sheet data for the 1996, 1997 and 1998 fiscal years have been derived from our audited consolidated financial statements audited by Ernst & Young LLP that are not included or incorporated by reference. These results are not necessarily indicative of the results that may be expected for future periods.

                                                                                 FISCAL YEARS(1)
                                                              ------------------------------------------------------
                                                                1996       1997       1998        1999        2000
                                                              --------   --------   ---------   ---------   --------
                                                                     (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
OPERATING DATA:
Net sales:
  Unrelated parties.........................................  $577,791   $631,082   $ 328,883   $ 148,299   $175,957
  Related parties(2)........................................        --         --          --     183,647    182,506
                                                              --------   --------   ---------   ---------   --------
    Total net sales.........................................   577,791    631,082     328,883     331,946    358,463
Cost of sales...............................................   402,224    537,536     391,635     354,655    323,475
                                                              --------   --------   ---------   ---------   --------
    Gross profit (loss).....................................   175,567     93,546     (62,752)    (22,709)    34,988
Operating expenses:
  Research, development and engineering.....................    29,409     51,427      61,637      44,254     35,309
  Selling, general and administrative.......................    33,665     27,523      19,762      18,889     16,251
  Amortization of intangibles...............................        --         --          --      17,272     16,430
  Restructuring/impairment charges..........................        --     52,157     187,768     187,965      5,293
                                                              --------   --------   ---------   ---------   --------
    Total operating expenses................................    63,074    131,107     269,167     268,380     73,283
                                                              --------   --------   ---------   ---------   --------
Operating income (loss).....................................   112,493    (37,561)   (331,919)   (291,089)   (38,295)
Interest expense............................................      (625)    (9,116)    (19,212)    (23,319)   (45,428)
Interest income.............................................     6,437      4,753       8,804       5,189      4,085
Other, net..................................................     2,843      4,104       4,853       1,552         72
                                                              --------   --------   ---------   ---------   --------
Income (loss) before provision (benefit) for income taxes,
  minority interest, equity in joint venture loss, and
  extraordinary gain........................................   121,148    (37,820)   (337,474)   (307,667)   (79,566)
Provision (benefit) for income taxes........................    20,595    (20,982)      1,315     (25,808)    (5,188)
                                                              --------   --------   ---------   ---------   --------
Income (loss) before minority interest, equity in joint
  venture loss, and extraordinary gain......................   100,553    (16,838)   (338,789)   (281,859)   (74,378)
Minority interest in net income (loss) of consolidated
  subsidiary................................................       695        400         544        (212)    (2,548)
Equity in net income (loss) of unconsolidated joint
  venture...................................................    10,116     (4,865)    (27,003)     (1,402)        --
                                                              --------   --------   ---------   ---------   --------
Loss before extraordinary gain..............................   109,974    (22,103)   (366,336)   (283,049)   (71,830)
Extraordinary gain..........................................        --         --          --          --      3,772
                                                              --------   --------   ---------   ---------   --------
Net income (loss)...........................................  $109,974   $(22,103)  $(366,336)  $(283,049)  $(68,058)
                                                              ========   ========   =========   =========   ========
Basic net income (loss) per common share....................  $   2.15   $  (0.42)  $   (6.89)  $   (4.54)  $  (0.88)
                                                              ========   ========   =========   =========   ========
Diluted net income (loss) per common share..................  $   2.07   $  (0.42)  $   (6.89)  $   (4.54)  $  (0.88)
                                                              ========   ========   =========   =========   ========
Number of shares used in basic computation..................    51,179     52,217      53,169      62,291     77,177
                                                              ========   ========   =========   =========   ========
Number of shares used in diluted computation................    53,132     52,217      53,169      62,291     77,177
                                                              ========   ========   =========   =========   ========

------------
(1) We use a 52-53 week fiscal year ending on the Sunday closest to December 31.

(2) Primarily sales to Western Digital.

                                                                                  FISCAL YEARS(1)
                                                              --------------------------------------------------------
                                                                1996        1997        1998       1999        2000
                                                              --------   ----------   --------   ---------   ---------
                                                                                   (IN THOUSANDS)
BALANCE SHEET DATA:
Working capital.............................................  $142,142   $  296,099   $(92,844)  $(201,881)  $(176,373)
Total assets................................................   938,357    1,084,664    694,095     475,871     633,061
Current portion of long-term debt...........................        --           --    260,000     260,000     216,740
Long-term debt (less current portion).......................    70,000      245,000         --      22,891     137,545
Stockholders' equity........................................   697,940      686,184    323,807      78,713     151,861
Ratio of earnings/deficiencies to fixed charges(2)..........      35.3           NM(3)       NM(3)        NM(3)        NM(3)

------------
(1) We use a 52-53 week fiscal year ending on the Sunday closest to December 31.

(2) For purposes of this ratio, earnings consist of earnings before income taxes, minority interest, and equity in joint venture income (loss) and extraordinary gain. "Fixed charges" consist of interest expense and the interest component of rental expense. Earnings were insufficient to cover charges by $37.8 million, $337.5 million, $307.7 million and $79.6 million for fiscal years 1997, 1998, 1999 and 2000, respectively.

(3) Not meaningful.

                            DEBT RESTRUCTURING PLAN

     As of April 3, 2001, the outstanding principal amount of our debt consists of the following:

     - $209.2 million of unsecured senior bank debt that matures on June 30, 2001;

     - an unsecured $30.1 million senior subordinated note due April 8, 2002, issued to Western Digital Corporation in connection with our acquisition of certain of its media business. This note is subordinated to the senior bank debt, ranks equally with the $9.3 million convertible subordinated debt, and is senior to all other debt;

     - $9.3 million in convertible subordinated debt that matures in February, 2005. This convertible subordinated debt is subordinated to the senior bank debt, ranks equally with the senior subordinated note, and is senior to all other debt; and

     - $230.0 million principal amount of existing notes that we assumed following our merger with HMT, which mature on January 15, 2004. The existing notes are subordinated to all of our other debt.

     We are negotiating with the holders of our senior bank debt to refinance the senior bank debt. We are also undertaking a series of actions to restructure both our senior subordinated note and the existing notes. We anticipate that the $9.3 million in convertible subordinated debt will remain outstanding following the restructuring. Our five-point strategy to restructure our debt is as follows:

     - Through our Malaysian subsidiary, we plan to issue bonds in Malaysian ringgit in an amount equivalent to $100.0 million. These bonds will be underwritten by Commerce International Merchant Bankers Berhad, a Malaysian bank, and will be secured by some of the assets of our Malaysian subsidiary. The Malaysian bonds will mature in 2009.

     - We have offered to the holders of the senior bank debt $90.0 million in
       cash plus $     million of exchange notes as full payment for the $209.2
       million in senior bank debt.

     - We intend to offer Western Digital Corporation, the holder of our senior
       subordinated note, $     million in exchange notes as full payment for
       its $30.1 million senior subordinated note.

     - We are exchanging our existing notes for $115.0 million of exchange notes pursuant to the exchange offer described in this prospectus.

     - Finally, pursuant to the cash offer, we plan to raise up to $25.0 million through the offering of additional exchange notes to holders of existing notes who participate in the exchange offer. We do not anticipate using the proceeds of the cash offer to pay down additional debt.

     The exchange notes that will be issued to the holders of our senior bank debt and to Western Digital will be issued pursuant to the indenture governing the exchange notes. They will be fungible with the exchange notes being offered pursuant to this exchange offer and the cash offer.

     With respect to the exchange offer, we have right to delay the acceptance of exchange notes for exchange, extend the time period for the exchange offer or amend the terms of the exchange offer subject to the following conditions:

     - the registration statement and any post-effective amendment to the registration statement covering the exchange notes is declared and continues to be effective under the Securities Act of 1933;

     - the issuance of the Malaysian bonds and the agreement by all holders of the senior bank debt to accept cash and exchange notes as full payment for the senior bank debt; or

     - any general conditions of the SEC or other applicable laws and regulations, and customary conditions for similar transactions, which we may waive.

     If we complete the refinancing of the senior bank debt and the senior subordinated note and this exchange offer, we will significantly reduce our outstanding debt, extend the term of a significant portion of our debt and improve our capital structure. Further, the additional capital that we may raise through the cash offer will strengthen our balance sheet and help us to return to profitability.

     Please read "Debt Restructuring Plan," "The Exchange Offer," "Description of Exchange Notes," "Description of Existing Notes," "Description of Malaysian Bonds," "Description of Existing Senior Bank Debt" and "Description of Existing Senior Subordinated Note" for a detailed discussion of our existing debt and our proposal to refinance our debt.

     In addition, you should also carefully review the matters described under "Risk Factors" to understand the risks affecting our ability to successfully complete the exchange offer, raise additional money and refinance our debt, and the trading price of the exchange notes.

                               THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING EXISTING NOTES

     We are offering to exchange for each $2,000 principal amount of existing notes that are validly tendered, on the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, $1,000 principal amount of exchange notes. You must tender existing notes in a principal amount of $2,000 and any integral multiple of $2,000. You may tender all, some or none of your existing notes.

     The exchange offer is not being made to, and we will not accept tenders for exchange from, holders of existing notes in any jurisdiction in which the exchange offer or the acceptance of the offer would not be in compliance with the securities or blue sky laws of that jurisdiction.

     Our board of directors and officers do not make any recommendation to the holders of existing notes as to whether or not to tender all or any portion of their existing notes. In addition, we have not authorized anyone to make any recommendation. You must make your own decision whether to tender your existing notes and, if so, the amount of existing notes to tender.

EXPIRATION DATE

     The expiration date for the offer is 5 p.m., Eastern Standard Time, on
               , 2001, unless we extend the offer. We may extend this expiration date for any reason. The last date on which tenders will be accepted, whether on
               , 2001 or any later date to which the exchange offer may be extended, is referred to as the expiration date.

EXTENSIONS; AMENDMENTS

     We expressly reserve the right, in our discretion, for any reason to:

     - delay the acceptance of existing notes for exchange;

     - extend the time period during which the exchange offer is open, by giving oral or written notice of an extension to the holders of existing notes in the manner described below. During any extension, all existing notes previously tendered and not withdrawn will remain subject to the exchange offer; and

     - amend the terms of the exchange offer other than the condition that the registration statement becomes effective under the Securities Act.

     If we consider an amendment to the exchange offer to be material, or if we waive a material condition of the exchange offer, we will promptly disclose the amendment in a prospectus supplement, and if required by law, we will extend the exchange offer for a period of five to ten business days.

     We will give oral or written notice of any (1) extension, (2) amendment or
(3) non-acceptance to the holders of the existing notes as promptly as practicable. In the case of any extension, we will issue a press release or other public announcement no later than 9:00 a.m., Eastern Standard Time, on the next business day after the previously scheduled expiration date.

PROCEDURES FOR TENDERING EXISTING NOTES

     Your tender to us of existing notes and our acceptance of your tender will constitute a binding agreement between you and us upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal.

     Tender of Existing Notes Held Through a Custodian. If you are a beneficial holder of the existing notes, that are held of record by a custodian bank, depository institution, broker, dealer, trust company or other nominee, you must instruct the custodian to tender the existing notes on your behalf. Your custodian will provide you with their instruction letter which you must use to give these instructions. Any beneficial owner of existing notes held of record by The Depository Trust Company, or DTC, or its nominee, through authority granted by DTC, may direct DTC participant through which the beneficial owner's existing notes are held in DTC to tender on such beneficial owner's behalf.

     Tender of Existing Notes Held Through DTC. To effectively tender existing notes that are held through DTC, DTC participants should transmit their acceptance through the Automated Tender Offer Program ("ATOP"), for which the transaction will be eligible, and DTC will then edit and verify the acceptance and send an agent's message to the exchange agent for its acceptance. Delivery of tendered existing notes must be made to the exchange agent pursuant to the book-entry delivery procedures set forth below or the tendering Depository Trust Company participant must comply with the guaranteed delivery procedures set forth below. No letters of transmittal will be required to tender existing notes through ATOP.

     In addition, the exchange agent must receive:

     - a completed and signed letter of transmittal or an electronic confirmation pursuant to DTC's ATOP system indicating the principal amount of existing notes to be tendered and any other documents, if any, required by the letter of transmittal, and

     - prior to the expiration date, a confirmation of book-entry transfer of such existing notes, into the exchange agent's account at DTC, in accordance with the procedure for book-entry transfer described below; or

     - the holder must comply with the guaranteed delivery procedures described below.

     Your existing notes must be tendered by book-entry transfer. The exchange agent will establish an account with respect to the existing notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC must make book-entry delivery of existing notes by having DTC transfer such existing notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Although your existing notes will be tendered through DTC facility, the letter of transmittal, or facsimile, or an electronic confirmation pursuant to DTC's ATOP system, with any required signature guarantees and any other required documents, if any, must be transmitted to and received or confirmed by the exchange agent at its address set forth below under "Exchange agent," prior to 5 p.m. Eastern Standard Time on the expiration date. You or your broker must ensure that the exchange agent receives an agent's message from DTC confirming the book-entry transfer of your existing notes. An agent's message is a message transmitted by DTC and received by the exchange agent that forms a part of the book-entry confirmation which states that DTC has received an express acknowledgement from the participant in DTC tendering the shares that such participant agrees to be bound by the terms of the letter of transmittal. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.

     If you are an institution which is a participant in DTC's book-entry transfer facility, you should follow the same procedures that are applicable to persons holding existing notes through a financial institution.

     Do not send letters of transmittal or other exchange offer documents to us, Robertson Stephens or Georgeson Shareholder Communications, Inc., the information agent.

     It is your responsibility that all necessary materials get to the exchange agent before the expiration date. If the exchange agent does not receive all of the required materials before the expiration date, your existing notes will not be validly tendered.

     Any existing notes not accepted for exchange for any reason will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

     We will have accepted the validity of tendered existing notes if and when we give oral or written notice to Wells Fargo Bank Minnesota, N.A., the exchange agent. The exchange agent will act as the tendering holders' agent for purposes of receiving the exchange notes from us. If we do not accept any tendered existing notes for exchange because of an invalid tender or the occurrence of any other event, Wells Fargo Bank Minnesota, N.A. will return those existing notes to you without expense, promptly after the expiration date via book-entry transfer through DTC.

OUR INTERPRETATIONS ARE BINDING

     We will determine, in our sole discretion, all questions as to the validity, form, eligibility and acceptance of existing notes tendered for exchange. Our determination will be final and binding. We reserve the absolute right to reject any and all tenders of any particular existing notes not properly tendered or to not accept any particular existing note which acceptance might, in our judgment or our counsel's judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular existing notes either before or after the expiration date, including the right to waive the ineligibility of any holder who seeks to tender existing notes in the exchange offer. Our interpretation of the terms and conditions of the exchange offer as to any particular existing note either before or after the expiration date, including the letter of transmittal and the instructions to such letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of existing notes for exchange must be cured within such reasonable period of time as we shall determine. Neither we, the exchange agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of existing notes for exchange, nor shall any of them incur any liability for failure to give such notification.

ACCEPTANCE OF EXISTING NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

     Once all of the conditions to the exchange offer are satisfied or waived, we will accept, promptly after the expiration date, all existing notes properly tendered, and will issue the exchange notes promptly after acceptance of the existing notes. The discussion under the heading "Conditions for the Completion of the Exchange Offer" provides further information regarding the conditions to the exchange offer. For purposes of the exchange offer, we shall be deemed to have accepted properly tendered existing notes for exchange when, as and if we have given oral or written notice to the exchange agent, with written confirmation of any oral notice to be given promptly after giving such notice.

     For each $2,000 principal amount of existing notes that are validly tendered on the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, the holder of such existing convertible note will receive $1,000 principal amount of exchange notes.

     The exchange notes will bear annual interest of 11 1/2% from the issue date, payable at our option in either cash or Komag common stock. If interest is paid in Komag common stock, the shares will be valued at 90% of the average closing price over the five trading days immediately preceding the second trading day prior to the interest payment date. Existing notes accepted for exchange will cease to accrue interest from and after the date of consummation of the exchange offer. Holders of existing notes whose existing notes are accepted for exchange will not receive any payment in respect of accrued interest on such existing notes.

     In all cases, issuance of exchange notes for existing notes that are accepted for exchange in the offer will be made only after timely receipt by the exchange agent of:

     - a timely book-entry confirmation of such existing notes into the exchange agent's account at the book-entry transfer facility;

     - a properly completed and duly executed letter of transmittal or an electronic confirmation of the submitting holder's acceptance through DTC's ATOP system; and

     - all other required documents, if any.

     If we do not accept any tendered existing notes for any reason set forth in the terms and conditions of the exchange offer, or if existing notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged existing notes tendered by book-entry transfer into the exchange agent's account at the book-entry transfer facility will be returned in accordance with the book-entry procedures described above, and the existing notes that are not exchanged will be credited to an account maintained with DTC, as promptly as practicable after the expiration or termination of the exchange offer.

GUARANTEED DELIVERY PROCEDURES

     If you desire to tender your existing notes and you cannot complete the procedures for book-entry transfer set forth above on a timely basis, you may still tender your existing notes if:

     - your tender is made through an eligible institution;

     - prior to the expiration date, the exchange agent received from the eligible institution a properly completed and duly executed letter of transmittal, or a facsimile of such letter of transmittal or an electronic confirmation pursuant to DTC's ATOP system and notice of guaranteed delivery, substantially in the form provided by us, by facsimile transmission, mail or hand delivery, that:

             (a) sets forth the name and address of the holder of existing notes and the amount of existing notes tendered,

             (b) states that the tender is being made thereby, and

             (c) guarantees that within three New York Stock Exchange trading days after the expiration date a book-entry confirmation and any other documents required by the letter of transmittal, if any, will be deposited by the eligible institution with the exchange agent; and

             (d) book-entry confirmation and all other documents, if any, required by the letter of transmittal are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

WITHDRAWAL RIGHTS

     You may withdraw your tender of existing notes at any time prior to 5:00 p.m., Eastern Standard Time, on the expiration date.

     For a withdrawal to be effective, the exchange agent must receive a written notice of withdrawal at the address or, in the case of eligible institutions, at the facsimile number set forth below under the heading "Exchange agent," prior to 5 p.m. Eastern Standard Time, on the expiration date. Any notice of withdrawal must:

     - specify the name of the person who tendered the existing notes to be withdrawn;

     - contain a statement that you are withdrawing your election to have your existing notes exchanged;

     - be signed by the holder in the same manner as the original signature on the letter of transmittal by which the existing notes were tendered, including any required signature guarantees; and

     - if you have tendered your existing notes in accordance with the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn existing notes and otherwise comply with the procedures of DTC.

     Any existing notes that have been tendered for exchange, but which are not exchanged for any reason, will be credited to an account maintained with the book-entry transfer facility for the existing notes, as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn existing notes may be retendered by following the procedures described under the heading "Procedures for tendering existing notes" above at any time on or prior to 5 p.m., Eastern Standard Time, on the expiration date.

CONDITIONS FOR COMPLETION OF THE EXCHANGE OFFER

     We will not accept existing notes for exchange notes and may terminate or not complete the exchange offer if the registration statement covering the exchange offer is not effective under the Securities Act. In addition, the exchange offer is conditional upon the successful completion of the Malaysian bond offering and acceptance by holders of our senior bank debt of cash and exchange notes as full payment under the senior bank debt.

     We may not accept existing notes for exchange and may terminate or not complete the exchange offer if:

     - any action, proceeding or litigation seeking to enjoin, make illegal or delay completion of the exchange offer or otherwise relating in any manner to the exchange offer is instituted or threatened;

     - any order, stay, judgment or decree is issued by any court, government, governmental authority or other regulatory or administrative authority and is in effect, or any statute, rule, regulation, governmental order or injunction shall have been proposed, enacted, enforced or deemed applicable to the exchange offer, any of which would or might restrain, prohibit or delay completion of the exchange offer or impair the contemplated benefits of the exchange offer to us;

     - any of the following occurs and the adverse effect of such occurrence shall, in our reasonable judgment, be continuing:

        - any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States,

        - any extraordinary or material adverse change in U.S. financial markets generally, including, without limitation, a decline of at least twenty percent in either the Dow Jones Average of Industrial stocks or the
          Standard & Poor's 500 Index from April   , 2001,

        - a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States,

        - any limitation, whether or not mandatory, by any governmental entity on, or any other event that would reasonably be expected to materially adversely affect, the extension of credit by banks or other lending institutions,

        - a commencement of a war or other national or international calamity directly or indirectly involving the United States, which would reasonably be expected to affect materially and adversely, or to delay materially, the completion of the exchange offer; or

        - if any of the situations described above existed at the time of commencement of the exchange offer and that situation deteriorates materially after commencement of the exchange offer;

     - any tender or exchange offer (other than this exchange offer by us or the exchange offer for the senior subordinated note) with respect to some or all of our outstanding common stock or any merger, acquisition or other business combination proposal involving us shall have been proposed, announced or made by any person or entity;

     - any event or events occur that have resulted or may result, in our judgment, in an actual or threatened change in our business condition, income, operations, stock ownership or prospects and our subsidiaries, taken as a whole;

     - as the term "group" is used in Section 13(d)(3) of the Securities Exchange Act,

        - any person, entity or group acquires more than five percent of our outstanding shares of common stock, other than a person, entity or group which had publicly disclosed such ownership with the SEC prior
          to April   , 2001,

        - any such person, entity or group which had publicly disclosed such ownership prior to such date shall acquire additional common stock constituting more than two percent of our outstanding shares, or

        - any new group shall have been formed that beneficially owns more than five percent of our outstanding shares of common stock which in our judgment in any such case, and regardless of the circumstances, makes it inadvisable to proceed with the exchange offer or with such acceptance for exchange of shares.

     If any of the above events occur, we may:

     - terminate the exchange offer and as promptly as practicable return all tendered existing notes to tendering note holders;

     - extend the exchange offer and, subject to the withdrawal rights described in "Withdrawal Rights" on page 31, retain all tendered existing notes until the extended exchange offer expires;

     - amend the terms of the exchange offer; or

     - waive the unsatisfied condition and, subject to any requirement to extend the period of time during which the exchange offer is open, complete the exchange offer.

     The conditions are for our sole benefit. We may assert these conditions with respect to all or any portion of the exchange offer regardless of the circumstances giving rise to them. We may waive any condition in whole or in part at any time in our discretion. Our failure to exercise our rights under any of the above conditions does not represent a waiver of these rights. Each right is an ongoing right which may be asserted at any time. Any determination by us concerning the conditions described above will be final and binding upon all parties.

     If a stop order issued by the SEC is in effect with respect to the registration statement of which this document is a part, we will not accept any existing notes tendered and we will not exchange them for any exchange notes.

FEES AND EXPENSES

     Robertson Stephens is acting as the dealer manager in connection with the exchange offer. Robertson Stephens will receive a fee in the manner described below for its services as dealer manager, in addition to being reimbursed for its out-of-pocket expenses, including attorneys' fees, in connection with the exchange offer. The fees will be payable if and when the exchange offer is completed.

     Robertson Stephens' fee will be calculated based on a sliding scale as a percentage of incremental principal amount of existing notes tendered above specified thresholds. If all the outstanding existing notes are tendered in the exchange offer, Robertson Stephens will receive an aggregate fee of approximately $2.9 million, or 1.25%, of the principal amount of existing notes currently outstanding. This fee will be paid in the form of cash or exchange notes at our option. If we pay the fee in exchange notes, the fee will be calculated at a premium rate.

     We have agreed to indemnify Robertson Stephens against specified liabilities relating to or arising out of the offer, including civil liabilities under the federal securities laws, and to contribute to payments which Robertson Stephens may be required to make in respect thereof. However, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Robertson Stephens may from time to time hold existing notes, exchange notes and our common stock in its proprietary accounts, and to the extent it owns existing notes in these accounts at the time of the exchange offer, Robertson Stephens may tender these existing notes.

     We will enter into a registration rights agreement with Robertson Stephens, Inc. with respect to the exchange notes to be issued to Robertson Stephens, Inc. for payment of their fees in connection with the issuance of the exchange notes.

     We have retained Georgeson Shareholder Communications Inc. to act as the information agent and Wells Fargo Bank Minnesota, N.A. to act as the exchange agent in connection with the exchange offer. The information agent may contact holders of existing notes by mail, telephone, facsimile transmission and personal interviews and may request brokers, dealers and other nominee stockholders to forward materials relating to the exchange offer to beneficial owners. The information agent and the exchange agent each will receive reasonable compensation for their respective services, will be reimbursed for reasonable out-of-pocket expenses and will be indemnified against liabilities in connection with their services, including liabilities under the federal securities laws.

     Neither the information agent nor the exchange agent has been retained to make solicitations or recommendations. The fees they receive will not be based on the principal amount of existing notes tendered under the exchange offer.

     We will not pay any fees or commissions to any broker or dealer or any other person, other than Robertson Stephens, for soliciting tenders of existing notes under the exchange offer. Brokers, dealers, commercial banks and trust companies will, upon request, be reimbursed by us for reasonable and necessary costs and expenses incurred by them in forwarding materials to their customers.

POTENTIAL CONFLICT OF INTEREST

     Robertson Stephens Inc. is an indirect wholly-owned subsidiary of an affiliate of Fleet National Bank and Fleet National Bank is the agent for the holders of the senior bank debt. We are currently attempting to refinance our senior bank debt with a combination of cash and exchange notes, as described in this prospectus. Fleet National Bank and Robertson Stephens have policies and procedures in place to maintain information barriers. Even with these policies and procedures in place, their roles in the restructuring transactions may create the appearance of a conflict of interest.

LEGAL LIMITATION

     The above conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition, or may be waived by us in whole or in part at any time and from time to time in our sole discretion. Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time prior to the expiration date of the exchange offer.

     In addition, we will not accept for exchange any existing notes tendered, and no exchange notes will be issued in exchange for any such existing notes, if at such time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939.

EXCHANGE AGENT

     Wells Fargo Bank Minnesota, N.A., has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at the address set forth below. Questions, requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

                Wells Fargo Bank Minnesota, N.A., Exchange Agent

       By Registered & Certified Mail:             By Regular Mail or Overnight Courier:
                P.O. Box 1517                               Sixth and Marquette
                MAC N9303-121                                  MAC N9303-120
            Minneapolis, MN 55480                          Minneapolis, MN 55479

                            In Person by Hand Only:
                            608 Second Avenue South
                       12th Floor Northstar East Building
                             Minneapolis, MN 55402

                             For Information Call:

                                 (612) 667-0337

   By Facsimile Transmission (for Eligible Institutions only): (612) 667-9825

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

                     Attention: Corporate Trust Operations
                              Confirm by Telephone

                                 (612) 667-0337

     If you deliver the letter of transmittal to an address other than as set forth above or transmission of instructions via facsimile other than as set forth above, then such delivery or transmission does not constitute a valid delivery of such letter of transmittal.

CONSEQUENCES OF EXCHANGING OR FAILING TO EXCHANGE EXISTING NOTES

     Holders who tender their existing notes for exchange will not be obligated to pay any related transfer taxes.

     Holders of existing notes who do not exchange their existing notes for exchange notes pursuant to the exchange offer will be subordinate in payment to the exchange notes.

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

                    CASH OFFER FOR ADDITIONAL EXCHANGE NOTES

     In addition to the exchange offer, we are offering holders who tender existing notes the right to purchase up to $25.0 million aggregate principal amount of additional exchange notes for cash, which we refer to as the "cash offer." The exchange notes in the cash offer are identical in all respects to the exchange notes provided in the exchange offer as described in this prospectus under the heading "Description of Exchange Notes."

     If a note holder's tender of existing notes is withdrawn, we will not sell any additional exchange notes to that holder. Offers to purchase additional exchange notes must be in denominations of principal amounts of $1,000 and any integral multiple of $1,000.

     You may indicate your interest in purchasing additional exchange notes on the letter of transmittal or by contacting Robertson Stephens at (800) 234-2663,
Attention: Brian Sullivan, Convertible Securities Desk.

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

                         DESCRIPTION OF EXCHANGE NOTES

GENERAL

     The exchange notes will be issued pursuant to an exchange notes indenture,
dated as of             , 2001, between Komag and Wells Fargo Corporate Trust
Services, as exchange notes trustee. The following description is a summary of the material provisions of the exchange notes and the exchange notes indenture. You should refer to the actual terms of the exchange notes and the exchange notes indenture for the definitive terms and conditions, a copy of which has been filed as an exhibit to this registration statement. As used in this description, the words "we," "us," "our" or "Komag" do not include any current or future subsidiary of Komag, Incorporated.

     The exchange notes are unsecured obligations of our company. The exchange notes are subordinated to all of our senior debt under the exchange notes indenture, but senior in right of payment to the existing notes. Neither we nor our subsidiaries are limited from incurring indebtedness or issuing securities under the exchange notes indenture.

PRINCIPAL, MATURITY AND INTEREST

     The exchange notes will bear interest at the rate of 11 1/2% per year and will mature on January 15, 2004.

     The exchange notes are limited to $          aggregate principal amount,
which amount assumes the transactions described in this prospectus are completed and includes:

     - $          aggregate principal amount to be issued to holders of existing senior bank debt in connection with the senior bank debt refinancing;

     - $          aggregate principal amount to be issued as full payment for the senior subordinated note;

     - $115.0 million aggregate principal amount to be issued in the exchange offer;

     - up to an additional $25.0 million aggregate principal amount to be issued for cash to holders of existing notes that participate in the cash offer;

     - up to an additional $3.6 million aggregate principal amount to be issued to Robertson Stephens as a fee for its services in the exchange offer; and

     - up to an additional $1.6 million aggregate principal amount to be issued to Robertson Stephens as a fee for its services as the placement agent in the cash offer.

     We will pay interest on the exchange notes semiannually on January 15 and July 15 of each year to record holders at the close of business on the December 31 or June 30. Interest will be payable in cash or, at our option, in common stock. If we elect to pay interest in common stock, the shares of common stock will be valued at 90% of the average of the closing prices for the five trading days immediately preceding the second trading day prior to the interest payment date. We will provide holders notice of our election to pay interest in common stock instead of cash no later than the record date prior to such interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     We will pay principal and interest on the exchange notes at the office or agency maintained by us for such purpose in the City and State of New York, which shall initially be the office of the exchange notes trustee. However, at our option, we may pay interest by check mailed to your address as it appears in the exchange notes register. The exchange notes will be issued:

     - in fully registered form;

     - without interest coupons; and

     - in denominations of $1,000 and multiples of $1,000.

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

OPTIONAL REDEMPTION

     We may redeem the exchange notes at our option, in whole or in part, at any time on and after the second anniversary date of the issuance of the exchange notes, upon not less than 15 nor more than 60 days' prior notice, by mail at the following redemption prices:

                                                              REDEMPTION
                           PERIOD                               PRICE
                           ------                             ----------
Beginning on or after the second anniversary date of the
  initial issuance of the exchange notes and ending on
  January 14, 2004..........................................    102.3%
January 15, 2004............................................      100%

In each case, we will pay interest to the redemption date. If the redemption date is an interest payment date, interest shall be paid to the record holder on the relevant record date. If we redeem less than all the exchange notes, the exchange notes trustee will select the exchange notes to be redeemed by lot or pro rata. On or after the redemption date, interest will cease to accrue on the exchange notes called for redemption.

MANDATORY REDEMPTION

     We will not be required to make mandatory redemption or sinking fund payments on the exchange notes.

REPURCHASE AT THE OPTION OF HOLDERS

     If a designated event occurs, you shall have the right to require us to repurchase your exchange notes at a purchase price equal to 101% of the principal amount to be repurchased, together with accrued and unpaid interest to the designated event payment date. We refer to this as the "designated event payment."

     Within 30 days following any designated event, we will mail a notice to each holder stating:

          (1) that the designated event offer is being made pursuant to the designated event provisions of the exchange notes indenture;

          (2) that all exchange notes tendered will be accepted for payment;

          (3) the purchase price and the designated event payment date, such date to be no earlier than 30 days nor later than 40 days from the date the designated event notice is mailed;

          (4) that any exchange notes not tendered will continue to accrue interest;

          (5) that all exchange notes accepted for payment shall cease to accrue interest after the designated event payment date, unless we fail to pay the designated event payment;

          (6) that holders electing to have their exchange notes purchased by us will be required to surrender the exchange notes to the paying agent at the address specified in the notice prior to the close of business on the third business day preceding the designated event payment date;

          (7) that holders will be entitled to withdraw their election if the paying agent receives, not later than the close of business on the second business day preceding the designated event payment date, a telegram, telex, facsimile transmission or letter setting forth the following:

           - the name of the holder;

           - the principal amount of exchange notes delivered for purchase; and

           - a statement that the holder is withdrawing their election to have the exchange notes purchased;

          (8) that holders whose exchange notes are being purchased only in part will be issued new exchange notes equal in principal amount to the unpurchased portion of the exchange notes surrendered, such unpurchased portion to be equal to $1,000 or a multiple of $1,000.

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

     We will comply with any applicable requirements of Rules 13e-4 and 14e-1 under the Exchange Act in connection with any repurchase of the exchange notes upon a designated event.

     On the designated event payment date, we will:

     - accept for payment exchange notes tendered pursuant to the designated event offer;

     - deposit with the paying agent the designated event payment for all tendered exchange notes; and

     - deliver to the exchange notes trustee the exchange notes together with an officers' certificate stating the amount of exchange notes tendered to us.

     If we accept the notes that you have tendered upon a designated event, the paying agent shall promptly mail to you the purchase price. In addition, the exchange notes trustee shall promptly authenticate and mail to you a new exchange note for any unpurchased portion of the exchange notes surrendered, provided that the new exchange note is in a principal amount of $1,000 or a multiple of $1,000. We will publicly announce the results of the designated event offer after the designated event payment date. However, we may not have sufficient financial resources to repurchase the exchange notes upon a designated event.

     The exchange notes indenture does not contain any other provisions that permit you to require us to repurchase or redeem the exchange notes in the event of a takeover, recapitalization or similar restructuring except as set forth in this section.

     The designated event purchase feature may discourage or make it more difficult to complete a takeover of Komag or remove the management of Komag. However, the designated event purchase feature is not as a result of management's knowledge of any specific effort to accumulate Komag stock or to obtain control of Komag by means of a merger, tender offer, solicitation or otherwise, or part of a plan by management to adopt a series of antitakeover provisions. We could, in the future, enter into particular types of transactions that would not constitute a designated event under the exchange notes indenture but could increase the amount of our indebtedness or affect our capital structure or credit ratings. Any payment upon a designated event by us is subordinated to the prior payment in full of senior debt under the exchange notes indenture.

     If a designated event were to occur, we may not have sufficient financial resources to pay the purchase price. The terms of the Malaysian bonds prohibit us from repurchasing any exchange notes in cash. Any future debt agreements may contain similar restrictions and provisions. If a designated event occurs at a time we are prohibited from repurchasing the exchange notes, we would seek to obtain the consent of our lenders. If we are unable to obtain a consent or refinance the exchange notes, we would be prohibited from repurchasing the exchange notes. If we fail to repurchase the exchange notes upon a designated event, we would have an event of default under our exchange notes indenture. Any default under the exchange notes indenture may result in a default under our senior debt. In addition, the occurrence of a designated event may cause an event of default under our senior debt. As a result, any repurchase of the exchange notes would, absent a waiver, be prohibited under the subordination provisions of the exchange notes indenture until the senior debt is paid in full.

     A designated event will be deemed to have occurred upon a "change of control" or a "termination of trading."

     A "change of control" occurs:

     - when any person or group is or becomes the beneficial owner of shares representing more than 50% of the combined voting power of the then outstanding securities entitled to vote generally in elections of directors of Komag ("voting stock");

     - when Komag consolidates with or merges into any other corporation, or any other corporation merges into Komag, and, in the case of any such transaction, the outstanding common stock of Komag is reclassified into or exchanged for any other property or security, unless the stockholders of Komag immediately before such transaction own, directly or indirectly immediately following such transaction, at least a majority of the combined voting power of the outstanding voting securities of the corporation resulting from such transaction in substantially the same proportion as their ownership of the voting stock immediately before such transaction;

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

     - when Komag conveys, transfers or leases all or substantially all of its assets; or

     - any time the continuing directors do not constitute a majority of the board of directors of Komag, or, if applicable, a successor corporation to Komag.

     However, a change of control shall not be deemed to have occurred if at least 90% of the consideration, excluding cash payments for fractional shares, in the transaction or transactions constituting the change of control consists of shares of common stock that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States.

     The definition of change of control includes a phrase relating to the lease, transfer or conveyance of all or "substantially all" of our assets. There is no precise established definition of all or "substantially all" under applicable law. As a result, your ability to require us to repurchase the exchange notes as a result of a lease, transfer or conveyance of less than all of our assets may be uncertain.

     "Continuing directors" means any member of our board of directors who:

     - was a member of the board of directors on the date of the exchange notes indenture; or

     - was nominated for election or elected to the board of directors with the approval of a majority of the continuing directors who were members of such board at the time of such nomination or election.

     "Termination of trading" will be deemed to have occurred if the common stock, or other common stock into which the exchange notes are then convertible, is neither listed for trading on a United States national securities exchange nor approved for trading on an established automated over-the-counter trading market in the United States.

SELECTION AND NOTICE

     If we redeem less than all of the exchange notes, the exchange notes trustee will select the exchange notes to redeem in the following manner:

     - if the exchange notes are listed on a national securities exchange, in compliance with the requirements of the principal national securities exchange; or

     - if the exchange notes are not listed on a national securities exchange, on a pro rata basis.

No exchange notes of $1,000 or less shall be redeemed in part. We will mail to holders the notice of redemption by first class mail at least 15 but not more than 60 days before the redemption date. If we redeem only a portion of an exchange note, the notice of redemption will state the portion of the principal amount to be redeemed. A new exchange note will then be issued to the holder upon cancellation of the original exchange note for the unredeemed portion. On and after the redemption date, interest ceases to accrue on exchange notes called for redemption.

CONVERSION

     You will have the right at any time prior to maturity to convert your exchange note into shares of common stock at the conversion price of $3.00 per share, subject to adjustment as described below. If an exchange note is called for redemption, the conversion right will terminate at the close of business on the business day immediately preceding the redemption date. Except as described below, we will make no adjustment on conversion for interest accrued on exchange notes or for dividends on any common stock issued prior to the conversion date. If you convert your notes after a record date and prior to the next interest payment date, you will have to pay us interest unless the notes have been called for redemption. We will not issue fractional shares upon conversion, but will instead make a cash adjustment for any fractional share interest.

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

     The conversion price is subject to adjustment if:

          (1) we issue shares of our common stock as a dividend or distribution on our common stock;

          (2) we subdivide or combine our outstanding common stock;

          (3) we issue to substantially all holders of our common stock, rights or warrants to subscribe for or purchase our common stock or securities convertible into our common stock at a price per share less than the then current market price per share;

          (4) we distribute shares of our capital stock other than common stock, evidences of indebtedness or other assets, excluding:

           - dividends or distributions or rights or warrants referred to in
             (1), (3) or (7);

           - dividends and distributions paid exclusively in cash pursuant to
             (5) below;

          (5) we distribute, by dividend or otherwise, cash to all holders of our common stock in an aggregate amount that, together with the aggregate of any other distributions of cash that did not trigger a conversion price adjustment to all holders of our common stock within the 12 months preceding the date fixed for determining the stockholders entitled to such distribution and all excess payments in respect of each tender offer or other negotiated transaction by us or one of our subsidiaries for common stock concluded within the preceding 12 months not triggering a conversion price adjustment, exceeds 15% of our market capitalization;

          (6) we pay an excess payment in respect of a tender offer or other negotiated transaction by us or one of our subsidiaries for our common stock, if the aggregate amount of such excess payment, together with the aggregate amount of cash distributions made within the preceding 12 months not triggering a conversion price adjustment and all excess payments in respect of each tender offer or other negotiated transaction by us or one of our subsidiaries for our common stock concluded within the preceding 12 months not triggering a conversion price adjustment, exceeds 15% of our market capitalization; and

          (7) we distribute to substantially all holders of our common stock rights or warrants to subscribe for securities, other than those securities referred to in clause (3) above.

     If we distribute to substantially all holders of our common stock rights to subscribe for additional shares of our capital stock, instead of adjusting the conversion price we may provide that each holder that converts the exchange note after the record date for the distribution date and prior to the expiration or redemption of the rights shall be entitled to receive upon conversion, in addition to shares of common stock, an appropriate number of these rights. However, this provision will not apply to any adjustment to the conversion price as a result of the distribution of securities described in (3) above. No adjustment of the conversion price will be made until cumulative adjustments amount to one percent or more of the conversion price as last adjusted.

     If we implement a stockholder rights plan, the rights plan must provide that upon conversion of your exchange notes, you will receive, in addition to the common stock issuable upon conversion, the rights whether or not the rights have separated from the common stock at the time of the conversion.

     If we:

     - reclassify or change our outstanding common stock,

     - consolidate with or merge into any person or transfer or lease all or substantially all our assets, or

     - are a party to a merger that reclassifies or changes our outstanding common stock,

the exchange notes will become convertible into the kind and amount of securities, cash or other assets which the holders of the exchange notes would have owned immediately after the transaction if the holders had converted the exchange notes immediately before the effective date of the transaction. If rights or warrants expire unexercised, the conversion price shall be readjusted to take into account the actual number of rights or warrants that were exercised.

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

     "Current market price" per share of common stock on any date shall be deemed to be the average of the daily market prices for the shorter of:

     - the 30 consecutive business days ending on the last full trading day on the exchange or market referred to in determining such daily market prices prior to the time of determination; or

     - the period commencing on the date next succeeding the first public announcement of the issuance of such rights or warrants or such distribution through such last full trading day prior to the time of determination.

     "Excess payment" means the excess of:

     - the aggregate of the cash and fair market value of other consideration paid by us or one of our subsidiaries with respect to the shares acquired in the tender offer or other negotiated transaction, over

     - the market value of such acquired shares after giving effect to the completion of the tender offer or other negotiated transaction.

     "Market capitalization" means the product of the current market price per share on the date fixed for the determination of stockholders entitled to receive such distribution or expiration of such tender offer, as the case may be, times the number of shares of our common stock outstanding on such date.

     We may from time to time reduce the conversion price by any amount for any period of at least 20 days if our board of directors has made a determination that reducing the conversion price would be in our best interests. We will be required to give at least 15 days notice of such reduction. We may, at our option, reduce the conversion price if our board of directors deems it advisable to avoid or diminish any income tax to holders of common stock resulting from any dividend or distribution of stock. See "United States Federal Income Tax Considerations."

PAYMENT OF ADDITIONAL INTEREST UPON CONVERSION PRIOR TO THE SECOND ANNIVERSARY DATE OF THE INITIAL ISSUANCE OF EXCHANGE NOTES.

     If you elect to convert your exchange notes at any time on or prior to the second anniversary date of the initial issuance of the exchange notes, you will receive a payment of additional interest upon conversion so long as we have not previously mailed an automatic conversion notice to holders. We will pay additional interest upon conversion equal to two years of interest, less any interest actually paid on the exchange notes prior to the conversion, payable in cash or, at our option, in common stock, valued at the conversion price. Our ability to pay additional interest in common stock will be subject to certain conditions set forth in the exchange notes indenture.

WE MAY ELECT TO AUTOMATICALLY CONVERT THE EXCHANGE NOTES IF OUR STOCK PRICE HITS SPECIFIC TARGETS.

     We may elect to automatically convert the exchange notes at any time prior to maturity if the price of our common stock has exceeded 200% of the conversion price for at least 20 trading days during a consecutive 30-day trading period ending within five trading days prior to the notice of automatic conversion. We refer to this as an "automatic conversion." The notice of automatic conversion must be given not more than 30 and not less than 15 days prior to the date of automatic conversion. We will specify in the automatic conversion notice whether we shall pay the additional interest in cash or common stock.

     If an automatic conversion occurs on or prior to the second anniversary date of the issuance of the exchange notes we will pay additional interest in cash or, at our option, in Komag common stock to holders of notes. If we elect to pay the additional interest in Komag common stock, the shares of common stock will be valued at 90% of the average of the closing prices for the five trading days immediately preceding the second trading day preceding the conversion date. This additional interest shall be equal to two year's worth of interest, less any interest actually paid prior to the date of automatic conversion. Our ability to pay additional interest in common stock will be subject to certain conditions set forth in the exchange notes indenture.

SUBORDINATION

     The exchange notes are subordinate in right of payment to all of our senior debt. Neither we nor our subsidiaries are limited from incurring senior debt or other indebtedness under the exchange notes indenture. In

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

addition, the exchange notes are structurally subordinated to all indebtedness and other liabilities of our subsidiaries.

     We shall not make any payment on the exchange notes nor shall we redeem, purchase or acquire the exchange notes unless:

     - we have paid all amounts due on senior debt, and

     - at the time of any payment, redemption, purchase or acquisition, there shall not be any default under the senior debt that shall not have been cured or waived that shall have resulted in the full amount of the senior debt being declared due and payable.

     If holders of designated senior debt notify Komag and the exchange notes trustee pursuant to a payment blockage notice that a default has occurred that permits them to accelerate the maturity of their designated senior debt, we may not make any payment on the exchange notes or purchase, redeem or acquire the exchange notes for the period (the "payment blockage period") commencing on the date notice is received and ending on the earlier of:

     - the date on which the event of default under the designated senior debt shall have been cured or waived; or

     - 180 days from the date notice is received.

We may resume payments on the exchange notes after the end of such payment blockage period, unless the holders of the designated senior debt shall have accelerated the maturity of the designated senior debt. Not more than one payment blockage notice may be given in any consecutive 360-day period.

     Upon any distribution of its assets in connection with any dissolution, winding-up, liquidation or reorganization of Komag or acceleration of the exchange notes because of an event of default, we must pay all senior debt in full before the holders of the exchange notes are entitled to any payments.

     If payment of the exchange notes is accelerated because of an event of default, either we or the exchange notes trustee shall promptly notify the holders of senior debt of the acceleration. We may not make any payments on the exchange notes until five days after the holders of senior debt receive notice of such acceleration. Thereafter, we may pay the exchange notes only if the subordination provisions of the exchange notes indenture otherwise permit payment at that time.

     As a result of these subordination provisions, in the event of our insolvency, holders of exchange notes may recover ratably less than general creditors of Komag.

MERGER, CONSOLIDATION OR SALE OF ASSETS

     We may not consolidate or merge with or into, whether or not we are the surviving corporation, any person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our properties or assets unless:

     - we are the surviving or continuing corporation, or the person formed by or surviving any such consolidation or merger (if other than us) or the person which acquires by sale, assignment, transfer, lease, conveyance or other disposition our properties and assets is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

     - the entity or person formed by or surviving any such consolidation or merger (if other than us) assumes all the our obligations pursuant to a supplemental exchange notes indenture in a form reasonably satisfactory to the exchange notes trustee;

     - the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of our properties or assets shall be as an entirety or virtually as an entirety to one person and such person shall have assumed all our obligations pursuant to a supplemental exchange notes indenture in a form reasonably satisfactory to the exchange notes trustee;

     - immediately after such transaction no default or event of default exists; and

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

     - we or such person shall have delivered to the exchange notes trustee an officers' certificate and an opinion of counsel, each stating that such transaction and the supplemental exchange notes indenture comply with the exchange notes indenture and that all conditions precedent in the exchange notes indenture relating to such transaction have been satisfied.

PAYMENTS FOR CONSENT

     Neither we nor any of our subsidiaries shall pay any consideration to any holder in order to obtain any consent, waiver or amendment of any of the terms or provisions of the exchange notes indenture or the exchange notes unless this consideration is offered to all holders of the exchange notes.

REPORTS

     Whether or not required by the rules and regulations of the Commission, so long as any exchange notes are outstanding, we will file with the Commission and furnish to the holders upon request all quarterly and annual financial information required to be contained in a filing with the Commission on Forms 10-Q and 10-K, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual consolidated financial statements only, a report thereon by our independent auditors.

EVENTS OF DEFAULT AND REMEDIES

     Each of the following will be an event of default under the exchange notes indenture:

          (1) we fail to pay interest on the exchange notes for 30 days after the due date;

          (2) we fail to pay principal on the exchange notes when due;

          (3) we fail to pay the designated event payment when due, whether or not prohibited by the subordination provisions of the exchange notes indenture;

          (4) we fail to provide timely notice of a designated event;

          (5) we fail for 60 days after notice to comply with any other covenants and agreements contained in the exchange notes indenture;

          (6) we or one of our subsidiaries defaults under any mortgage, indenture or instrument for money borrowed, or the payment of which is guaranteed by us or one of our subsidiaries, which default (A) is caused by a failure to pay when due principal or interest on such indebtedness within the grace period provided in such indebtedness, which failure continues beyond the longer of any applicable grace period or 30 days (a "payment default") or (B) results in the acceleration of the indebtedness prior to maturity and, in each case, the principal amount of such indebtedness, together with any other indebtedness under which there has been a payment default or the maturity of which has been accelerated, aggregates $10.0 million or more;

          (7) either we or one of our subsidiaries fails to pay final judgments aggregating in excess of $10.0 million, which judgments are not stayed within 60 days after their entry, subject to limited exceptions; and

          (8) certain bankruptcy or insolvency events that affect us or any of our material subsidiaries.

     If any event of default occurs and is continuing, the exchange notes trustee or the holders of at least 25% in principal amount of outstanding exchange notes may declare all of the exchange notes to be due and payable immediately. However, in the case of an event of default arising from certain events of bankruptcy or insolvency with respect to us or any material subsidiary, all outstanding exchange notes will become due and payable without further action or notice.

     Holders may not enforce the exchange notes indenture except as provided in the exchange notes indenture. Holders of a majority in principal amount of outstanding exchange notes may direct the exchange notes trustee in its exercise of any trust or power. The exchange notes trustee may withhold from holders of the exchange notes notice of any continuing default or event of default, if the exchange notes trustee determines that withholding notice is in the holders' interest, except a default or event of default relating to the payment of principal or interest.

     The holders of a majority in aggregate principal amount of the outstanding exchange notes may by notice to the exchange notes trustee waive any existing default or event of default and its consequences under the exchange notes indenture except a continuing default or event of default in the payment of the designated event payment or interest on, or the principal of, the exchange notes.

     We are required to deliver to the exchange notes trustee annually a statement regarding compliance with the exchange notes indenture. We are required, upon becoming aware of any default or event of default, to deliver to the exchange notes trustee a statement specifying such default or event of default.

TRANSFER AND EXCHANGE

     Holders may transfer or exchange notes in accordance with the exchange notes indenture. The registrar and the exchange notes trustee may require the holder to furnish appropriate endorsements and transfer documents. We may require the holder to pay any taxes and fees required by law or permitted by the exchange notes indenture. We are not required to exchange or register the transfer of:

     - any exchange note for a period of 15 days next preceding any selection of exchange notes to be redeemed;

     - any exchange note selected for redemption; or

     - any exchange note surrendered for repurchase and not withdrawn in connection with a designated event.

AMENDMENT, SUPPLEMENT AND WAIVER

     The consent of the holders of a majority in principal amount of the outstanding notes will be required to make a modification or amendment to the exchange notes indenture. However, a modification or amendment requires the consent of the holder of each outstanding note affected if it would:

     - reduce the amount of exchange notes whose holders must consent to an amendment, supplement or waiver;

     - reduce the principal of any exchange note;

     - change the fixed maturity of any exchange note;

     - alter the redemption provisions of any exchange note;

     - reduce the rate of or change the time for payment of interest on any exchange note;

     - waive a default in the payment of principal of or interest on any exchange note, except a rescission of acceleration of the exchange notes by the holders of at least a majority in aggregate principal amount of the exchange notes and a waiver of the payment default that resulted from such acceleration;

     - make any exchange note payable in money other than that stated in the exchange note;

     - make any change relating to waivers of past defaults;

     - make any change to the rights of holders of exchange notes to receive payments of principal or interest on the exchange notes;

     - waive a redemption payment with respect to any exchange note;

     - impair the right to convert the exchange notes into common stock;

     - modify the conversion provisions in a manner adverse to the holders of the exchange notes;

     - modify the subordination provisions in a manner adverse to the holders of exchange notes; or

     - make any change in the foregoing amendment and waiver provisions.

     However, Komag and the exchange notes trustee may amend or supplement the exchange notes indenture or the exchange notes without the consent of any holder of exchange notes:

     - to cure any ambiguity, defect or inconsistency;

     - to provide for uncertificated exchange notes;

     - to provide for a merger or consolidation;

     - to provide for any additional rights or benefits to the holders of the exchange notes;

     - to make any change that does not adversely affect the legal rights of any such holder under the exchange notes indenture; or

     - to comply with requirements of the Commission in order to qualify, or maintain the qualification of, the exchange notes indenture under the Trust Indenture Act.

CONCERNING THE EXCHANGE NOTES TRUSTEE

     The rights of the exchange notes trustee, should it become a creditor of Komag, to obtain payment of claims is limited under the exchange notes indenture. The exchange notes trustee will be permitted to engage in other transactions. However, if the exchange notes trustee acquires any conflicting interest it must either eliminate the conflict within 90 days, apply to the Commission for permission to continue, or resign.

     An affiliate of the exchange notes trustee is a lender under our revolving credit facility. An affiliate of the exchange notes trustee is also the transfer agent for our common stock.

     The holders of a majority in principal amount of the then outstanding exchange notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the exchange notes trustee. In case an event of default has occurred and is continuing, the exchange notes trustee will be required to use the degree of care of a prudent man in the conduct of his own affairs. Subject to these provisions, the exchange notes trustee will be under no obligation to exercise any of its rights or powers under the exchange notes indenture at the request of any holder of exchange notes unless such holder shall have offered to the exchange notes trustee security and indemnity satisfactory to it against any loss, liability or expense.

DEFINITIONS

     "designated senior debt" means our obligations under any of our senior debt of at least $10.0 million that is specifically designated by us as "designated senior debt."

     "indebtedness" means all of our obligations:

          (1) for borrowed money, including, but not limited to, any indebtedness secured by a security interest, mortgage or other lien on our assets which is:

           - given to secure all or part of the purchase price of property, whether given to the vendor of such property or to another; or

           - existing on property at the time of the acquisition of the property;

          (2) evidenced by a note, debenture, bond or other written instrument;

          (3) under a lease required to be capitalized on the balance sheet of the lessee under GAAP or under any lease or related document, including a purchase agreement, which provides that such person is contractually obligated to purchase or to cause a third party to purchase such leased property;

          (4) in respect of letters of credit, bank guarantees or bankers' acceptances;

          (5) with respect to indebtedness secured by a mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in an encumbrance to which our property or assets are subject, whether or not the obligation secured thereby shall have been assumed or guaranteed by us or shall otherwise be our legal liability;

          (6) in respect of the balance of deferred and unpaid purchase price of any property or assets;

          (7) under any interest rate or currency swap agreement, cap, floor and collar agreement, spot and forward contract and similar agreement and arrangement;

          (8) with respect to any obligation of others of the type described in the preceding clauses (1) through (7) above or under clause (9) below assumed by or guaranteed in any manner by us or in effect guaranteed by us through an agreement to purchase, including, without limitation, "take or pay" and similar arrangements, and our obligations under any such assumptions, guarantees or other such arrangements; and

          (9) any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any of the above.

     "senior debt" means the principal of, interest on, fees, costs and expenses or other amounts due on indebtedness, whether outstanding on the date of the exchange notes indenture or thereafter created, incurred, assumed or guaranteed by Komag, unless, in the instrument creating or evidencing or pursuant to which indebtedness is outstanding, it is expressly provided that the indebtedness is not senior in right of payment to the exchange notes. Senior debt includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Komag, whether or not post-filing interest is allowed in such proceeding, at the rate specified in the instrument governing the relevant obligation. However, senior debt shall not include:

     - indebtedness of or amounts owed by Komag for compensation to employees, or for goods, services or materials purchased in the ordinary course of business;

     - indebtedness of Komag to a subsidiary of Komag;

     - any liability for Federal, state, local or other taxes owed or owing by Komag;

     - the existing notes; or

     - the exchange notes.

                         DESCRIPTION OF EXISTING NOTES

GENERAL

     The existing notes were issued pursuant to an indenture, dated as of January 15, 1997, between Komag and State Street Bank and Trust Company, as trustee. The following description is a summary of the material provisions of the existing notes and the indenture. You should refer to the actual terms of the existing notes and the indenture for the definitive terms and conditions. As used in this description, the words "we," "us," "our" or "Komag" do not include any current or future subsidiary of Komag, Incorporated.

     The existing notes are unsecured obligations of Komag. The existing notes are subordinated to all of our senior debt under the indenture. Neither we nor our subsidiaries are limited from incurring indebtedness or issuing securities under the indenture.

PRINCIPAL, MATURITY AND INTEREST

     The existing notes bear interest at the rate of 5 3/4% per year and will mature on January 15, 2004.

     We pay interest on the existing notes semiannually on January 15 and July 15 of each year to record holders at the close of business on the December 31 or June 30. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

     We will pay principal and interest on the existing notes at the office or agency maintained by us for such purpose in the City and State of New York, which is currently the office of the trustee. However, at our option, we may pay interest by check mailed to your address as it appears in the existing notes register. The existing notes are:

     - in fully registered form;

     - without interest coupons; and

     - in denominations of $1,000 and multiples of $1,000.

OPTIONAL REDEMPTION

     We may redeem the existing notes at our option, in whole or in part, at any time upon not less than 15 nor more than 60 days prior notice, by mail at the following redemption prices:

                           PERIOD                             REDEMPTION PRICE
                           ------                             ----------------
Beginning on January 15, 2001 and ending on January 14,
  2002......................................................      102.464%
Beginning on January 15, 2002 and ending on January 14,
  2003......................................................      101.643%
Beginning on January 15, 2003 and ending on January 14,
  2004......................................................      100.821%

and 100% at January 15, 2004. In each case, we will pay interest to the redemption date. If the redemption date is an interest payment date, interest shall be paid to the record holder on the relevant record date. If we redeem less than all the existing notes, the trustee will select the existing notes to be redeemed by lot or pro rata. On or after the redemption date, interest will cease to accrue on the existing notes called for redemption.

MANDATORY REDEMPTION

     We are not required to make mandatory redemption or sinking fund payments on the existing notes.

REPURCHASE AT THE OPTION OF HOLDERS

     If a designated event occurs, you have the right to require us to repurchase your existing notes at a purchase price equal to 101% of the principal amount to be repurchased, together with accrued and unpaid interest to the designated event payment date. We refer to this as the "designated event payment." Within 30 days following any designated event, we will mail a notice to each holder stating:

          (1) that the designated event offer is being made pursuant to the designated event provisions of the indenture;

          (2) that all existing notes tendered will be accepted for payment;

          (3) the purchase price and the designated event payment date, such date to be no earlier than 30 days nor later than 40 days from the date the designated event notice is mailed;

          (4) that any existing notes not tendered will continue to accrue interest;

          (5) that all existing notes accepted for payment shall cease to accrue interest after the designated event payment date, unless we fail to pay the designated event payment;

          (6) that holders electing to have their existing notes purchased by us will be required to surrender the existing notes to the paying agent at the address specified in the notice prior to the close of business on the third business day preceding the designated event payment date;

          (7) that holders will be entitled to withdraw their election if the paying agent receives, not later than the close of business on the second business day preceding the designated event payment date, a telegram, telex, facsimile transmission or letter setting forth the following:

           - the name of the holder;

           - the principal amount of existing notes delivered for purchase; and

           - a statement that the holder is withdrawing their election to have the existing notes purchased;

          (9) that holders whose existing notes are being purchased only in part will be issued new existing notes equal in principal amount to the unpurchased portion of the existing notes surrendered, such unpurchased portion to be equal to $1,000 or a multiple of $1,000.

     We will comply with any applicable requirements of Rules 13e-4 and 14e-1 under the Exchange Act in connection with any repurchase of the existing notes upon a designated event.

     On the designated event payment date, we will:

     - accept for payment existing notes tendered pursuant to the designated event offer;

     - deposit with the paying agent the designated event payment for all tendered existing notes; and

     - deliver to the trustee the existing notes together with an officers' certificate stating the amount of existing notes tendered to Komag.

     If we accept the notes that you have tendered upon a designated event, the paying agent shall promptly mail to you the purchase price. In addition, the trustee shall promptly authenticate and mail to you a new existing note for any unpurchased portion of the existing notes surrendered, provided that the new existing note is in a principal amount of $1,000 or a multiple of $1,000. We will publicly announce the results of the designated event offer after the designated event payment date. However, we may not have sufficient financial resources to repurchase the existing notes upon a designated event.

     The indenture does not contain any other provisions that permit you to require us to repurchase or redeem the existing notes in the event of a takeover, recapitalization or similar restructuring except as set forth in this section.

     The designated event purchase feature may discourage or make it more difficult to complete a takeover of Komag or remove the management of Komag. However, the designated event purchase feature was not implemented as a result of management's knowledge of any specific effort to accumulate Komag stock or to obtain control of Komag by means of a merger, tender offer, solicitation or otherwise, or part of a plan by management to adopt a series of antitakeover provisions. We could, in the future, enter into particular types of transactions that would not constitute a designated event under the indenture but could increase the amount of our indebtedness or affect our capital structure or credit ratings. Any payment upon a designated event by us is subordinated to the prior payment in full of senior debt under the indenture.

     If a designated event were to occur, we may not have sufficient financial resources to pay the purchase price. Our credit agreement prohibits us from repurchasing any existing notes. Any future debt agreements may contain similar restrictions and provisions. If a designated event occurs at a time we are prohibited from repurchasing the existing notes, we would seek to obtain the consent of our lenders. If we are unable to obtain a consent or refinance the existing notes, we would be prohibited from repurchasing the existing notes. If we fail to repurchase the existing notes upon a designated event, we would have an event of default under our indenture. Any default under the indenture may result in a default under our senior debt. In addition, the occurrence of a designated event may cause an event of default under our senior debt. As a result, any repurchase of the existing notes would, absent a waiver, be prohibited under the subordination provisions of the indenture until the senior debt is paid in full.

     A designated event will be deemed to have occurred upon a "change of control" or a "termination of trading."

     A "change of control" occurs:

     - when any person or group is or becomes the beneficial owner of shares representing more than 50% of the combined voting power of the then outstanding securities entitled to vote generally in elections of directors of Komag ("voting stock");

     - when Komag consolidates with or merges into any other corporation, or any other corporation merges into Komag, and, in the case of any such transaction, the outstanding common stock of Komag is reclassified into or exchanged for any other property or security, unless the stockholders of Komag immediately before such transaction own, directly or indirectly immediately following such transaction, at least a majority of the combined voting power of the outstanding voting securities of the corporation resulting from such transaction in substantially the same proportion as their ownership of the voting stock immediately before such transaction;

     - when Komag conveys, transfers or leases all or substantially all of its assets; or

     - any time the continuing directors do not constitute a majority of the board of directors of Komag, or, if applicable, a successor corporation to Komag.

     However, a change of control shall not be deemed to have occurred if at least 90% of the consideration, excluding cash payments for fractional shares, in the transaction or transactions constituting the change of control consists of shares of common stock that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States.

     The definition of change of control includes a phrase relating to the lease, transfer or conveyance of all or "substantially all" of our assets. There is no precise established definition of all or "substantially all" under applicable law. As a result, your ability to require us to repurchase the existing notes as a result of a lease, transfer or conveyance of less than all of our assets may be uncertain.

     "Continuing directors" means any member of our board of directors who:

     - was a member of the board of directors on the date of the indenture; or

     - was nominated for election or elected to the board of directors with the approval of a majority of the continuing directors who were members of such board at the time of such nomination or election.

     "Termination of trading" will be deemed to have occurred if the common stock, or other common stock into which the existing notes are then convertible, is neither listed for trading on a United States national securities exchange nor approved for trading on an established automated over-the-counter trading market in the United States.

SELECTION AND NOTICE

     If we redeem less than all of the existing notes, the trustee will select the existing notes to redeem in the following manner:

     - if the existing notes are listed on a national securities exchange, in compliance with the requirements of the principal national securities exchange; or

     - if the existing notes are not listed on a national securities exchange, on a pro rata basis.

     No existing notes of $1,000 or less shall be redeemed in part. We will mail to holders the notice of redemption by first class mail at least 15 but not more than 60 days before the redemption date. If we redeem only a portion of an existing note, the notice of redemption will state the portion of the principal amount to be redeemed. A new existing note will then be issued to the holder upon cancellation of the original existing note for the unredeemed portion. On and after the redemption date, interest ceases to accrue on existing notes called for redemption.

CONVERSION

     You have the right at any time prior to maturity to convert your existing note into shares of common stock at the conversion price of $26.12 per share, subject to adjustment as described below. If an existing note is called for redemption, the conversion right will terminate at the close of business on the business day immediately preceding the redemption date. Except as described below, we will make no adjustment on conversion for interest accrued on existing notes or for dividends on any common stock issued prior to the conversion date. If you convert your notes after a record date and prior to the next interest payment date, you will have to pay us interest unless the notes have been called for redemption. We will not issue fractional shares upon conversion, but will instead make a cash adjustment for any fractional share interest.

     The conversion price is subject to adjustment if:

          (1) we issue shares of our common stock as a dividend or distribution on our common stock;

          (2) we subdivide or combine our outstanding common stock;

          (3) we issue to substantially all holders of our common stock, rights, options or warrants to subscribe for or purchase our common stock or securities convertible into our common stock at a price per share less than the then current market price per share;

          (4) we distribute shares of our capital stock other than common stock, evidences of indebtedness or other assets, excluding:

           - dividends or distributions or rights or options or warrants referred to in (1), (3) or (7);

           - dividends and distributions paid exclusively in cash pursuant to
             (5) below;

          (5) we distribute, by dividend or otherwise, cash to all holders of our common stock in an aggregate amount that, together with the aggregate of any other distributions of cash that did not trigger a conversion price adjustment to all holders of our common stock within the 12 months preceding the date fixed for determining the stockholders entitled to such distribution and all excess payments in respect of each tender offer or other negotiated transaction by us or one of our subsidiaries for common stock concluded within the preceding 12 months not triggering a conversion price adjustment, exceeds 15% of our market capitalization;

          (6) we pay an excess payment in respect of a tender offer or other negotiated transaction by us or one of our subsidiaries for our common stock, if the aggregate amount of such excess payment, together with the aggregate amount of cash distributions made within the preceding 12 months not triggering a conversion price adjustment and all excess payments in respect of each tender offer or other negotiated transaction by us or one of our subsidiaries for our common stock concluded within the preceding 12 months not triggering a conversion price adjustment, exceeds 15% of our market capitalization; and

          (7) we distribute to substantially all holders of our common stock rights or warrants to subscribe for securities, other than those securities referred to in clause (3) above.

     If we distribute to substantially all holders of our common stock rights to subscribe for additional shares of our capital stock, instead of adjusting the conversion price we may provide that each holder that converts the existing note after the record date for the distribution date and prior to the expiration or redemption of the rights shall be entitled to receive upon conversion, in addition to shares of common stock, an appropriate number of these rights. However, this provision will not apply to any adjustment to the conversion price as a result of the distribution of securities described in (3) above. No adjustment of the conversion price will be made until cumulative adjustments amount to one percent or more of the conversion price as last adjusted.

     If we implement a stockholder rights plan, the rights plan must provide that upon conversion of your existing notes, you will receive, in addition to the common stock issuable upon conversion, the rights whether or not the rights have separated from the common stock at the time of the conversion.

     If we:

     - reclassify or change our outstanding common stock,

     - consolidate with or merge into any person or transfer or lease all or substantially all our assets, or

     - are a party to a merger that reclassifies or changes our outstanding common stock,

the existing notes will become convertible into the kind and amount of securities, cash or other assets which the holders of the existing notes would have owned immediately after the transaction if the holders had converted the existing notes immediately before the effective date of the transaction. If rights, warrants or options expire unexercised, the conversion price shall be readjusted to take into account the actual number of warrants, rights or options that were exercised.

     "Current market price" per share of common stock on any date shall be deemed to be the average of the daily market prices for the shorter of:

     - the 30 consecutive business days ending on the last full trading day on the exchange or market referred to in determining such daily market prices prior to the time of determination; or

     - the period commencing on the date next succeeding the first public announcement of the issuance of such rights or warrants or such distribution through such last full trading day prior to the time of determination.

     "Excess payment" means the excess of:

     - the aggregate of the cash and fair market value of other consideration paid by us or one of our subsidiaries with respect to the shares acquired in the tender offer or other negotiated transaction, over

     - the market value of such acquired shares after giving effect to the completion of the tender offer or other negotiated transaction.

     "Market capitalization" means the product of the current market price per share on the date fixed for the determination of stockholders entitled to receive such distribution or expiration of such tender offer, as the case may be, times the number of shares of our common stock outstanding on such date.

     We may from time to time reduce the conversion price by any amount for any period of at least 20 days if our board of directors has made a determination that reducing the conversion price would be in our best interests. We are required to give at least 15 days notice of such reduction. We may, at our option, reduce the conversion price if our board of directors deems it advisable to avoid or diminish any income tax to holders of common stock resulting from any dividend or distribution of stock. See "United States Federal Income Tax Considerations."

SUBORDINATION

     The existing notes are subordinate in right of payment to all of our senior debt. Neither we nor our subsidiaries are limited from incurring senior debt or other indebtedness under the indenture. In addition, the existing notes are structurally subordinated to all indebtedness and other liabilities of our subsidiaries.

     We shall not make any payment on the existing notes nor shall we redeem, purchase or acquire the existing notes:

     - unless we have paid all amounts due on senior debt; and

     - at the time of any payment, redemption, purchase or acquisition, there shall not be any default under the senior debt that shall not have been cured or waived that shall have resulted in the full amount of the senior debt being declared due and payable.

     If holders of designated senior debt notify Komag and the trustee pursuant to a payment blockage notice that a default has occurred that permits them to accelerate the maturity of their designated senior debt, we may not make any payment on the existing notes or purchase, redeem or acquire the existing notes for the period (the "payment blockage period") commencing on the date notice is received and ending on the earlier of:

     - the date on which the event of default under the designated senior debt shall have been cured or waived; or

     - 180 days from the date notice is received.

     We may resume payments on the existing notes after the end of such payment blockage period, unless the holders of the designated senior debt shall have accelerated the maturity of the designated senior debt. Not more than one payment blockage notice may be given in any consecutive 360-day period.

     Upon any distribution of its assets in connection with any dissolution, winding-up, liquidation or reorganization of Komag or acceleration of the existing notes because of an event of default, we must pay all senior debt in full before the holders of the existing notes are entitled to any payments.

     If payment of the existing notes is accelerated because of an event of default, either we or the trustee shall promptly notify the holders of senior debt of the acceleration. We may not make any payments on the existing notes until five days after the holders of senior debt receive notice of such acceleration. Thereafter, we may pay the existing notes only if the subordination provisions of the indenture otherwise permit payment at that time.

     As a result of these subordination provisions, in the event of our insolvency, holders of existing notes may recover ratably less than general creditors of Komag.

MERGER, CONSOLIDATION OR SALE OF ASSETS

     We may not consolidate or merge with or into, whether or not we are the surviving corporation, any person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our properties or assets unless:

     - we are the surviving or continuing corporation, or the person formed by or surviving any such consolidation or merger (if other than us) or the person which acquires by sale, assignment, transfer, lease, conveyance or other disposition our properties and assets is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

     - the entity or person formed by or surviving any such consolidation or merger (if other than us) assumes all the our obligations pursuant to a supplemental indenture in a form reasonably satisfactory to the trustee;

     - the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of our properties or assets shall be as an entirety or virtually as an entirety to one person and such person shall have assumed all our obligations pursuant to a supplemental indenture in a form reasonably satisfactory to the trustee;

     - immediately after such transaction no default or event of default exists; and

     - we or such person shall have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that such transaction and the supplemental indenture comply with the indenture and that all conditions precedent in the indenture relating to such transaction have been satisfied.

PAYMENTS FOR CONSENT

     Neither we nor any of our subsidiaries shall pay any consideration to any holder in order to obtain any consent, waiver or amendment of any of the terms or provisions of the indenture or the existing notes unless this consideration is offered to all holders of the existing notes.

REPORTS

     Whether or not required by the rules and regulations of the Commission, so long as any existing notes are outstanding, we will file with the Commission and furnish to the holders all quarterly and annual financial information required to be contained in a filing with the Commission on Forms 10-Q and 10-K, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual consolidated financial statements only, a report thereon by our independent auditors.

EVENTS OF DEFAULT AND REMEDIES

     Each of the following will be an event of default under the indenture:

          (1) we fail to pay interest on the existing notes for 30 days after the due date;

          (2) we fail to pay principal on the existing notes when due;

          (3) we fail to pay the designated event payment when due, whether or not prohibited by the subordination provisions of the indenture;

          (4) we fail to provide timely notice of a designated event;

          (5) we fail for 60 days after notice to comply with any other covenants and agreements contained in the indenture;

          (6) we or one of our subsidiaries defaults under any mortgage, indenture or instrument for money borrowed, or the payment of which is guaranteed by us or one of our subsidiaries, which default (A) is caused by a failure to pay when due principal or interest on such indebtedness within the grace period provided in such indebtedness, which failure continues beyond the longer of any applicable grace period or 30 days (a "payment default") or (B) results in the acceleration of the indebtedness prior to maturity and, in each case, the principal amount of such indebtedness, together with any other indebtedness under which there has been a payment default or the maturity of which has been accelerated, aggregates $10.0 million or more;

          (7) either we or one of our subsidiaries fails to pay final judgments aggregating in excess of $10.0 million, which judgements are not stayed within 60 days after their entry, subject to limited exceptions; and

          (8) certain bankruptcy or insolvency events that affect us or any of our material subsidiaries.

     If any event of default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of outstanding existing notes may declare all of the existing notes to be due and payable immediately. However, in the case of an event of default arising from certain events of bankruptcy or insolvency with respect to us or any material subsidiary, all outstanding existing notes will become due and payable without further action or notice.

     Holders may not enforce the indenture except as provided in the indenture. Holders of a majority in principal amount of outstanding existing notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the existing notes notice of any continuing default or event of default, if the trustee determines that withholding notice is in the holders' interest, except a default or event of default relating to the payment of principal or interest.

     The holders of a majority in aggregate principal amount of the outstanding existing notes may by notice to the trustee waive any existing default or event of default and its consequences under the indenture except a continuing default or event of default in the payment of the designated event payment or interest on, or the principal of, the existing notes.
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

     We are required to deliver to the trustee annually a statement regarding compliance with the indenture. We are required, upon becoming aware of any default or event of default, to deliver to the trustee a statement specifying such default or event of default.

BOOK-ENTRY; DELIVERY AND FORM; MATTERS PERTAINING TO THE DEPOSITORY TRUST COMPANY, OR DTC

     The existing notes are represented by one or more permanent global certificates in fully registered form without interest coupons (a "global note"). The global notes are registered in the name of the depositary or a nominee of the depositary and deposited with the trustee as custodian for DTC.

     DTC or its custodian will credit, in its internal system, the respective principal amount of the individual interests represented by the global notes to the accounts of persons who have accounts with DTC. Ownership of beneficial interests in a global note will be limited to participants who have accounts with DTC or persons who hold interests through DTC participants. Ownership of beneficial interests in the global notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC. So long as DTC is the registered owner or holder of a global note, DTC will be considered the sole owner or holder of the existing notes represented by such global note.

     Payments of the principal, premium, if any, and interest on the global notes will be made to DTC as the registered owner. Neither we nor the trustee will have any responsibility or liability for:

     - any aspect of the records relating to beneficial ownership interests in the global notes;

     - maintaining, supervising or reviewing any records relating to beneficial ownership interests; or

     - any notice permitted or required to be given to holders of existing notes or any consent given or actions taken by DTC as holder of existing notes.

     We expect that DTC will immediately credit DTC participants' accounts with payment in amounts proportionate to their respective interests in the principal amount of such global note as shown on the records of DTC. We also expect that payments by DTC participants to owners of interests in the global note will be governed by standing instructions and customary practices of DTC.

     Transfers between DTC participants will be effected in DTC's Same-Day Funds Settlement System. If a holder requires physical delivery of a certificated note for any reason, the holder must transfer its interest in a global note in accordance with the procedures of DTC and the indenture. Because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect participants and certain banks, your ability to have a beneficial interest pledged to persons or entities that are not DTC participants may be affected by the lack of a physical certificate evidencing such interest. Conversion through DTC participants will be effected in accordance with DTC's procedures.

     DTC has advised us that it will take any action permitted to be taken by a holder of existing notes only at the direction of one or more DTC participants. However, in the limited circumstances described below, DTC will exchange the global notes for individual certificated existing notes which will be distributed to its participants.

     DTC has advised us as follows:

     - DTC is a limited purpose trust company organized under the laws of the State of New York;

     - a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code; and

     - a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

     If DTC is at any time unwilling or unable to continue as a depositary for the global notes and a successor depositary is not appointed by us within 90 days, or an event of default has occurred and is continuing, we will issue certificated existing notes in exchange for the global notes.

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

TRANSFER AND EXCHANGE

     Holders may transfer or exchange existing notes in accordance with the indenture. The registrar and the trustee may require the holder to furnish appropriate endorsements and transfer documents. We may require the holder to pay any taxes and fees required by law or permitted by the indenture. We are not required to exchange or register the transfer of:

     - any existing note for a period of 15 days next preceding any selection of existing notes to be redeemed;

     - any existing note selected for redemption; or

     - any existing note surrendered for repurchase and not withdrawn in connection with a designated event.

AMENDMENT, SUPPLEMENT AND WAIVER

     The consent of the holders of a majority in principal amount of the outstanding notes is required to make a modification or amendment to the indenture. However, a modification or amendment requires the consent of the holder of each outstanding note affected if it would:

     - reduce the amount of existing notes whose holders must consent to an amendment, supplement or waiver;

     - reduce the principal of any existing note;

     - change the fixed maturity of any existing note;

     - alter the redemption provisions of any existing note;

     - reduce the rate of or change the time for payment of interest on any existing note;

     - waive a default in the payment of principal of or interest on any existing note, except a rescission of acceleration of the existing notes by the holders of at least a majority in aggregate principal amount of the existing notes and a waiver of the payment default that resulted from such acceleration;

     - make any existing note payable in money other than that stated in the existing note;

     - make any change relating to waivers of past defaults;

     - make any change to the rights of holders of existing notes to receive payments of principal or interest on the existing notes;

     - waive a redemption payment with respect to any existing note;

     - impair the right to convert the existing notes into common stock;

     - modify the conversion provisions in a manner adverse to the holders of the existing notes;

     - modify the subordination provisions in a manner adverse to the holders of existing notes; or

     - make any change in the foregoing amendment and waiver provisions.

     However, Komag and the trustee may amend or supplement the indenture or the existing notes without the consent of any holder of existing notes:

     - to cure any ambiguity, defect or inconsistency;

     - to provide for uncertificated existing notes;

     - to provide for a merger or consolidation;

     - to provide for any additional rights or benefits to the holders of the existing notes;

     - to make any change that does not adversely affect the legal rights of any such holder under the indenture; or

     - to comply with requirements of the Commission in order to qualify, or maintain the qualification of, the indenture under the Trust Indenture Act.
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

CONCERNING THE TRUSTEE

     The rights of the trustee, should it become a creditor of Komag, to obtain payment of claims is limited under the indenture. The trustee is permitted to engage in other transactions. However, if the trustee acquires any conflicting interest it must either eliminate the conflict within 90 days, apply to the Commission for permission to continue, or resign.

     An affiliate of the trustee is a lender under our revolving credit facility. An affiliate of the trustee is also the transfer agent for our common stock.

     The holders of a majority in principal amount of the then outstanding existing notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. In case an event of default has occurred and is continuing, the trustee will be required to use the degree of care of a prudent man in the conduct of his own affairs. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of existing notes unless such holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

DEFINITIONS

     "designated senior debt" means our obligations under our loan restructure agreement and any of our other senior debt of at least $10.0 million that is specifically designated by us as "designated senior debt."

     "indebtedness" means all of our obligations:

          (1) for borrowed money, including, but not limited to, any indebtedness secured by a security interest, mortgage or other lien on our assets which is:

           - given to secure all or part of the purchase price of property, whether given to the vendor of such property or to another; or

           - existing on property at the time of the acquisition of the property;

          (2) evidenced by a note, debenture, bond or other written instrument;

          (3) under a lease required to be capitalized on the balance sheet of the lessee under GAAP or under any lease or related document, including a purchase agreement, which provides that such person is contractually obligated to purchase or to cause a third party to purchase such leased property;

          (5) in respect of letters of credit, bank guarantees or bankers' acceptances;

          (6) with respect to indebtedness secured by a mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in an encumbrance to which our property or assets are subject, whether or not the obligation secured thereby shall have been assumed or guaranteed by us or shall otherwise be our legal liability;

          (7) in respect of the balance of deferred and unpaid purchase price of any property or assets;

          (8) under any interest rate or currency swap agreement, cap, floor and collar agreement, spot and forward contract and similar agreement and arrangement;

          (9) with respect to any obligation of others of the type described in the preceding clauses (1) through (7) above or under clause (9) below assumed by or guaranteed in any manner by us or in effect guaranteed by us through an agreement to purchase, including, without limitation, "take or pay" and similar arrangements, and our obligations under any such assumptions, guarantees or other such arrangements; and

          (10) any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any of the above.

     "senior debt" means the principal of, interest on, fees, costs and expenses or other amounts due on indebtedness, whether outstanding on the date of the indenture or thereafter created, incurred, assumed or

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

guaranteed by Komag, unless, in the instrument creating or evidencing or pursuant to which indebtedness is outstanding, it is expressly provided that the indebtedness is not senior in right of payment to the existing notes. Senior debt includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Komag, whether or not post-filing interest is allowed in such proceeding, at the rate specified in the instrument governing the relevant obligation. However, senior debt shall not include:

     - indebtedness of or amounts owed by Komag for compensation to employees, or for goods, services or materials purchased in the ordinary course of business;

     - indebtedness of Komag to a subsidiary of Komag;

     - any liability for Federal, state, local or other taxes owed or owing by Komag; or

     - the existing notes.

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

                         DESCRIPTION OF MALAYSIAN BONDS

     As part of the senior bank debt refinancing, we propose to issue through our Malaysian subsidiary, Komag Malaysia, bonds in Ringgit Malaysia 380.0 million which is equivalent to approximately $100.0 million. The following description is a summary of the material provisions of the Malaysian bonds. This summary is subject to the final provisions of the Malaysian bonds.

     The Malaysian bonds are "Islamic bonds" to be issued under the "Syariah principle of Al-Bai' Bithaman Ajil." Under the Guidelines on the Offering of Private Debt Securities dated July, 2001 issued by the Securities Commission in Malaysia, Komag Malaysia will enter into an asset purchase agreement wherein it will sell identified assets to the primary subscriber for the Malaysian bonds at an agreed purchase price. The primary subscriber of the Malaysian bonds will then immediately re-sell those assets to Komag Malaysia at an agreed sales price on a deferred payment basis. The sales price for the assets will include a profit margin for the holders of the bonds. The primary subscriber in the issuance of the Malaysian bonds will be Commerce International Merchant Bankers Berhad in Malaysia. The Malaysian bonds will evidence Komag Malaysia's payment obligations with respect to the sales price, and as the Malaysian bonds are repaid, the sales price and related profit margin will be satisfied.

     As used in this "Description of Malaysian Bonds" section, references to "Komag," "we," "our" or "us" refer solely to Komag, Incorporated, and "our Malaysian subsidiary" or "Komag Malaysia" refer solely to Komag USA (Malaysia) Sdn.

GENERAL

     The Malaysian bonds will be direct, secured and unconditional obligations of Komag Malaysia and rank pari passu and ratably without any preference or priority among themselves and in priority to all other present and future unsecured indebtedness of Komag Malaysia, other than priorities created by law. The Malaysian bonds will be represented by:

          (i) a primary global certificate representing the principal or cost portion; and

          (ii) a secondary global certificate representing the profit portion, which is payable semi-annually.

     We expect the Malaysian bonds to mature on             , 2009.

     The Malaysian bonds will be governed by the laws of Malaysia and will be subject to a trust deed to be entered into between Komag Malaysia and the trustee. Under the Malaysian securities laws, the Malaysian bonds will not be offered, sold, transferred or otherwise disposed, directly or indirectly, nor any document or other material in connection therewith distributed, in Malaysia, other than to a person falling within the relevant categories of persons specified in the Malaysian Companies Act and to whom an offer or invitation to purchase the Malaysian bonds would constitute an excluded offer or excluded invitation as defined in the Malaysian Securities Commission Act.

SECURITY

     We expect the Malaysian bonds to be secured by the following:

     - first fixed charge over industrial properties owned by Komag Malaysia located in Penang, Malaysia;

     - fixed and floating debenture over those assets of Komag Malaysia located in Penang;

     - charge over the Finance Service Reserve Account established to capture monies or proceeds due to Komag Malaysia; and

     - assignment of insurance proceeds.

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

EVENTS OF DEFAULT

     We expect the following to constitute material events of default under the Malaysian bonds:

     - Komag Malaysia's failure to pay any amount on the due date when due, whether formally demanded or not;

     - material breaches of representations and warranties;

     - breach of the financial covenants, including a covenant regarding the ratio of total debt to net tangible assets, which is not cured within 30 days;

     - any litigation, arbitration or administrative proceeding against Komag Malaysia; and

     - any event or events has or have occurred or a situation exists or if there is a material adverse change in Komag Malaysia's existence which could or may, in the reasonable opinion of the trustee under the Malaysian bonds, prejudice Komag Malaysia's ability to meet its obligations under the Malaysian bonds.

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

                    DESCRIPTION OF EXISTING SENIOR BANK DEBT

     We issued the existing senior bank debt under a loan restructure agreement, dated as of June 1, 2000, between us, holders of our senior bank debt and their participants, successors and assigns, and Fleet National Bank f/k/a BankBoston, N.A., or Fleet, as agent for the senior bank debt holders. In this description, we refer to the June 1, 2000 loan restructure agreement as the "loan restructure agreement." The following description is a summary of the material provisions of the existing senior bank debt and the loan restructure agreement. This summary is subject to and is qualified by reference to all the provisions of the loan restructure agreement.

     As used in this "Description of Existing Senior Bank Debt" section, references to "Komag," "we," "our" or "us" refer solely to Komag, Incorporated and not its subsidiaries.

GENERAL

     The existing senior bank debt represents unsecured senior debt obligations of Komag. Pursuant to the loan restructure agreement, the existing senior bank debt replaced other senior bank indebtedness with an aggregate outstanding principal balance of $260.0 million as of June 1, 2000. As a condition to the loan restructure agreement, we made a mandatory repayment of $15.0 million of the principal amount of the prior existing senior bank debt on June 1, 2000, the closing date of the restructure. Also pursuant to the loan restructure agreement, we have made quarterly amortization payments of $7.5 million for each fiscal quarter from and after the fiscal quarter ended July 2, 2000 through January, 2001, for a total of $22.5 million. We are obligated to make an additional $7.5 million payment on or before April 11, 2001. In the event of any capital raising events, including the issuance or sale of stock or debt instruments by us or any of our subsidiaries, we must prepay the existing senior bank debt in an amount equal to 33% of the first $50.0 million, and 50% of any amounts exceeding $50.0 million, of such proceeds. Furthermore, if we or any of our subsidiaries sell any fixed assets or business property which sale, in the aggregate, exceeds $2.0 million in any fiscal year, then we must prepay the existing senior bank debt in an amount equal to 50% of such proceeds.

     In connection with the loan restructure agreement, we also issued warrants to purchase up to 3 1/2% of our common stock. We issued Series A warrants to purchase 1,651,349 shares of our common stock and Series B warrants to purchase 660,539 shares of our common stock. The Series A warrants are currently exercisable until June, 2010, and the Series B warrants become exercisable in June, 2001, for a ten-year period only if the related debt balance outstanding at that point exceeds $160.0 million. Otherwise, these warrants become void. Because of this contingency, the Series B warrants were not valued. The exercise price of both series of warrants is $2.13. We valued the Series A warrants using the Black-Scholes model and determined the value to be approximately $2.8 million, which has been capitalized and is being charged to interest expense over the life of the loan restructure agreement.

     The existing senior bank debt will mature on June 30, 2001. The existing senior bank debt bears interest at the per annum rate equal to 1 1/4% plus the higher of (A) the annual rate of interest announced from time to time by Fleet at Fleet's head office in Boston, Massachusetts as its "base rate" and (B) 1/2% percent above the federal funds effective rate. Currently, the interest rate is equal to 9 1/4% per annum. Interest is payable in arrears on the first business date of each month.

     The existing senior bank debt is subject to a number of negative covenants, including the following:

     - our adjusted tangible net worth is required to stay above a specified dollar value range of between $139.0 million and $169.0 million over the life of the senior bank debt;

     - our cash balance is required to stay above a specified dollar value range of between $35.0 million and $30.0 million over the life of the senior bank debt;

     - net working capital may not fall below $27.0 million on a quarterly basis;

     - capital expenditures may not exceed $30.0 million in any fiscal year.

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

     - Subject to certain narrow exceptions, neither we nor any of our subsidiaries may:

        - create or suffer to exist any lien upon, or with respect to, any of our properties, whether owned or subsequently acquired, or assign, or permit any of our subsidiaries to assign, any right to receive income to secure debts; or

        - make or permit to remain outstanding any loan or advance to, or incur, assume, become or be liable in any manner in respect of, suffer to exist, guarantee, induce or otherwise become contingently liable, directly or indirectly, in connection with any debt or with the obligations, stock or dividends of, or own, purchase or acquire any stock, obligations or securities of or any other interest in, or make any capital contribution to, any person.

     Pursuant to the terms of the loan restructure agreement, we may not liquidate or dissolve or enter into any consolidation, merger, acquisition, material partnership, material joint venture, syndication or other combination, except that we may consolidate with, merge into or acquire any other corporation or entity so long as we are the surviving entity of such merger or consolidation and provided further that immediately after consummation of such consolidation or merger, there shall exist no condition or event which constitutes a restructure event of default or a potential restructure event of default.

MODIFICATION AND WAIVER

     The consent of the holders of a majority of the senior bank debt is required to amend or modify the loan restructure agreement. However, a modification or amendment requires the consent of each senior bank debt holder if it would:

     - extend the restructure maturity date, or subject the senior bank debt holders to any additional obligations;

     - reduce the principal of, or interest on, the senior bank debt or any fee or other amount payable to the senior bank debt holders;

     - postpone any date fixed for any payment in respect of principal of, or interest on, the senior bank debt or any fee or other payable to the senior bank debt holders;

     - change the definition of "majority restructure lenders" or any definition or provision of the restructure agreement requiring the approval of the majority the senior bank debt holders or some other specified amount of senior bank debt holders;

     - amend the provision of the loan restructure agreement concerning sharing of payments among the senior bank debt holders; or

     - amend the provisions of the loan restructure agreement concerning amendments to the restructure agreement.

     Our proposed restructuring of the senior bank debt requires the consent of all of the holders of the senior bank debt.

EVENTS OF DEFAULT

     The following will be events of default under the restructure agreement:

     - our failure to pay any installment of the principal of the senior bank debt when due or any installment of interest on the senior bank debt or other amount payable under the restructure agreement;

     - material breaches of representations and warranties made by us in connection with the restructure agreement and any related agreements;

     - our failure to perform or observe any term, covenant or agreement contained in the restructure agreement and related agreements if such failure continues uncured for more than 30 consecutive days; provided,

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

       however, that failure to perform or observe provisions of the restructure agreement concerning the following shall constitute defaults without regard to lapse of time or cure period:

        - maintenance of our corporate existence,

        - permitting of inspection to certain parties,

        - maintenance of adjusted tangible net worth levels,

        - maintenance of minimum cash balance levels,

        - maintenance of minimum adjusted net working capital,

        - limits on capital expenditures,

        - creation of liens,

        - declaration or payment of dividends,

        - consolidation, merger or acquisition,

        - making of loans, debts or investments, and/or

        - asset sales;

     - our failure to perform or observe any provision in the restructure agreement other than those referred to above which remains unremedied for 30 days after we know of such failure;

     - our failure, or the failure of any of our consolidated subsidiaries, to pay when due any obligation in excess of $1.0 million in aggregate amount, or failure to observe or perform any material contract provision for such obligation or indebtedness by which we are bound, in each case for such period of time as would permit the obligor under such contract to accelerate the maturing of such obligation;

     - filing of, or having a proceeding commenced against us which results in, any bankruptcy, insolvency or reorganization of us or any of our subsidiaries;

     - entrance of a judgment or decree against us or our subsidiaries greater than or equal to $5.0 million or entrance of multiple judgments or decrees which in the aggregate are equal to or greater than $10.0 million, in either case not paid or at least 75% covered by insurance or the third party indemnity of a solvent indemnitor;

     - our failure or any of our ERISA affiliates to make full payment when due of all material amounts required to be paid as contributions under the provisions of any Pension Plan or Section 412 of the Internal Revenue Code of 1986, as amended, and certain other ERISA-related items;

     - the institution of any proceeding against us or any of our subsidiaries for which forfeiture of any property equal to or greater than $5.0 million is a potential penalty;

     - our failure, or the failure of any of our consolidated subsidiaries, to comply with any provision of the loan restructure agreement concerning
       (1) the issuance of subordinated debt securities, promissory notes or similar types of instruments related to financing, or (2) optional lender conversion, and any terms of such debt issued thereunder.

GOVERNING LAW

     The restructure agreement and our existing senior bank debt are governed by and construed in accordance with the laws of the State of California.

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

                DESCRIPTION OF EXISTING SENIOR SUBORDINATED NOTE

     On April 8, 1999, we gave cash and issued a senior subordinated promissory note and stock to Western Digital Corporation in connection with the purchase of certain of its assets. In this description, we refer to the subordinated promissory note as the "senior subordinated note." The following description is a summary of the material provisions of the senior subordinated note. This summary is subject to and is qualified by reference to all the provisions of the senior subordinated note.

     As used in this "Description of Existing Senior Subordinated Note" section, references to "Komag," "we," "our" or "us" refer solely to Komag Incorporated and not our subsidiaries.

GENERAL

     The senior subordinated note is an unsecured subordinated debt obligation of Komag. The principal amount of the senior subordinated note is $30.1 million, payable in full on the maturity date of April 8, 2002. The senior subordinated note bears interest at the annual rate of 4.9%, compounded quarterly. The interest, however, is only payable on or after the maturity date.

     The principal amount of the senior subordinated note and accrued and unpaid interest may be automatically reduced depending upon the amount of increase in the average closing sale price of our common stock for the ten days immediately preceding the calculation date and the aggregate proceeds received by Western Digital from all sales of certain shares of our common stock.

SUBORDINATION

     The senior subordinated note is subordinate in right of payment to the prior payment in full of the senior bank debt and any refinancings thereof, but is senior to all of our other debt. No payment of any obligation under the senior subordinated note can be made by us or on our behalf:

     - unless we have first made full payment on all amounts due on all senior indebtedness;

     - if there is a default on the senior indebtedness which has not been cured or waived causing the senior indebtedness to become due and payable; or

     - Western Digital has received a written blockage notice indicating that a default exists which has not been cured or waived, involving either non-payment of the senior indebtedness or some other specific default.

     Western Digital may not receive any payment or distribution of assets unless and until:

     - in the case of a payment default, this default is cured or waived or ceases to exist, and

     - in the case of a nonpayment default, the earlier of the date on which this nonpayment default is cured or waived or ceases to exist or 180 days after the date on which the applicable payment blockage notice is received.

     No new period of payment blockage may be commenced unless and until 365 days have elapsed since the effectiveness of the immediately prior payment blockage notice.

     Without the prior consent of Western Digital, which consent shall not be unreasonably withheld, we may not incur any indebtedness other than senior indebtedness that is, by its terms, senior in right of payment to the payment of the senior subordinated note.

EVENTS OF DEFAULT

     The following will be events of default under the senior subordinated note:

     - we fail to make any payment of principal or interest due under the senior subordinated note;

     - either we or another entity commences a reorganization proceeding that has not been rescinded or stayed within 90 days.

     Upon the occurrence and during the continuance of any such event of default, Western Digital has the right to declare immediately due and payable all or any portion of the outstanding principal balance of the note.

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

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     Our authorized capital stock consists of 250,000,000 shares of common stock, $0.01 par value per share and 1,000,000 shares of preferred stock, $0.01 par value per share. As of December 31, 2000, there were 111,625,689 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

COMMON STOCK

     The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive dividends ratably, if any, as may be declared from time to time by our board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the prior liquidation rights of the preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable.

PREFERRED STOCK

     Our board of directors has the authority to designate and issue any shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications, limitations and restrictions of the preferred stock including dividend rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without any further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying or preventing a change in control of Komag without further action by the stockholders. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including the loss of voting control to others. We have no present plans to issue any preferred stock.

RIGHTS AGREEMENT

     In connection with the execution of the loan restructure agreement in June 2000 and issuance of warrants to our senior bank debt holders to purchase up to 3 1/2% of our common stock, we entered into a Registration Rights Agreement effective June 1, 2000 granting our senior bank debt holders registration rights covering the shares issuable under the warrants. Holders of these registrable shares have unlimited rights to request that these shares be included in any Komag-initiated underwritten public offering of our securities. The underwriters may reduce or exclude entirely the registrable shares to be included on the registration statement for marketing reasons. In addition, holders of a majority of the registrable shares may demand that we register their shares up to two times during any 12 month period covering the registrable shares issued or issuable within the two year period prior to the demand, and no more than once during any 12 month period covering registrable shares issued more than two years before the demand in the event such shares are not freely tradable under Rule 144 of the Securities Act. In addition, the holders may not demand more than once during any 12 month period after we file a registration statement on which the holders are allowed to piggyback their shares without reduction.

     In April 1999, in connection with our purchase of certain assets from Western Digital, we issued approximately 10.8 million unregistered shares of our common stock to and entered into a Registration Rights Agreement with Western Digital. Western Digital may resell these shares in specified increments over a three and one-half year period pursuant to registration rights granted under the agreement, or Rule 144 after the expiration of the required holding period. Under the agreement, Western Digital has unlimited piggyback registration rights and may make one demand that we register on Form S-3 specified amount of shares under the permissible sale schedule set forth in the agreement. We registered 30% of the shares in January, 2000 pursuant to the agreement.

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EFFECT OF PROVISIONS OF OUR CERTIFICATE OF INCORPORATION AND BYLAWS AND THE
DELAWARE ANTI-TAKEOVER STATUTE

     Certificate of Incorporation and Bylaws. Provisions of our amended and restated certificate of incorporation and bylaws may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us. Such provisions could limit the price that investors might be willing to pay in the future for shares of our common stock. These provisions allow us to issue preferred stock without any vote or further action by the stockholders, require advance notification of stockholder proposals and nominations of candidates for election as directors, eliminate the ability of our stockholders to act by written consent and do not provide for cumulative voting in the election of directors. Our bylaws provide for the division of the board of directors into three classes, with each class serving three-year terms. In addition, our bylaws provide that special meetings of the stockholders may be called only by the board of directors and that the authorized number of directors may be changed only by resolution of the board of directors. These provisions may make it more difficult for stockholders to take corporate actions and could have the effect of delaying or preventing a change in control of Komag.

     Delaware Anti-Takeover Statute. We are subject to Section 203 of the Delaware General Corporation Law. This law prohibits a Delaware corporation from engaging in any "business combination" with any "interested stockholder" for a period of three years following the time that such stockholder became an interested stockholder unless any of the following conditions are met. The law will not apply if:

     - prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

     - upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

     - on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

     Section 203 defines "business combination" to include:

     - any merger or consolidation involving the corporation and the interested stockholder;

     - any sale, transfer, pledge or other disposition of 10% or more of our assets involving the interested stockholder;

     - subject to exceptions, any transaction that results in the issuance or transfer by us of any of our stock to the interested stockholder; and

     - the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

     In general, Section 203 defines an "interested stockholder" as an entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the common stock is ChaseMellon Shareholder Services.

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               BOOK-ENTRY SYSTEM -- THE DEPOSITORY TRUST COMPANY

     The exchange notes will be evidenced by a global security initially deposited with The Depository Trust Company, or DTC, and registered in the name of Cede & Co., as DTC's nominee. Except as set forth below, the global security may be transferred only to another nominee of DTC or to a successor of DTC or its nominee.

     Holders of exchange notes may hold their interests in the global security directly through DTC or indirectly through organizations which are participants in DTC (called "participants"). Transfers between participants will be affected in the ordinary way in accordance with DTC rules and will be settled in clearinghouse funds. The laws of some states require that some persons take physical delivery of securities in definitive form. As a result, holders may be unable to transfer beneficial interests in the global security to those persons.

     Holders that are not participants may beneficially own interests in the global security held by DTC only through participants or banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant, either directly or indirectly (called "indirect participants"). So long as Cede & Co., as the nominee of DTC, is the registered owner of the global security, Cede & Co. will be considered the sole holder of the global security for all purposes. Except as provided below, owners of beneficial interests in the global security will not:

     - be entitled to have certificates registered in their names,

     - be entitled to receive physical delivery of certificates in definitive form, and

     - be considered registered holders.

     We will make payments of interest on and principal of and the redemption or repurchase price of the global security to Cede & Co., the nominee for DTC, as the registered holder of the global security. We will make these payments by wire transfer of immediately available funds. Neither we, the trustee nor any paying agent will have any responsibility or liability for:

     - records or payments on beneficial ownership interests in the global security; or

     - maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

     We have been informed that DTC's practice is to credit participants' accounts on the payment date. These payments will be made in amounts proportionate to participants' beneficial interests in the exchange notes. Payments by participants to owners of beneficial interests in the exchange notes represented by the global security held through participants will be the responsibility of those participants.

     We will send any redemption notices to Cede & Co. We understand that if less than all of the exchange notes are being redeemed, DTC's practice is to determine by lot the amount of the holdings of each participant to be redeemed. We also understand that neither DTC nor Cede & Co. will consent or vote with respect to the exchange notes. We have been advised that under its usual procedures, DTC will mail an "omnibus proxy" to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those participants to whose accounts the exchange notes are credited on the record date identified in a listing attached to the omnibus proxy.

     A person having a beneficial interest in existing notes represented by the global security may be unable to pledge that interest to persons or entities that do not participate in DTC's system, or to take other actions in respect of that interest, because that interest is not represented by a physical certificate.

     DTC has advised us that it is:

     - a limited purpose trust company organized under the laws of the State of New York;

     - a member of the Federal Reserve System;

     - a "clearing corporation" within the meaning of the Uniform Commercial Code; and

     - a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

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     DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. Some of the participants, together with other entities, own DTC. Indirect access to DTC's system is available to others such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with a participant, either directly or indirectly.

     DTC is under no obligation to perform or continue to perform the above procedures. DTC may discontinue these at any time. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will cause existing notes to be issued in definitive form in exchange for the global security.

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                UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     This section describes the material U.S. federal income tax considerations relating to the exchange offer and the ownership and disposition of exchange notes and of common stock into which the exchange notes may be converted. This section does not provide a complete analysis of all potential tax considerations that may be relevant to particular note holders because of their specific circumstances or because they are subject to special rules. The information provided below is based on existing authorities. These authorities may change, or the Internal Revenue Service (the "IRS") might interpret the existing authorities differently. In either case, the tax consequences of the exchange offer or of owning or disposing of exchange notes or common stock could differ from those described below. The description below generally applies only to note holders who are "U.S. Holders" and hold their notes as "capital assets" (generally, for investment). For this purpose, U.S. Holders include citizens or residents of the United States and corporations organized under the laws of the United States or any state. Trusts are U.S. Holders if they are subject to the primary supervision of a U.S. court and the control of one of more U.S. persons. Special rules apply to nonresident alien individuals and foreign corporations or trusts ("Non-U.S. Holders"), as described below. For U.S. federal income tax purposes, income earned through a foreign or domestic partnership or similar entity is attributed to its owners. This section does not describe the effect of the federal estate and gift tax laws on U.S. Holders or the effects of any applicable foreign, state, or local laws.

     NOTE HOLDERS CONSIDERING THE EXCHANGE OF NOTES IN THE EXCHANGE OFFER SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES OF FEDERAL ESTATE OR GIFT TAX LAWS, FOREIGN, STATE, OR LOCAL LAWS, AND TAX TREATIES.

U.S. HOLDERS

The Exchange Offer

     If the exchange of existing notes for exchange notes does not constitute a "recapitalization," a U.S. Holder of existing notes will recognize gain or loss on the exchange equal to the difference between (i) the fair market value of the exchange notes and (ii) the U.S. Holder's adjusted tax basis in the existing notes. The gain or loss will generally be capital gain or loss. If the holder acquired his existing notes at a price below their principal amount, however, any gain recognized by the holder on the exchange will be ordinary income to the extent of accrued market discount not previously included in income. If the holder held his existing notes for more than one year at the time of the exchange, any capital gain or loss would be long-term capital gain or loss. Long-term capital gains of individual taxpayers are generally taxed at a maximum rate of 20 percent. The deductibility of capital losses is subject to limitation. The holder's tax basis in his exchange notes will equal their fair market value, and the holder's holding period for the exchange notes will begin on the day after completion of the exchange offer.

     U.S. Holders of existing notes will not recognize any gain or loss on the exchange of those notes for exchange notes if the exchange constitutes a recapitalization. The exchange would be a recapitalization if the existing notes are "securities" for U.S. federal income tax purposes and if the exchange notes are either securities or are treated as stock for U.S. federal income tax purposes. In that case, the U.S. Holder's tax basis in his exchange notes would equal his adjusted tax basis in the existing notes surrendered in exchange for the exchange notes. The holder's holding period for the exchange notes would include the period during which he held his existing notes.

     The classification of a debt instruments as "securities" for U.S. federal income tax purposes generally depends on the extent to which the holder's investment depends on the fortunes of the issuer's business. Among the factors considered are the term of the debt, the extent of collateral, and the use of the advanced funds. If repayment of an advance is entirely dependent on the success of the issuer's business, the advance may be considered "risk capital" and thus classified as equity for U.S. federal income tax purposes. We believe that the existing notes are properly treated as debt for U.S. federal income tax purposes and that the exchange notes will also qualify as debt. The classification of the existing notes and exchange notes as securities, however, is a closer

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

question. The relatively short term of the exchange notes weighs against security treatment, but the term of a debt is only one of the factors considered in determining whether a debt is a security.

Taxation of Interest

     U.S. Holders will be required to recognize as ordinary income any interest paid or accrued on the exchange notes, in accordance with their regular method of accounting. In general, if the terms of a debt instrument entitle a holder to receive payments other than fixed periodic interest that exceed the issue price of the instrument, the holder may be required to recognize additional interest as "original issue discount," or "OID," over the term of the instrument. If the amount or timing of any additional payments on a note is contingent, the note could be subject to special rules that apply to contingent debt instruments. These rules may require a holder to accrue interest income at a rate higher than the stated interest rate on the note and require the holder to treat as ordinary income, rather than capital gain, any gain recognized on the disposition of a note before the resolution of the contingencies. In certain circumstances, holders of the exchange notes could receive payments in excess of stated principal or interest. First, if we elect to automatically convert the notes, holders would be entitled to receive upon conversion a payment in excess of stated principal and interest. Second, holders may require us to repurchase all or part of their exchange notes at a premium upon a change in control. We do not believe that the exchange notes should be treated as contingent debt instruments because of these potential additional payments. Therefore, for purposes of filing tax or information returns with the IRS, we will not treat the exchange notes as contingent debt instruments or as having OID. Because of the lack of authority on point, the tax consequences of the additional payments are uncertain. The exchange notes could be treated as contingent debt instruments, with the consequences described above. If the exchange notes are not treated as contingent debt instruments, so that the potential receipt of the additional payments does not affect the accrual of interest, the holders could still be required to recognize income or gain upon receipt of a contingent payment.

     Even if the exchange notes are not treated as contingent debt instruments, the OID rules may require the accrual of interest income in excess of stated interest if the principal amount of the exchange notes exceeds their fair market value upon issuance by more than a de minimis amount. Any excess of the principal amount over the value of the exchange notes would constitute OID. We expect that any OID on the exchange notes will be within the prescribed de minimis threshold, so that U.S. Holders will not be required to accrue additional interest income under the OID rules. If the exchange notes have OID in excess of the de minimis threshold, U.S. Holders will generally have to include the OID in interest income as it accrues, thus reporting total interest income over the term of an exchange note at a rate equal to its economic yield. In that case, the interest income that U.S. Holders will have to report would be greater than the cash payments of interest they will receive.

     If the exchange of existing notes for exchange notes qualifies as a recapitalization, a U.S. Holder's initial tax basis in his exchange note would equal his basis in his existing notes. In that case, the holder's basis in the exchange note could differ from its stated principal amount by more than a de minimis amount. If the holder's basis exceeded the stated principal amount, the holder would not be required to accrue OID on the exchange note, but instead could treat the premium amount as a reduction to the income he would otherwise be required to recognize upon the receipt or accrual of interest payments on the note. The premium could not be treated as a reduction to interest income, however, to the extent it were attributable to the conversion privilege of the exchange notes. If the holder's basis were less than the stated principal amount, the difference would be treated as "market discount" that would be accrued over the term of the note. If the holder so elects, the accrued market discount would be treated as additional income as it accrues. Otherwise, the amount of gain recognized upon a sale, exchange or redemption of exchange notes would be treated as ordinary income rather than capital gain to the extent of accrued market discount.

Sale, Exchange or Redemption of the Exchange Notes

     A U.S. Holder will generally recognize gain or loss if the holder disposes of an exchange note in a sale, redemption or exchange other than a conversion of the note into common stock. The holder's gain or loss will equal the difference between the proceeds received by the holder and the holder's adjusted tax basis in the exchange note. The proceeds received by the holder will include the amount of any cash and the fair market value of any other property received for the exchange note. Any gain or loss recognized by a holder upon a sale,
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

exchange or redemption of exchange notes would generally be capital gain or loss. If the exchange of existing notes for exchange notes is a recapitalization, however, a portion of any gain recognized by a holder upon a disposition of exchange notes could be treated as ordinary income under the market discount rules described in the preceding paragraph. In addition, the portion of any proceeds attributable to accrued interest will not be taken into account in computing the holder's gain or loss. Instead, that portion will be recognized as ordinary interest income to the extent that the holder has not previously included the accrued interest in income. The capital gain or loss recognized by a holder on a disposition of the note will be long-term capital gain or loss if the holder held the note for more than one year.

Conversion of the Notes

     A U.S. Holder generally will not recognize any income, gain or loss on converting an exchange note into common stock. If the holder receives cash in lieu of a fractional share of stock, however, the holder would be treated as if he received the fractional share and then had the fractional share redeemed for the cash. The holder would recognize gain or loss equal to the difference between the cash received and that portion of his basis in the stock attributable to the fractional share. The holder's aggregate basis in the common stock will equal his adjusted basis in the note. The holder's holding period for the stock will include the period during which he held the note. As noted above, if we elect to automatically convert the exchange notes, the tax consequences of the additional payment that the holder would receive are unclear. The holder could be required to recognize income or gain on the receipt of the additional payment, particularly if we make the payment in cash.

Dividends

     If, after a U.S. Holder converts an exchange note into common stock, we make a distribution in respect of that stock, the distribution will be treated as a dividend, taxable to the U.S. Holder as ordinary income, to the extent it is paid from our current or accumulated earnings and profits. If the distribution exceeds our current and accumulated profits, the excess will be treated first as a tax-free return of the holder's investment, up to the holder's basis in its common stock. Any remaining excess will be treated as capital gain. If the U.S. Holder is a U.S. corporation, it would generally be able to claim a deduction equal to a portion of any dividends received.

     The terms of the exchange notes allow for changes in the conversion price of the notes in certain circumstances. A change in conversion price that allows the holders of exchange notes to receive more shares of common stock on conversion may increase the note holders' proportionate interests in our earnings and profits or assets. In that case, the holders would be treated as though they received a dividend in the form of our stock. Such a constructive stock dividend could be taxable to the holders, although they would not actually receive any cash or other property. A taxable constructive stock dividend would result, for example, if the conversion price is adjusted to compensate the holders of exchange notes for distributions of cash or property to our shareholders. Not all changes in conversion price that allow the holders of exchange notes to receive more stock on conversion, however, increase the holders' proportionate interests in the company. For instance, a change in conversion price could simply prevent the dilution of the holders' interests upon a stock split or other change in capital structure. Changes of this type, if made by a bona fide, reasonable adjustment formula, are not treated as constructive stock dividends. Conversely, if an event occurs that dilutes the holders' interests and the conversion price is not adjusted, the resulting increase in the proportionate interests of our shareholders could be treated as a taxable stock dividend to them. Any taxable constructive stock dividends resulting from a change to, or failure to change, the conversion price would be treated like dividends paid in cash or other property. They would result in ordinary income to the recipient, to the extent of our current or accumulated earnings and profits, with any excess treated as a tax-free return of capital or as capital gain.

     Since the exchange notes will provide for a higher conversion rate than the existing notes, a U.S. Holder may be treated as receiving a deemed distribution on the exchange equal to the value of the increased conversion rights. This deemed distribution would be taxable as a dividend to the extent of our current or accumulated earnings and profits. We do not believe that we had any accumulated earnings and profits at the beginning of our current taxable year, and we do not expect to have any earnings and profits for the current taxable year. Therefore, it is unlikely that any deemed distribution would result in taxable income to holders who exchange their existing notes for exchange notes.
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

Sale of Common Stock

     A U.S. Holder will generally recognize gain or loss on a sale or exchange of common stock. The holder's gain or loss will equal the difference between the proceeds received by the holder and the holder's adjusted tax basis in the stock. The proceeds received by the holder will include the amount of any cash and the fair market value of any other property received for the stock. The gain or loss recognized by a holder on a sale or exchange of stock generally be capital gain or loss, and will be long-term capital gain or loss if the holder held the stock for more than one year. If the exchange of existing notes for exchange notes is a recapitalization, however, and the holder's initial basis in his exchange notes is less than his stated principal amount, a portion of any gain recognized by such holder upon a disposition of common stock into which he converted his exchange notes could be treated as ordinary income under the market discount rules described under "U.S. Holders: Taxation of Interest."

SPECIAL TAX RULES APPLICABLE TO NON-U.S. HOLDERS

The Exchange Offer

     Non-U.S. Holders generally will not be subject to U.S. federal income tax on any gain realized on the exchange of existing notes for exchange notes. This general rule, however, is subject to several exceptions. For example, assuming that the exchange is not a recapitalization, any gain realized by a Non-U.S. Holder on the exchange would be subject to U.S. federal income tax if

     - the gain is effectively connected with the conduct by the Non-U.S. Holder of a U.S. trade or business,

     - the Non-U.S. Holder was a citizen or resident of the United States and thus is subject to special rules that apply to expatriates, or

     - the rules of the Foreign Investment in Real Property Tax Act ("FIRPTA") (described below) treat the gain as effectively connected with a U.S. trade or business.

     The FIRPTA rules may apply to the exchange if we are, or were within five years before the exchange, a "U.S. real property holding corporation" ("USRPHC"). In general, we would be a USRPHC if interests in U.S. real estate comprised most of our assets. We do not believe that we are a USRPHC. The FIRPTA rules would apply to an exchange by a Non-U.S. Holder only if the holder owned, directly or indirectly, more than 5 percent of our common stock within five years before the holder's disposition of the notes (or, if shorter, the period during which the holder held the notes). For this purpose, the Non-U.S. Holder would be treated as owning the stock that the holder could acquire on conversion of the holder's notes. If all of these conditions were met, and the FIRPTA rules applied to an exchange of existing notes for exchange notes, then any gain recognized by the holder would be treated as effectively connected with a U.S. trade or business, and would thus be subject to U.S. federal income tax.

Taxation of Interest

     Payments of interest to nonresident persons or entities are generally subject to U.S. federal income tax at a rate of 30 percent, collected by means of withholding by the payor. Payments of interest on the exchange notes to most Non-U.S. Holders, however, will qualify as "portfolio interest," and thus will be exempt from the withholding tax, if the holders certify their nonresident status as described below. The portfolio interest exception will not apply to payments of interest to a Non-U.S. Holder that

     - owns, directly or indirectly, at least 10 percent of our voting stock, or

     - is a "controlled foreign corporation" that is related to us.

In general, a foreign corporation is a controlled foreign corporation if at least 50 percent of its stock is owned, directly or indirectly, by one or more U.S. persons that each owns, directly or indirectly, at least 10 percent of the corporation's voting stock.

     The portfolio interest exception and several of the special rules for Non-U.S. Holders described below apply only if the holder certifies its nonresident status. A Non-U.S. Holder can meet this certification requirement by providing a Form W-8BEN or appropriate substitute form to us or our paying agent. If the holder holds the note

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through a financial institution or other agent acting on the holder's behalf, the holder will be required to provide appropriate documentation to the agent. The holder's agent will then be required to provide certification to us or our paying agent, either directly or through other intermediaries. For payments made to a foreign partnership, the certification requirements generally apply to the partners rather than the partnership.

Sale, Exchange or Redemption of Exchange Notes

     Subject to the exceptions described above under "Special Tax Rules Applicable to Non-U.S. Holders: The Exchange Offer," Non-U.S. Holders will not be subject to U.S. federal income tax on any gain realized on the sale, exchange, or other disposition of exchange notes.

Conversion of the Notes

     A Non-U.S. Holder generally will not recognize any income, gain or loss on converting a note into common stock. Any gain recognized as a result of the holder's receipt of cash in lieu of a fractional share of stock would also generally not be subject to U.S. federal income tax. See "Special Tax Rules Applicable to Non-U.S. Holders -- Sale of Common Stock," below. A holder could be subject to U.S. federal income tax, however, on any additional payment received upon an automatic conversion of exchange notes. In addition, we may be required to withhold tax from any such payment. If we withhold tax from a payment and the payment was determined not to be subject to U.S. federal income tax, a Non-U.S. Holder would be entitled to a refund of the tax withheld.

Dividends

     Dividends paid to a Non-U.S. Holder on common stock received on conversion of an exchange note will generally be subject to U.S. withholding tax at a 30 percent rate. The withholding tax might not apply, however, or might apply at a reduced rate, under the terms of a tax treaty between the United States and the Non-U.S. Holder's country of residence. A Non-U.S. Holder must demonstrate its entitlement to treaty benefits by certifying its nonresident status. Some of the common means of meeting this requirement are described above under "Special Tax Rules Applicable to Non-U.S. Holders -- Taxation of Interest."

Sale of Common Stock

     Non-U.S. Holders will generally not be subject to U.S. federal income tax on any gains realized on the sale, exchange, or other disposition of common stock. This general rule, however, is subject to exceptions, as described under "Special Tax Rules Applicable to Non-U.S. Holders -- The Exchange Offer."

Income or Gains Effectively Connected With a U.S. Trade or Business

     The preceding discussion of the tax consequences of the ownership or disposition of exchange notes or common stock by a Non-U.S. Holder assumes that the holder is not engaged in a U.S. trade or business. If any interest on the exchange notes, dividends on common stock, or gain from the sale, exchange or other disposition of the exchange notes or stock is effectively connected with a U.S. trade or business conducted by the Non-U.S. Holder, then the income or gain will be subject to U.S. federal income tax at the regular graduated rates. If the Non-U.S. Holder is eligible for the benefits of a tax treaty between the United States and the holder's country of residence, any "effectively connected" income or gain will be subject to U.S. federal income tax only if it is also attributable to a permanent establishment maintained by the holder in the United States. Payments of dividends that are effectively connected with a U.S. trade or business, and therefore included in the gross income of a Non-U.S. Holder, will not be subject to the 30 percent withholding tax. To claim exemption from withholding, the holder must certify its qualification, which can be done by filing a Form W-8ECI. If the Non-U.S. Holder is a corporation, that portion of its earnings and profits that is effectively connected with its U.S. trade or business would generally be subject to a "branch profits tax." The branch profits tax rate is generally 30 percent, although an applicable tax treaty might provide for a lower rate.

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U.S. Federal Estate Tax

     The estates of nonresident alien individuals are subject to U.S. federal estate tax on property with a U.S. situs. The exchange notes will not be U.S. situs property as long as interest on the notes paid immediately before the death of the holder would have qualified as portfolio interest, exempt from withholding tax as described above under "Special Tax Rules Applicable to Non-U.S. Holders: Taxation of Interest." Because we are a U.S. corporation, our common stock will be U.S. situs property, and therefore will be included in the taxable estate of a nonresident alien decedent. The U.S. federal estate tax liability of the estate of a nonresident alien may be affected by a tax treaty between the United States and the decedent's country of residence.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     The Code and the Treasury Regulations require those who make specified payments to report the payments to the IRS. Among the specified payments are interest, dividends, and proceeds paid by brokers to their customers. The required information returns enable the IRS to determine whether the recipient properly included the payments in income. This reporting regime is reinforced by "backup withholding" rules. These rules require the payors to withhold tax at a 31 percent rate from payments subject to information reporting if the recipient fails to cooperate with the reporting regime by failing to provide his taxpayer identification number to the payor, furnishing an incorrect identification number, or repeatedly failing to report interest or dividends on his returns. The information reporting and backup withholding rules do not apply to payments to corporations, whether domestic or foreign.

     Payments of interest or dividends to individual U.S. Holders of exchange notes or common stock will generally be subject to information reporting, and will be subject to backup withholding unless the holder provides us or our paying agent with a correct taxpayer identification number.

     The information reporting and backup withholding rules do not apply to payments that are subject to the 30 percent withholding tax on dividends or interest paid to nonresidents, or to payments that are exempt from that tax by application of a tax treaty or special exception. Therefore, payments to Non-U.S. Holders of dividends on common stock, or interest on exchange notes, will generally not be subject to information reporting or backup withholding. To avoid backup withholding on dividends, a Non-U.S. Holder will have to certify its nonresident status as described under "Special Rules Applicable to Non-U.S. Holders -- Taxation of Interest."

     Payments made to U.S. Holders by a broker upon a sale of exchange notes or common stock will generally be subject to information reporting and backup withholding. If, however, the sale is made through a foreign office of a U.S. broker, the sale will be subject to information reporting but not backup withholding. If the sale is made through a foreign office of a foreign broker, the sale will generally not be subject to either information reporting or backup withholding. This exception may not apply, however, if the foreign broker is owned or controlled by U.S. persons, or is engaged in a U.S. trade or business.

     Payments made to Non-U.S. Holders by a broker upon a sale of exchange notes or common stock will not be subject to information reporting or backup withholding as long as the Non-U.S. Holder certifies its foreign status.

     Any amounts withheld from a payment to a holder of exchange notes or common stock under the backup withholding rules can be credited against any U.S. federal income tax liability of the holder.

     THE PRECEDING DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. EACH HOLDER OF EXISTING NOTES SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF THE EXCHANGE OFFER AND OF HOLDING AND DISPOSING OF EXCHANGE NOTES OR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

                              PLAN OF DISTRIBUTION

     We have engaged Robertson Stephens Inc. to use its best efforts to find purchasers for any or all of the $25.0 million of additional exchange notes. Robertson Stephens Inc. is not obligated to take or pay for any of the additional exchange notes. The purchase price for the additional exchange notes is 100% of the principal amount of the exchange notes, plus accrued interest from the issue date. As compensation for its services, we have agreed to pay Robertson Stephens Inc. in cash a selling commission of 5%, or if paid in bonds fungible with the exchange notes, 6.25% of the aggregate principal amount of additional exchange notes sold. The exchange notes, if issued, will be subject to a one-year holding period. We are also paying Robertson Stephens Inc. a dealer manager fee in connection with the exchange offer which is discussed under the heading "The Exchange Offer -- Fees and Expenses."

     The placement agreement provides that the obligations of Robertson Stephens Inc. are subject to enumerated conditions.

     Robertson Stephens Inc. has advised us that it proposes to resell the exchange notes to holders submitting their existing notes in the exchange offer that wish to purchase exchange notes in addition to those received in exchange for their existing notes.

     We will enter into a registration rights agreement with Robertson Stephens Inc. with respect to the exchange notes to be issued to Robertson Stephens Inc. for payment of their fees in connection with the issuance of the exchange notes.

     Indemnity. The dealer manager agreement and distribution agreement provide that we will indemnify Robertson Stephens Inc. against certain liabilities, including liabilities under the Securities Act.

     Lock-up agreements. All of our executive officers and directors have agreed or will agree, for a period of 90 days after the date of the expiration of the exchange offer, not to offer, sell, contract to sell or otherwise sell, dispose of, loan, pledge, assign or grant (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any rights to, or interests in, any shares of common stock, any options or warrants to purchase any shares of common stock, any securities convertible into or exchangeable for shares of common stock owned as of the date of this prospectus or subsequently acquired directly by the holders or to which they have or subsequently acquire the power of disposition, without the prior written consent of Robertson Stephens Inc. Our executive officers and directors also have agreed or will agree not to enter into any transaction (including a derivative transaction) having an economic effect similar to that of a sale of exchange notes, any shares of common stock or any securities of the company which are substantially similar to the exchange notes or the shares of common stock or which are convertible into or exchangeable for, or represent the right to receive, shares of common stock or securities that are substantially similar to the shares of common stock, subject to certain exceptions, without the prior consent of Robertson Stephens Inc. However, Robertson Stephens Inc., in some instances together with Komag, may, in its sole discretion and at any time without notice, release all or any portion of the securities subject to lock-up agreements. There are no agreements between the representatives and any of our directors and officers providing consent by the representatives to the sale of securities prior to the expiration of the lock-up period.

     Future sales. In addition, we will agree that during the period of 90 days after the expiration of the exchange offer, we will not, without the prior written consent of Robertson Stephens Inc., issue, sell, contract to sell or otherwise dispose of any shares of any common stock, any options or warrants to purchase any shares of common stock or any securities convertible into, exercisable for or exchangeable for shares of common stock, other than the issuance of the exchange notes and other securities contemplated, the issuance of shares of common stock upon the exercise of outstanding options or warrants and the grant of options to purchase shares of common stock under our existing stock option, 401(k) or stock purchase plans or the issuance of shares of common stock upon conversion of the existing notes and the exchange notes. We also will agree not to enter into any transaction (including a derivative transaction) having an economic effect similar to that of a sale of exchange notes, any shares of common stock or any securities of the company which are substantially similar to the exchange notes or shares of common stock or which are convertible into or exchangeable for, or represent the right to receive, shares of common stock or securities that are substantially similar to the shares of common stock, subject to certain exceptions, without the prior consent of Robertson Stephens Inc.

     No prior market. Prior to this offering, there has been no market for the exchange notes. Consequently, the initial offering price for the exchange notes sold in this offering will be determined through negotiations between us and Robertson Stephens Inc. Among the factors to be considered in these negotiations are prevailing market conditions, our financial information, the price of the existing notes, market valuations of other companies that we and Robertson Stephens Inc. believe to be comparable to us, estimates of our business potential and the present state of our development.

     We have been advised by Robertson Stephens Inc. that it presently intends to make a market in the exchange notes as permitted by applicable laws and regulations. Robertson Stephens Inc. has no obligation, however, to make a market in the exchange notes and may discontinue market making at any time without notice. As a result, we can give you no assurance regarding the liquidity of the exchange notes or trading markets for the exchange notes.

     Stabilization. We have been advised by Robertson Stephens Inc. that certain persons participating in this offering may engage in transactions, including stabilizing bids that may have the effect of stabilizing or maintaining the market price of the exchange notes. Stabilization bids are bids for, or the purchase of, exchange notes on behalf of Robertson Stephens Inc. for the purpose of fixing or maintaining the price of the exchange notes.

                                 LEGAL MATTERS

     The validity of the exchange notes will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. Certain legal matters will be passed upon for the dealer manager by Shearman & Sterling, Washington, D.C.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our annual report on Form 10-K for the year ended December 31, 2000, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 1 to the consolidated financial statements), which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

     We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, we file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information filed by us with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the
Commission: 5 Park Place, Room 1228, New York, New York 10007 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60621. Copies of such material may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. at prescribed rates. Materials filed under the Electronic Data Gathering, Analysis, and Retrieval System, known as EDGAR, are publicly available through the Commission's World Wide Web site (http://www.sec.gov). In addition, our common stock is listed on The Nasdaq Stock Market's National Market System, and materials filed by us can be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     This prospectus is part of a registration statement on Form S-4 filed by us with the Commission under the Securities Act of 1933. This prospectus does not contain all the information set forth in our registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. We refer you to our registration statement and the exhibits relating to it for further information with respect to the exchange notes and our company.

     The Commission allows us to "incorporate by reference" the information we filed with them, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is complete:

     - our Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

     - our Definitive Proxy Statement relating to our Annual Meeting of Stockholders to be held May 15, 2001.

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

          Investor Relations Department
          Komag, Incorporated
          1710 Automation Parkway
          San Jose, CA 95131

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                              The Exchange Agent:
                        WELLS FARGO BANK MINNESOTA, N.A.

           By Regular Mail or Overnight Courier:              By Registered or Certified Mail:
                    Sixth and Marquette                                P.O. Box 1517
                       MAC N9303-120                                   MAC N9303-121
                   Minneapolis, MN 55479                           Minneapolis, MN 55480

                            In Person by Hand Only:

                            608 Second Avenue South
                       12th Floor Northstar East Building
                             Minneapolis, MN 55402

                           By Facsimile Transmission
                       (For Eligible Institutions Only):
                                 (612) 667-9825

                             Confirm by Telephone:
                                 (612) 667-0337
                             The Information Agent:

                   GEORGESON SHAREHOLDER COMMUNICATIONS INC.
                            ------------------------
                          17 State Street, 10th Floor
                            New York, New York 10004
                 Banks and Brokers Call Collect: (212) 440-9800
                         Call Toll Free (800) 223-2064

     Any questions or requests for assistance or additional copies of this prospectus and the letter of transmittal may be directed to the information agent at its telephone number and location set forth above. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the exchange offer.

                   The dealer manager for the exchange offer:

                               ROBERTSON STEPHENS
                             555 California Street
                            San Francisco, CA 94104
                                 (415) 781-9700
                         Call Toll-Free: (800) 234-2663
             Attention: Brian Sullivan, Convertible Securities Desk

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law ("Delaware Law") authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. The registrant's Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by Delaware Law. The registrant has entered into indemnification agreements with its directors and certain of its officers. The indemnification agreements provide the registrant's directors and elected officers with further indemnification to the maximum extent permitted by Delaware Law.

     Section 11 of the form of Dealer Manager Agreement filed as Exhibit 1.1 to this registration statement provides for indemnification of the Company and its directors and officers who sign this registration statement, and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act of 1933, as amended (the "Securities Act"), or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") by the dealer manager with respect to information relating to the dealer manager furnished to the Company in writing by the dealer manager expressly for use in this registration statement and certain other materials prepared in connection with the exchange offer contemplated hereby.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

    NUMBER                            EXHIBIT
    ------                            -------
     1.1*   Form of Dealer Manager Agreement.
     1.2*   Form of Distribution Agreement.
     4.1*   Form of Subordinated Indenture between the Company and Wells
            Fargo Corporate Trust Services, as trustee.
     4.2*   Form of Exchange Note (included in Exhibit 4.2).
     4.3    Amended and Restated Certificate of Incorporation of the
            Company (incorporated by reference to Exhibit 3.1 to the
            Company's Report on Form 10-Q for the fiscal quarter ended
            September 27, 1998).
     4.4    Bylaws of the Company, as amended (incorporated by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K
            for the fiscal year ended December 31, 1990).
     4.5*   Form of Registration Rights Agreement between the Company
            and Robertson Stephens Inc.
     5.1*   Opinion of Wilson Sonsini Goodrich & Rosati, Professional
            Corporation.
    12.1    Statement re: computation of ratio of earnings to fixed
            charges.
    23.1    Consent of Ernst & Young LLP, Independent Auditors.
    23.2*   Consent of Wilson Sonsini Goodrich & Rosati, Professional
            Corporation (contained in its opinion filed as Exhibit 5.1 to this registration statement).
    25.1*   Form T-1 Statement of Eligibility under the Trust Indenture
            Act of 1939, as amended.
    99.1*   Form of Letter of Transmittal.
    99.2*   Form of Notice of Guaranteed Delivery.
    99.3*   Form of Letter to Registered holders and Depository Trust
            Company Participants.
    99.4*   Form of Letter to Clients.

------------
* To be filed by amendment.

ITEM 22. UNDERTAKINGS

     (a) The Company hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement throughout the date responding to the request.

     (b) The undersigned registrants each hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (c) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the existing notes Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the existing notes Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 20 above, or otherwise, the registrants have each been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (e) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing and has duly caused this Registration Statement on Form S-4 and this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Jose, State of California, on April 5, 2001.

                                          KOMAG, INCORPORATED

                                          By:
                                          Name: Thian Hoo Tan
                                          Title:  Chief Executive Officer and
                                          Director

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thian Hoo Tan and Edward H. Siegler and each of them individually, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the Registration Statement filed herewith and any or all amendments to said Registration Statement (including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 and this Registration Statement on Form S-3 have been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                       DATE
                     ---------                                     -----                       ----
/s/ THIAN HOO TAN                                    Chief Executive Officer and           April 5, 2001
---------------------------------------------------  Director (Principal Executive
(Thian Hoo Tan)                                      Officer)

/s/ EDWARD H. SIEGLER                                Vice President, Chief Financial       April 5, 2001
---------------------------------------------------  Officer and Secretary (Principal
(Edward H. Siegler)                                  Financial Officer)

/s/ KATHLEEN A. BAYLESS                              Vice President, Corporate             April 5, 2001
---------------------------------------------------  Controller (Principal Accounting
(Kathleen A. Bayless)                                Officer)

/s/ DONALD P. BEADLE                                 Director                              April 5, 2001
---------------------------------------------------
(Donald P. Beadle)

/s/ CHRIS A. EYRE                                    Chairman of the Board of Directors    April 5, 2001
---------------------------------------------------
(Chris A. Eyre)

                     SIGNATURE                                     TITLE                       DATE
                     ---------                                     -----                       ----
/s/ IRWIN FEDERMAN                                   Director                              April 5, 2001
---------------------------------------------------
(Irwin Federman)

/s/ GEORGE A. NEIL                                   Director                              April 5, 2001
---------------------------------------------------
(George A. Neil)

                                                     Director                                     , 2001
---------------------------------------------------
(Ronald L. Schauer)

/s/ MICHAEL R. SPLINTER                              Director                              April 5, 2001
---------------------------------------------------
(Michael R. Splinter)

/s/ ANTHONY SUN                                      Director                              April 5, 2001
---------------------------------------------------
(Anthony Sun)

/s/ HARRY G. VAN WICKLE                              Director                              April 5, 2001
---------------------------------------------------
(Harry G. Van Wickle)

                                 EXHIBIT INDEX

NUMBER                             EXHIBIT
------                             -------
 1.1*    Form of Dealer Manager Agreement.
 1.2*    Form of Distribution Agreement.
 4.1*    Form of Subordinated Indenture between the Company and Wells
         Fargo Corporate Trust Services, as trustee.
 4.2*    Form of Exchange Note (included in Exhibit 4.2).
 4.3     Amended and Restated Certificate of Incorporation of the
         Company (incorporated by reference to Exhibit 3.1 to the
         Company's Report on Form 10-Q for the fiscal quarter ended
         September 27, 1998).
 4.4     Bylaws of the Company, as amended (incorporated by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K
         for the fiscal year ended December 31, 1990).
 4.5*    Form of Registration Rights Agreement between the Company
         and Robertson Stephens Inc.
 5.1*    Opinion of Wilson Sonsini Goodrich & Rosati, Professional
         Corporation.
12.1     Statement re: computation of ratio of earnings to fixed
         charges.
23.1     Consent of Ernst & Young LLP, Independent Auditors.
23.2*    Consent of Wilson Sonsini Goodrich & Rosati, Professional
         Corporation (contained in its opinion filed as Exhibit 5.1 to this registration statement).
25.1*    Form T-1 Statement of Eligibility under the Trust Indenture
         Act of 1939, as amended.
99.1*    Form of Letter of Transmittal.
99.2*    Form of Notice of Guaranteed Delivery.
99.3*    Form of Letter to Registered holders and Depository Trust
         Company Participants.
99.4*    Form of Letter to Clients.

------------
* To be filed by amendment.